     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1994
                                                      Registration No. 33------
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                        ------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                        ------------------------------
                         MERCANTILE BANCORPORATION INC.
          (Exact name of registrant as specified in its charter)

         MISSOURI                          6712                  43-0951744
     (State or other                (Primary Standard         (I.R.S. Employer
     jurisdiction of            Industrial Classification      Identification
     incorporation or                   Code Number)               Number)
      organization)

                                P.O. Box 524
                      St. Louis, Missouri  63166-0524
                               (314) 425-2525
(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                        ------------------------------
                             RALPH W. BABB, JR.
                               Vice Chairman
                       Mercantile Bancorporation Inc.
                                  P.O. Box 524
                       St. Louis, Missouri  63166-0524
                               (314) 425-2525
       (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                        ------------------------------
                                  Copy to:
 JON W. BILSTROM,              ROBERT M. LaROSE,            RONALD C. MOTTAZ,
      ESQ.                           ESQ.                          ESQ.
 General Counsel              Thompson & Mitchell             Thomas, Mottaz,
  and Secretary              One Mercantile Center          Eastman & Sherwood
    Mercantile                St. Louis, Missouri            307 Henry Street
Bancorporation Inc.                 63101                      P.O. Box 398
   P.O. Box 524                 (314) 231-7676            Alton, Illinois 62002
St. Louis, Missouri                                            (618) 462-9201
   63166-0524
(314) 425-2525
                        ------------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box.   / /
                        ------------------------------

                                                CALCULATION OF REGISTRATION FEE
==================================================================================================================================
     Title of each class of          Amount to be       Proposed maximum              Proposed maximum             Amount of
   securities to be registered        registered     offering price per unit     aggregate offering price<F2>   registration fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par value<F1>    970,000 shares           N/A                        $19,121,000                $6,593.45
==================================================================================================================================

   <F1>    Includes one attached Preferred Share Purchase Right per share.

   <F2>    Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(f)(2), and based upon the $19,121,000 aggregate book value of the 144,320 shares of Common Stock, $10.00 par value, of Wedge Bank issued and outstanding as of June 30, 1994.

                        ------------------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                                        MERCANTILE BANCORPORATION INC.

                          CROSS REFERENCE SHEET FURNISHED PURSUANT TO ITEM 501(b)
                        OF REGULATION S-K SHOWING HEADING OR LOCATION IN PROSPECTUS
                           OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-4
                        -----------------------------------------------------------

  Form S-4 Item Number and Caption                                Heading or Location in Prospectus
  --------------------------------                                ---------------------------------

    A.  Information about the Transaction

        1.  Forepart of Registration Statement                      Facing Page; Cross Reference Sheet;
            and Outside Front Cover Page                            Outside Front Cover Page of Prospectus
            of Prospectus

        2.  Inside Front and Outside Back                           Available Information; Incorporation of
            Cover Pages of Prospectus                               Certain Information by Reference; Table of
                                                                    Contents

        3.  Risk Factors, Ratio of Earnings                         Summary Information; Pro Forma Financial
            to Fixed Charges and Other                              Information
            Information


        4.  Terms of the Transaction                                Summary Information; Incorporation of
                                                                    Certain Information by Reference; Terms of
                                                                    the Proposed Acquisition; Certain Federal
                                                                    Income Tax Consequences of the
                                                                    Acquisition; Information Regarding MBI
                                                                    Common Stock

        5.  Pro Forma Financial                                     Pro Forma Financial Information
            Information

        6.  Material Contacts with the                              Summary Information; Terms of the
            Company Being Acquired                                  Proposed Acquisition

        7.  Additional Information Required                         Not Applicable
            for Reoffering by Persons and
            Parties Deemed to be
            Underwriters

        8.  Interests of Named Experts and                          Legal Matters
            Counsel

        9.  Disclosure of Commission                                Not Applicable
            Position on Indemnification for
            Securities Act Liabilities

                                    -i-


  Form S-4 Item Number and Caption                                Heading or Location in Prospectus
  --------------------------------                                ---------------------------------

    B.  Information About the Registrant

        10.  Information with Respect to S-3                        Incorporation of Certain Information by
             Registrants                                            Reference; Summary Information;
                                                                    Information Regarding MBI Common Stock

        11.  Incorporation of Certain                               Incorporation of Certain Information by
             Information by Reference                               Reference

        12.  Information with Respect to S-2                        Not Applicable
             or S-3 Registrants

        13.  Incorporation of Certain                               Not Applicable
             Information by Reference

        14.  Information with Respect to                            Not Applicable
             Registrants Other Than S-2 or
             S-3 Registrants

    C.  Information About the Company Being Acquired

        15.  Information with Respect to S-3                        Not Applicable
             Companies

        16.  Information with Respect to S-2                        Not Applicable
             or S-3 Companies

        17.  Information with Respect to                            Summary Information; Information
             Companies Other Than S-2 or                            Regarding Wedge Holding and Wedge Bank
             S-3 Companies

    D.  Voting and Management Information

        18.  Information if Proxies, Consents                       Information Regarding Special Meetings;
             or Authorizations are to be                            Incorporation of Certain Information by
             Solicited                                              Reference; Dissenters' Rights of
                                                                    Stockholders of Wedge Bank; Information
                                                                    Regarding Wedge Holding and Wedge Bank

        19.  Information if Proxies, Consents                       Not Applicable
             or Authorizations are not to be
             Solicited in an Exchange Offer


                      [WEDGE HOLDING LETTERHEAD]

                         ---------------, 1994

Dear Stockholder:

                 The Board of Directors cordially invites you to attend a Special Meeting of Stockholders of The Wedge Holding Company ("Wedge Holding") to be held at ----------, Central Time, on ---------------, 1994, at -------------------------------------------------- ("Special
Meeting"). At this important meeting, you will be asked to consider and vote upon the Agreement and Plan of Reorganization dated as of July 6, 1994, and the related Plan of Merger dated as of August 31, 1994 (collectively, the "Merger Agreement"), pursuant to which Mercantile Bancorporation Incorporated of Illinois ("Mercantile Illinois"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI") will acquire all of the outstanding capital stock of Wedge Bank, an Illinois state bank ("Wedge Bank") through the consummation of two concurrent and interdependent transactions: (i) the exchange (the "Exchange") of all shares of common stock of Wedge Bank owned beneficially and of record by Wedge Holding for shares of MBI Common Stock, and (ii) the merger (the "Merger") of a to-be-formed Illinois state bank, which will be a wholly owned subsidiary of Mercantile Illinois, with and into Wedge Bank.

                 I have enclosed the following items relating to the Special Meeting and the Exchange and the Merger:

                 1.       Joint Proxy Statement/Prospectus;

                 2.       Proxy card; and

                 3. A pre-addressed return envelope to Wedge Holding for the proxy card.

The Joint Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, financial data and other important information relating to Wedge Holding, Wedge Bank and MBI, and describe the terms and conditions of the proposed Exchange and Merger. The Board of Directors requests that you carefully review these materials before completing the enclosed proxy card or attending the Special Meeting.

                 THE BOARD OF DIRECTORS OF WEDGE HOLDING CAREFULLY CONSIDERED AND APPROVED THE TERMS OF THE MERGER AGREEMENT AS BEING IN THE BEST
INTEREST OF WEDGE HOLDING AND ITS STOCKHOLDERS. THE WEDGE HOLDING BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER
AGREEMENT.                        ---

                 APPROVAL OF THE MERGER AGREEMENT IS A CONDITION TO THE CONSUMMATION OF THE EXCHANGE AND THE MERGER. Accordingly, it is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. Please complete, sign and date the enclosed proxy card and return it to Wedge Holding in the enclosed pre-addressed envelope which requires no postage if mailed within the United States. If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Special Meeting, you may do so and your proxy will have no further effect. You may revoke your proxy by delivering to the Secretary of Wedge Holding a written notice of revocation or another proxy relating to the same shares bearing a later date than the proxy being revoked or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute a revocation of an earlier dated proxy.

                 If you need assistance in completing your proxy card or if you have any questions about the Joint Proxy Statement/Prospectus, please feel free to contact -------------------- at (-----) ----------.

                              Sincerely,


                              Melvin G. Hall
                              Chairman and Chief Executive Officer


                              Robert Lynn Hall
                              President

                         [WEDGE BANK LETTERHEAD]

                           ---------------, 1994

Dear Stockholder:

                 The Board of Directors cordially invites you to attend a Special Meeting of Stockholders of Wedge Bank to be held at ----------, Central Time, on ----------, 1994, at
- -------------------------------------------------- ("Special Meeting").
At this important meeting, you will be asked to consider and vote upon the Agreement and Plan of Reorganization dated as of July 6, 1994, and the related Plan of Merger dated as of August 31, 1994 (collectively, the "Merger Agreement"), pursuant to which Mercantile Bancorporation Incorporated of Illinois ("Mercantile Illinois"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI") will acquire all of the outstanding capital stock of Wedge Bank through the consummation of two concurrent and interdependent transactions: (i) the exchange (the "Exchange") of all shares of common stock of Wedge Bank owned beneficially and of record by The Wedge Holding Company for shares of MBI Common Stock, and (ii) the merger (the "Merger") of a to-be-formed Illinois state bank, which will be a wholly owned subsidiary of Mercantile Illinois, with and into Wedge Bank.

                 I have enclosed the following items relating to the Special Meeting and the Exchange and the Merger:

                 1.       Joint Proxy Statement/Prospectus;

                 2.       Proxy card; and

                 3. A pre-addressed return envelope to Wedge Bank for the proxy card.

The Joint Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, financial data and other important information relating to Wedge Bank, Wedge Holding and MBI, and describe the terms and conditions of the proposed Exchange and Merger. The Board of Directors requests that you carefully review these materials before completing the enclosed proxy card or attending the Special Meeting.

                 THE BOARD OF DIRECTORS OF WEDGE BANK CAREFULLY CONSIDERED AND APPROVED THE TERMS OF THE MERGER AGREEMENT AS BEING IN THE BEST INTEREST
OF WEDGE BANK AND ITS STOCKHOLDERS.  THE WEDGE BANK BOARD RECOMMENDS
THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.
                       ---

                 APPROVAL OF THE MERGER AGREEMENT IS A CONDITION TO THE CONSUMMATION OF THE EXCHANGE AND THE MERGER. Accordingly, it is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. Please complete, sign and date the enclosed proxy card and return it to Wedge Bank in the enclosed pre-addressed envelope which requires no postage if mailed within the United States. If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Special Meeting, you may do so and your proxy will have no further effect. You may revoke your proxy by delivering to the Secretary of Wedge Bank a written notice of revocation or another proxy relating to the same shares bearing a later date than the proxy being revoked or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute a revocation of an earlier dated proxy.

                 If you need assistance in completing your proxy card or if you have any questions about the Joint Proxy Statement/Prospectus, please feel free to contact -------------------- at (-----) ----------.

                                  Sincerely,


                                  Melvin G. Hall
                                  Chairman and Chief Executive Officer


                                  Robert Lynn Hall
                                  President

                        THE WEDGE HOLDING COMPANY
                             620 E. Broadway
                        Alton, Illinois  62002-9007

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                To Be Held
                            ---------------, 1994

TO THE STOCKHOLDERS OF WEDGE HOLDING:

         Notice is hereby given that a Special Meeting of Stockholders of THE WEDGE HOLDING COMPANY, a Delaware corporation ("Wedge Holding"), will be held at ----------------------------- --------------------- , on ---------------,
1994, at ---------- Central Time, for the following purposes:

         (1) To consider and vote upon the adoption and approval of the Agreement and Plan of Reorganization dated as of July 6, 1994 and the related Plan of Merger dated as of August 31, 1994, pursuant to which (i) Wedge Holding and Mercantile Bancorporation Incorporated of Illinois ("Mercantile Illinois"), a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI"), will effect an exchange (the "Exchange") of all shares of the Common Stock of Wedge Bank owned by Wedge Holding for shares of MBI Common Stock,
(ii) a wholly owned subsidiary of Mercantile Illinois will be merged with and into Wedge Bank (the "Merger") in a transaction which would result in the business and operations of Wedge Bank being continued through such wholly owned subsidiary, and whereby, upon the consummation of the Merger, each share of Wedge Bank (other than shares held by Mercantile Illinois or Wedge Holding) will be converted into the right to receive shares of MBI Common Stock, and
(iii) Wedge Holding will be entitled to receive in the Exchange, and the stockholders of Wedge Bank (other than Mercantile Illinois or Wedge Holding) will be entitled to receive in the Merger, the number of shares of MBI Common Stock determined by multiplying such stockholders' respective percentage ownership interest in Wedge Bank by 970,000, the total number of shares of MBI Common Stock to be issued in the Exchange and the Merger.

         (2) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         The record date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment thereof has been fixed as of the close of business on ---------------, 1994.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  Melvin G. Hall
                                  Chairman and Chief Executive Officer


                                  Robert Lynn Hall
                                  President

Alton, Illinois
- ---------------, 1994

                           WEDGE BANK
                        620 E. Broadway
                  Alton, Illinois  62002-9007

           NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held
                       ---------------, 1994

TO THE STOCKHOLDERS OF WEDGE BANK:

         Notice is hereby given that a Special Meeting of Stockholders of WEDGE BANK, an Illinois state bank ("Wedge Bank"), will be held at
- --------------------------------------------------, on ---------------,
1994, at ---------- Central Time, for the following purposes:

         (1) To consider and vote upon the adoption and approval of the Agreement and Plan of Reorganization dated as of July 6, 1994 and the related Plan of Merger dated as of August 31, 1994, pursuant to which (i) The Wedge Holding Company ("Wedge Holding") and Mercantile Bancorporation Incorporated of Illinois ("Mercantile Illinois"), a wholly owned subsidiary of Mercantile Bancorporation Inc., will effect an exchange
(the "Exchange") of all shares of the Common Stock of Wedge Bank owned by Wedge Holding for shares of MBI Common Stock, (ii) a wholly owned subsidiary of Mercantile Illinois will be merged with and into Wedge Bank (the "Merger") in a transaction which would result in the business and operations of Wedge Bank being continued through such wholly owned subsidiary, and (iii) Wedge Holding will be entitled to receive in the Exchange, and the stockholders of Wedge Bank (other than Mercantile Illinois or Wedge Holding) will be entitled to receive in the Merger, the number of shares of MBI Common Stock determined by multiplying such stockholders' respective percentage ownership interest in Wedge Bank by 970,000, the total number of shares of MBI Common Stock to be issued in the Exchange and the Merger.

         (2) To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         The record date for determining the stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment thereof has been fixed as of the close of business on
- ---------------, 1994.

         Any stockholder of Wedge Bank who (1) files with Wedge Bank prior to the Special Meeting a written objection to the Merger, (2) does not vote in favor of the Merger, and (3) within 20 days after receiving written notice of the date the Merger became effective files a written demand with Wedge Bank for payment of the fair value of such stockholder's shares as of the day prior to the date on which the vote was taken approving the Merger, shall be entitled to fair value of the stockholder's shares of Wedge Bank Common Stock, under the applicable provisions of the Illinois Banking Act, as set forth in Annex A to the
                                                        -------
attached Joint Proxy Statement/Prospectus.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  Melvin G. Hall
                                  Chairman and Chief Executive Officer


                                  Robert Lynn Hall
                                  President

Alton, Illinois
- ---------------, 1994

            SUBJECT TO COMPLETION, DATED OCTOBER 5, 1994

                    MERCANTILE BANCORPORATION INC.
                             PROSPECTUS
                          --------------------
                      THE WEDGE HOLDING COMPANY
                              WEDGE BANK
                         JOINT PROXY STATEMENT
                   SPECIAL MEETINGS OF STOCKHOLDERS
                  TO BE HELD ON ---------------, 1994


         This Prospectus of Mercantile Bancorporation Inc. ("MBI") relates to up to 970,000 shares of Common Stock, $5.00 par value, and attached Preferred Share Purchase Rights (the "Rights"), of MBI (the Common Stock and Rights are collectively referred to herein as the "MBI Common
Stock"), to be issued upon the acquisition by Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation and a wholly owned subsidiary of MBI ("Mercantile Illinois"), of all of the outstanding capital stock of Wedge Bank, an Illinois state bank ("Wedge Bank"). The acquisition will be accomplished through the consummation of two concurrent and interdependent transactions: (i) the exchange (the "Exchange") of all shares of common stock of Wedge Bank owned beneficially and of record by The Wedge Holding Company, a Delaware corporation ("Wedge Holding"), for shares of MBI Common Stock, and (ii) the merger (the "Merger" and together with the Exchange, the "Acquisition") of a to-be-formed Illinois state bank which will be a wholly owned subsidiary of Mercantile Illinois (the "Acquisition Bank") with and into Wedge Bank. The Acquisition will be consummated in accordance with the terms and conditions, including regulatory and stockholder approvals, as set forth in the Agreement and Plan of Reorganization dated July 6, 1994 by and among MBI, Mercantile Illinois, Wedge Holding and Wedge Bank, and the related Plan of Merger dated as of August 31, 1994 (collectively, the "Merger Agreement"). This Prospectus also serves as the Proxy Statement of each of Wedge Holding and Wedge
Bank for use in connection with the Special Meeting of Stockholders of Wedge Holding (the "Wedge Holding Special Meeting") and the Special Meeting of Stockholders of Wedge Bank (the "Wedge Bank Special Meeting" and, collectively with the Wedge Holding Special Meeting, the "Special Meetings"), both of which will be held on -------------, 1994 at the time and place and for the purposes stated in the Notices of Special Meeting of Stockholders accompanying this Joint Proxy Statement/Prospectus.

         Pursuant to the Acquisition, MBI will issue up to an aggregate of 970,000 shares of MBI Common Stock (the "Acquisition Consideration").
Upon the consummation of the Exchange, Wedge Holding will be entitled to receive the number of shares of MBI Common Stock representing Wedge Holding's percentage ownership interest in Wedge Bank multiplied by the Acquisition Consideration. Pursuant to the Merger Agreement, Wedge
Holding shall liquidate and dissolve within six months after the Exchange (the "Liquidation") and effect a liquidating distribution to the holders of the capital stock of Wedge Holding of all shares of MBI Common Stock then owned beneficially and of record by Wedge Holding.
Upon consummation of the Merger, the business and operations of Wedge
Bank will be continued through Wedge Bank as a wholly owned subsidiary of Mercantile Illinois, and each issued and outstanding share of the common stock of Wedge Bank, $10 par value (the "Wedge Bank Common
Stock"), held by a stockholder of Wedge Bank (other than any shares owned by Mercantile Illinois or Wedge Holding or shares owned by stockholders of Wedge Bank who exercise their dissenters' rights under the Illinois Banking Act) shall cease to be outstanding and will be converted into the right to receive the number of shares of MBI Common Stock as is determined by multiplying his or her percentage ownership interest in Wedge Bank by the Acquisition Consideration. The fair market value of MBI Common Stock to be issued as the Acquisition Consideration may fluctuate and at the consummation of the Acquisition may be more or less than the current fair market value of such shares. See "TERMS OF THE PROPOSED ACQUISITION - General Description of the Acquisition." No fractional shares of MBI Common Stock will be issued in the Acquisition, but cash will be paid in lieu of such fractional shares. See "TERMS OF THE PROPOSED ACQUISITION - Fractional Shares."

                                  (cover page continued on next page)

         The transaction is intended to qualify as a tax-deferred reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). The Acquisition generally is intended to achieve certain tax-deferral benefits for federal income tax purposes for stockholders of Wedge Bank who do not exercise their dissenters' rights under the Illinois Banking Act. See "SUMMARY INFORMATION - Federal Income Tax Consequences in General" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION."

         MBI Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "MTL." On October 4, 1994, the closing sale price for MBI Common Stock as reported on the NYSE Composite Tape was $35.375. This Joint Proxy Statement/Prospectus, the Notices of Special Meetings and the forms of proxy were first mailed to the stockholders of Wedge Holding and Wedge Bank on or about ---------------, 1994.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Joint Proxy Statement/Prospectus is ---------------, 1994.

                                                         (end of cover page)

                         AVAILABLE INFORMATION
                         ---------------------

         MBI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by MBI with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Suite 1300, Seven World Trade Center, New York, New York 10048 and Room 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. MBI Common Stock is listed on the NYSE, and such reports, proxy statements and other information concerning MBI are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby which has been filed by MBI with the Commission. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Statements contained in this Joint Proxy Statement/ Prospectus provide a summary of the contents of any contract or other document referenced herein but are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For such further information, reference is made to the Registration Statement.


             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
             -------------------------------------------------

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO MBI, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO JON W. BILSTROM, GENERAL COUNSEL AND SECRETARY, MERCANTILE BANCORPORATION INC., P.O. BOX 524, ST. LOUIS, MISSOURI 63166-0524, TELEPHONE (314) 425-2525. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
- -----------------, 1994.

         The following documents filed with the Commission by MBI under the Exchange Act are incorporated herein by reference:

         (a)     MBI's Report on Form 10-K for the year ended December 31,
                 1993.

         (b) MBI's Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994.

         (c) MBI's Current Reports on Form 8-K dated February 11, 1994, June 17, 1994 and September 21, 1994.

         (d) The description of MBI's Common Stock set forth in Item 1 of MBI's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

         (e) The description of MBI's Preferred Share Purchase Rights set forth in Item 1 of MBI's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

         All documents filed by MBI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and until the date of the Special Meetings shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to MBI contained in this Joint Proxy Statement/Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Any statements contained in this Joint Proxy Statement/Prospectus involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY
STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MBI, WEDGE HOLDING OR WEDGE BANK. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF MBI COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT HERETO SHALL
IMPLY OR CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MBI OR ITS SUBSIDIARIES, WEDGE HOLDING OR WEDGE BANK OR IN
THE INFORMATION SET FORTH HEREIN SUBSEQUENT TO THE DATE HEREOF.

                                                    TABLE OF CONTENTS

                                                                                                                    Page

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SUMMARY INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Business of MBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Business of Wedge Holding and Wedge Bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         The Proposed Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Special Meetings of Stockholders of Wedge Holding and Wedge
             Bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Reasons for the Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Federal Income Tax Consequences in General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Dissenters' Rights of Stockholders of Wedge Bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Markets and Market Prices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Comparative Unaudited Per Share Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Summary Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

INFORMATION REGARDING SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Date, Time and Place. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Record Date; Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Voting and Revocation of Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

TERMS OF THE PROPOSED ACQUISITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         General Description of the Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Background of and Reasons for the Merger; Board
             Recommendations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Conditions of the Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Termination of the Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Surrender of Wedge Bank Stock Certificates and Receipt of MBI
             Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Certain Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Business Pending the Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Interests of Certain Persons in the Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                    -5-

                                                                                                                    Page
                                                                                                                    ----

DISSENTERS' RIGHTS OF STOCKHOLDERS OF WEDGE BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Comparative Unaudited Per Share Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Pro Forma Combined Consolidated Financial Statements
             (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

INFORMATION REGARDING WEDGE HOLDING AND WEDGE BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Management's Discussion and Analysis of Financial Condition and
             Results of Operations of Wedge Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

INFORMATION REGARDING MBI STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Description of MBI Common Stock and Attached Preferred Share
             Purchase Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Restrictions on Resale of MBI Stock by Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Comparison of the Rights of Stockholders of MBI, Wedge Holding
             and Wedge Bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

SUPERVISION AND REGULATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Certain Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Payment of Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Support of Subsidiary Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         FIRREA and FDICIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Depositor Preference Statute. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

ANNEX
         Annex A - Dissenters' Rights Provisions of the Illinois Banking Act . . . . . . . . . . . . . . . . . . . . A-1


                                    -6-

                          SUMMARY INFORMATION

         The following is a summary of the important terms of the proposed
Acquisition and related information discussed elsewhere in this Joint
Proxy Statement/Prospectus but does not purport to be complete and is qualified in its entirety by reference to the more detailed information which appears elsewhere in this Joint Proxy Statement/Prospectus and the documents incorporated by reference herein, including the annex attached to this Joint Proxy Statement/Prospectus. Stockholders of Wedge Holding and Wedge Bank are urged to read this Joint Proxy Statement/Prospectus and the annex hereto in their entirety.

BUSINESS OF MBI

         MBI, a Missouri corporation, was organized in 1970 and is a registered bank holding company under the federal Bank Holding Company
Act of 1956, as amended (the "BHCA").  At August 30, 1994, MBI owned, directly or indirectly, all of the capital stock of Mercantile Bank of
St. Louis National Association ("Mercantile Bank") and 40 other commercial banks which operate from 244 banking offices and 249
Fingertip Banking automated teller machines, including 25 off-premises machines, located throughout Missouri, southern Illinois, eastern Kansas and Iowa.  MBI's services concentrate in four major lines of business --
consumer, corporate, investment banking and trust services.   MBI also
operates non-banking subsidiaries which provide related financial services, including investment management, brokerage services and asset-
based lending.  As of June 30, 1994, MBI had 43,146,531 shares of its
Common Stock issued and outstanding.  As of June 30, 1994, MBI reported, on a consolidated basis, total assets of $11.9 billion, total deposits of $9.1 billion, total loans of $7.6 billion and shareholders' equity of
$1.0 billion.

         In the first quarter of 1994, MBI completed the acquisition of United Postal Bancorp, Inc. ("UPB"), a Missouri-based holding company for United Postal Savings Association, which as of December 31, 1993 reported total assets of $1.3 billion and total deposits of $1.0 billion. Also during the first quarter of 1994, MBI acquired Metro
Bancorporation, an Iowa-based holding company for The Waterloo Savings
Bank, which as of December 31, 1993 reported total assets of $370 million and total deposits of $333 million. The acquisition of these entities was accounted for under the pooling-of-interests method of accounting and, accordingly, MBI has restated its consolidated financial statements for all periods reported herein. MBI has filed supplemental financial statements as of and for the years ended December 31, 1993, 1992 and 1991 in a Current Report on Form 8-K, dated June 17, 1994, which has been incorporated by reference into this Joint Proxy
Statement/Prospectus.

         On July 13, 1994, MBI announced that it had entered into a definitive Agreement and Plan of Reorganization whereby MBI will acquire
UNSL Financial Corp ("UNSL"), a Missouri-based holding company for
United Savings Bank. As of June 30, 1994, UNSL reported, on a consolidated basis, total assets of $464 million, total deposits of $376 million, total loans of $417 million and shareholders' equity of $39 million. The acquisition will be accounted for under the pooling-of-interests method of accounting and is anticipated to be completed in the first quarter of 1995.

         On September 21, 1994, MBI entered into an agreement to acquire
Central Mortgage Bancshares, Inc., a Missouri corporation ("CMB") and a multi-bank holding company based in Kansas City, Missouri. CMB owns all of the outstanding capital stock of four Missouri state banks with 17 offices in western Missouri and a mortgage banking unit based in Springfield, Missouri. At June 30, 1994, CMB reported total assets of
$629 million, total deposits of $542 million, total loans of $377 million and shareholders' equity of $51.2 million.

                                    -7-

         MBI's principal executive offices are located at One Mercantile
Center, St. Louis, Missouri  63101, and its telephone number is (314)
425-2525.

BUSINESS OF WEDGE HOLDING AND WEDGE BANK

         Wedge Holding, a Delaware corporation, commenced operations in 1977 and is a registered bank holding company under the BHCA. Wedge Holding currently owns 82.15% of the issued and outstanding shares of the capital stock of Wedge Bank, an Illinois state bank founded in 1902 which operates from six locations in Alton, East Alton, Bethalto, Brighton and Godfrey, Illinois. As of June 30, 1994, Wedge Holding had
63,734 shares of its preferred stock, $50 par value ("Wedge Holding
Preferred Stock"), and 15,318 shares of its common stock, $100 par value
("Wedge Holding Common Stock"), issued and outstanding, and Wedge Bank had 144,320 shares of its Common Stock issued and outstanding. As of June 30, 1994, Wedge Holding reported, on a consolidated basis, total assets of $210.6 million, total deposits of $162.2 million, total loans of $113.2 million and stockholders' equity of $16.7 million.

         The principal executive offices of Wedge Holding and Wedge Bank are located at 620 E. Broadway, Alton, Illinois 62002-9007.

THE PROPOSED ACQUISITION

         Pursuant to the Merger Agreement, Mercantile Illinois will acquire all of the outstanding capital stock of Wedge Bank through the consummation of two concurrent and interdependent transactions: (i) the Exchange of all shares of Wedge Bank Common Stock owned beneficially and of record by Wedge Holding for shares of MBI Common Stock, and (ii) the Merger of Acquisition Bank with and into Wedge Bank. Upon consummation of the Exchange and the Merger, the separate corporate existence of Acquisition Bank will terminate, and the business and operations of Wedge Bank will be continued through Wedge Bank as a wholly owned subsidiary of Mercantile Illinois. Following the Closing Date, MBI intends to cause Mercantile Bank of Illinois National Association, a national banking association and wholly owned subsidiary of Mercantile
Illinois, to merge with and into Wedge Bank, with the surviving entity being an Illinois state bank which shall thereafter change its name to "Mercantile Bank of Illinois."

         Pursuant to the Acquisition, MBI will issue up to an aggregate of 970,000 shares of MBI Common Stock as the Acquisition Consideration.
Upon the consummation of the Exchange, Wedge Holding will be entitled to receive the number of shares of MBI Common Stock representing Wedge
Holding's percentage ownership interest in Wedge Bank multiplied by the Acquisition Consideration. Pursuant to the Merger Agreement, within six months of the Exchange Wedge Holding shall effect the Liquidation and a liquidating distribution to the holders of Wedge Holding Preferred Stock and Wedge Holding Common Stock of all shares of MBI Common Stock that are then owned beneficially and of record by Wedge Holding.

         Upon the consummation of the Merger, each issued and outstanding share of Wedge Bank Common Stock (other than any shares held by Mercantile Illinois or Wedge Holding or shares owned by stockholders of Wedge Bank who exercise dissenters' rights under the Illinois Banking
Act) shall cease to be outstanding and will be converted into the rights to receive the number of shares of MBI Common Stock as is determined by multiplying his or her percentage ownership interest in Wedge Bank by the Acquisition Consideration. The fair market value of MBI Common
Stock to be issued as the Acquisition Consideration may fluctuate and at the consummation of the Acquisition may be more or less than the current fair market value of such shares.

                                    -8-

         The Merger Agreement provides that the consummation of the Merger is subject to certain terms and conditions, including the approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Wedge Holding Preferred Stock and Wedge Holding Common Stock, voting as a single class, and Wedge Bank
Common Stock, and receipt of the requisite regulatory approvals and an opinion of counsel regarding certain federal income tax aspects of the transaction. For a discussion of each of the conditions to the Merger, see "TERMS OF THE PROPOSED ACQUISITION - Conditions of the Acquisition."
The Acquisition will be consummated and become effective on the date and at the time (the "Effective Time") that the certificate of merger is issued by the Illinois Commissioner of Banks and Trust Companies (the
"Illinois Commissioner").

         Unless the parties otherwise agree, the date of the closing of the Acquisition (the "Closing Date"), shall be on the first business day of the month immediately following the month in which the last of the following events occurs (i) the approval of the Merger Agreement by the stockholders of Wedge Holding and Wedge Bank, (ii) the thirtieth day after the approval of the Merger by the Federal Deposit Insurance
Corporation (the "FDIC"), and (iii) the approval by the Illinois
Commissioner and any other bank regulatory agency that may be necessary or appropriate. The Merger Agreement may be terminated at any time prior to the Closing Date by the mutual consent of the parties or, unilaterally, by either party upon the occurrence of certain events or if the Acquisition is not consummated by March 31, 1995. See "TERMS OF
THE PROPOSED ACQUISITION - Conditions of the Acquisition" and
"- Termination of the Merger Agreement."

OTHER AGREEMENTS

         Voting Agreements. In addition to and contemporaneously with the Merger Agreement, MBI executed separate Voting Agreements (the "Voting
Agreements") with each of Melvin G. Hall and Robert Lynn Hall. Pursuant to the Voting Agreements, each of Melvin G. Hall and Robert Lynn Hall agreed that he will vote all of the shares of Wedge Holding Common Stock and/or Wedge Bank that he then owned or subsequently acquired in favor of the approval of the Merger Agreement at the Special Meetings and to take any and all actions necessary to cause all shares of Wedge Bank
Common Stock owned by Wedge Holding or subsequently acquired in favor of the Merger Agreement at the Wedge Bank Special Meeting. In addition, until the earliest to occur of the Closing Date of the Acquisition, the termination of the Merger Agreement or the abandonment of the Acquisition, each further agreed that he will not vote any such shares in favor of the approval of any other competing acquisition proposal involving Wedge Holding or Wedge Bank and a third party. Each of Melvin
G. Hall and Robert Lynn Hall also agreed that he will not transfer shares of Wedge Holding or Wedge Bank Common Stock owned by him and will not take any action to cause Wedge Holding to transfer any shares of Wedge Bank Common Stock owned by Wedge Holding.

         Employment Agreements.  Each of Melvin G. Hall, Chairman and Chief
Executive Officer of Wedge Holding and Wedge Bank, and Robert Lynn Hall,
President of Wedge Holding and Wedge Bank, have entered into an employment agreement providing for his employment by Wedge Bank and election to Wedge Bank's Board of Directors following the Closing Date.
See "TERMS OF THE PROPOSED ACQUISITION - Interests of Certain Persons in the Acquisition."

SPECIAL MEETINGS OF STOCKHOLDERS OF WEDGE HOLDING AND WEDGE BANK

         The Special Meetings will be held on --------------, 1994, at -----
P.M. Central Time, at
- ---------------------------------------------------------------------.
Approval by the stockholders of Wedge Holding and Wedge Bank of the
Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Wedge Holding Preferred Stock and
Wedge Holding Common Stock, voting as a single class, and Wedge Bank
Common Stock.

                                    -9-

Only holders of record of Wedge Holding and Wedge Bank Common Stock at the close of business on -----------, 1994 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meetings. At such date, there were 63,734 shares of Wedge Holding Preferred Stock outstanding, 15,318 shares of Wedge Holding Common Stock outstanding and 144,320 shares of Wedge Bank Common Stock outstanding.

         As of the Record Date, directors and officers of Wedge Holding and their affiliates owned beneficially an aggregate of 59,933 shares of Wedge
Holding Preferred Stock and 14,409 shares of Wedge Holding Common Stock, or approximately 94% of the shares of Wedge Holding Preferred Stock and Wedge
Holding Common Stock entitled to vote at the Wedge Holding Special Meeting.
All of Wedge Holding's directors and officers and their affiliates have indicated their intention to vote their shares for the approval of the Merger
Agreement.

         As of the Record Date, directors and officers of Wedge Bank and their affiliates owned beneficially an aggregate of 132,807 shares of Wedge
Bank Common Stock, or approximately 92% of the shares entitled to vote at the Wedge Bank Special Meeting. All of Wedge Bank's directors and officers and their affiliates have indicated their intention to vote their shares for the approval of the Merger Agreement.

         THE BOARD OF DIRECTORS OF WEDGE HOLDING CAREFULLY CONSIDERED AND
UNANIMOUSLY APPROVED THE TERMS OF THE ACQUISITION AS BEING IN THE BEST
INTEREST OF WEDGE HOLDING AND ITS STOCKHOLDERS.  THE WEDGE HOLDING BOARD
RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER
                                  ---
AGREEMENT.

         THE BOARD OF DIRECTORS OF WEDGE BANK CAREFULLY CONSIDERED AND
UNANIMOUSLY APPROVED THE TERMS OF THE ACQUISITION AS BEING IN THE BEST
INTEREST OF WEDGE BANK AND ITS STOCKHOLDERS.  THE WEDGE BANK BOARD
RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER
                                  ---
AGREEMENT.

REASONS FOR THE ACQUISITION

         The respective Boards of Directors of Wedge Holding and Wedge Bank believe that the Acquisition will result in a combined entity that is
(i) committed to serving the banking and other financial needs of Wedge
Bank's depositors, employees, customers and communities, (ii) capable of competing more effectively with larger financial institutions that have exerted increased competitive pressure on Wedge Bank, and (iii) well capitalized and capable of enjoying significant market penetration throughout the southern Illinois bank market. The respective Boards of Directors of Wedge Holding and Wedge Bank also believe that the Acquisition will provide the holders of Wedge Holding Common Stock and Wedge Bank Common Stock with an opportunity to receive a premium over the book value of their shares, and will enable such stockholders to participate as MBI shareholders, on a tax deferred basis, in the expanded opportunities for growth and profitability made possible by the Acquisition. See "TERMS OF THE PROPOSED ACQUISITION - Background of and
Reasons for the Acquisition; Board Recommendations."

         MBI's Board of Directors believes that the Acquisition will enable
MBI to (i) take advantage of an opportunity for MBI to increase its presence in the regional banking market in southern Illinois through the acquisition of an established banking organization, and (ii) enhance
MBI's ability to compete in the increasingly competitive banking and financial services industry. See "TERMS OF THE PROPOSED ACQUISITION -
Background of and Reasons for the Acquisition; Board Recommendations."

                                    -10-

FRACTIONAL SHARES

         No fractional shares of MBI Common Stock will be issued to Wedge
Holding or the former stockholders of Wedge Bank in connection with the
Acquisition.  Wedge Holding and each former holder of Wedge Bank Common
Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock shall receive in lieu thereof cash, without interest, in an amount equal to the holder's fractional share interest in Wedge Bank multiplied by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal on the
                                          -----------------------
Closing Date of the Merger.  Cash received by Wedge Bank stockholders in lieu of fractional shares may give rise to taxable income.  See "CERTAIN
FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION."

WAIVER AND AMENDMENT

         Any provision of the Merger Agreement, including, without
limitation, the conditions to the consummation of the Acquisition and the restrictions described under the caption "TERMS OF THE PROPOSED
ACQUISITION - Business Pending the Acquisition," may be (i) waived in writing at any time by the party that is, or whose stockholders are, entitled to the benefits thereof or (ii) amended at any time by written agreement of the parties approved by or on behalf of their respective
Boards of Directors, whether before or after the Special Meetings, provided, however, that after approval of the Merger Agreement by the
- --------  -------
stockholders of Wedge Holding and Wedge Bank at the Special Meetings no
such modification may alter or change any of the terms of the Merger
Agreement if such alteration or change would adversely affect the stockholders of Wedge Holding or Wedge Bank (which, in all cases, would include an alteration or change (a) in the amount or form of the consideration to be received by Wedge Holding and the stockholders of Wedge Bank in the Acquisition and (b) that would result in materially different income tax consequences than those described in "CERTAIN FEDERAL
INCOME TAX CONSEQUENCES OF THE ACQUISITION" in this Joint Proxy Statement/
Prospectus).  If any amendment to the Merger Agreement adversely affects the rights of the stockholders of Wedge Holding and Wedge Bank thereunder, Wedge Holding and Wedge Bank will resolicit proxies from the stockholders of Wedge Holding and Wedge Bank by means of a revised Joint
Proxy Statement/Prospectus and related proxy materials prior to the consummation of the Acquisition.

FEDERAL INCOME TAX CONSEQUENCES IN GENERAL

         A condition of the Exchange and the Merger is that Thompson &
Mitchell, MBI's legal counsel, deliver its opinion to the effect that, assuming the Exchange and the Merger occur in accordance with the Merger
Agreement and conditioned on the accuracy of certain representations made by MBI, Mercantile Illinois, Wedge Holding, Wedge Bank, and certain stockholders of Wedge Holding, each of the Exchange and the Merger will constitute a "reorganization" for federal income tax purposes and that, accordingly, no gain or loss will be recognized by stockholders of Wedge
Holding or stockholders of Wedge Bank who exchange their shares of stock solely for shares in MBI Common Stock in the Exchange, the Merger or the Liquidation. However, cash received in lieu of fractional shares may give rise to taxable income. EACH STOCKHOLDER OF WEDGE HOLDING AND
WEDGE BANK IS URGED TO CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE
SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE AND THE MERGER TO HIM,
INCLUDING THE APPLICABILITY OF VARIOUS STATE, LOCAL, AND FOREIGN TAX
LAWS.  See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION."

                                    -11-

REGULATORY APPROVALS

         Applications regarding the Acquisition have been filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve
Board") the FDIC and the Illinois Commissioner. The Acquisition cannot be consummated until receipt of such approvals and the lapse of the 30-day waiting period after the approval of the applications. In reviewing the Acquisition, the FDIC will consider various factors, including possible anticompetitive effects of the Acquisition and will examine the financial and managerial resources and future prospects of the combined organization. The United States Department of Justice has the right to initiate litigation challenging the Merger upon antitrust grounds during the 30-day waiting period. There can be no assurance that the necessary regulatory approvals will be received or as to the timing of such approvals. See "TERMS OF THE PROPOSED ACQUISITION -
Certain Regulatory Approvals" and "SUPERVISION AND REGULATION."

DISSENTERS' RIGHTS OF STOCKHOLDERS OF WEDGE BANK

         Under the Illinois Banking Act, a holder of shares of Wedge Bank
Common Stock may, in lieu of the consideration such stockholder would otherwise receive in the Merger, seek payment of the fair value of such shares and receive payment of such fair value in cash if the Merger is consummated by following certain procedures set forth in Section 29 of the Illinois Banking Act, the text of which is attached hereto as Annex
                                                                  -----
A.  Failure to follow such procedures may result in a loss of such
- -
stockholder's dissenters' rights.  Any Wedge Bank stockholder returning a blank executed proxy card will be deemed to have approved the Merger
Agreement, thereby waiving any such dissenters' rights.  Stockholders of
Wedge Holding do not have dissenters' rights with respect to the
Exchange.  See "DISSENTERS' RIGHTS OF STOCKHOLDERS OF WEDGE BANK."

ACCOUNTING TREATMENT

         It is intended that the Acquisition will be accounted for under the pooling-of-interests method of accounting. See "TERMS OF THE PROPOSED
ACQUISITION - Accounting Treatment."

MARKETS AND MARKET PRICES

         MBI Common Stock is currently traded on the NYSE under the symbol
"MTL."  Prior to March 25, 1993, MBI Common Stock was quoted on the
National Market System of the National Association of Securities Dealers
Automated Quotations System ("NMS/NASDAQ") under the symbol "MTRC." The last sale price reported for MBI Common Stock on July 5, 1994, the last trading date preceding the public announcement of the Acquisition, was $35.25. To the knowledge of management of Wedge Holding, there have not been any transactions in Wedge Holding Preferred Stock or Wedge Holding Common Stock during the past three fiscal years. Although Wedge Bank Common Stock is not traded in an established trading market, management of Wedge Bank is aware of certain transactions in Wedge Bank Common Stock. Management of Wedge Bank does not have knowledge of the prices paid in all transactions involving its shares and have not necessarily verified the prices indicated in the table with both parties to the relevant transaction. Because of the lack of an established public market for shares of Wedge Bank Common Stock, the prices indicated may not reflect the prices which would be paid for such shares in an active market. The last sale price for Wedge Bank Common
Stock known to management prior to the public announcement of the Acquisition on July 5, 1994, was $58.00.

                                    -12-


                                                    MBI<F1>                                            Wedge Bank <F2>
                                      ---------------------------------------                --------------------------------
                                                                       Cash                                              Cash
                                           Sales Price               Dividend                    Sales Price           Dividend
                                         ---------------                                       --------------
                                        High          Low            Declared                  High         Low        Declared
                                        ----          ---            --------                  ----         ---        --------
1992
- ----
First Quarter                         $27.375       $23.125           $ .2325                $58.00       $58.00           --
Second Quarter                         29.500        25.625             .2325                 58.00        58.00          .75
Third Quarter                          29.375        25.375             .2325                    --           --         2.00
Fourth Quarter                         32.125        25.875             .2325                    --           --         2.50

1993
- ----
First Quarter                         $35.625       $30.625           $ .2475                    --           --           --
Second Quarter                         37.625        29.375             .2475                    --           --         1.50
Third Quarter                          34.375        31.625             .2475                    --           --           --
Fourth Quarter                         34.625        29.125             .2475                    --           --         2.50

1994
- ----
First Quarter                         $34.125       $29.875           $ .28                      --           --           --
Second Quarter                         38.125        31.125             .28                      --           --         3.00
Third Quarter                          39.25         34.875             .28                      --           --         4.48
Fourth Quarter (through                36.875        35.25
October 4, 1994)<F1>

- -----------------------------
   <F1>   For a recent sale price of MBI Common Stock, see the cover of this
          Joint Proxy Statement/Prospectus.
   <F2>   The last transaction in Wedge Bank Common Stock for which a price is known to management of Wedge Bank occurred in the second quarter of 1992.


COMPARATIVE UNAUDITED PER SHARE DATA

         The following table sets forth for the periods indicated selected historical per share data of MBI and Wedge Bank and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Acquisition, individually and in conjunction with the completed merger of Ameribanc, Inc. ("ABNK"), which was completed on April 30, 1992 and accounted for as a purchase, and the proposed mergers of UNSL and CMB. The data presented is based upon the consolidated financial statements and related notes of MBI, Wedge Bank, UNSL and CMB included in this Joint Proxy Statement/ Prospectus or in documents incorporated herein by reference, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes on page 42 of this Joint Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION." This data is not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Acquisition, the completed merger of ABNK or the proposed mergers of UNSL and CMB had been consummated prior to the periods indicated.

                                                                                                 MBI/               MBI/
                                                                                             Wedge Bank         All Entities
                                                               MBI          Wedge Bank        Pro Forma           Pro Forma
                                                            Reported         Reported        Combined <F1>       Combined<F2>
                                                            --------        ----------       -------------      -------------

Book Value per Share:
  June 30, 1994                                             $ 23.49          $132.78             23.41              23.23
  December 31, 1993                                           22.40           131.11             22.33              22.16

Cash Dividends Declared per Share:
  Six months ended June 30, 1994                                .56             3.01               .56                .56
  Year ended December 31, 1993                                  .99             4.01               .99                .99
  Year ended December 31, 1992                                  .93             5.16               .93                .93
  Year ended December 31, 1991                                  .93             1.74               .93                .93

Earnings per Share:
  Six months ended June 30, 1994                               1.84             9.33              1.83               1.79
  Year ended December 31, 1993                                 2.80            24.19              2.82               2.79
  Year ended December 31, 1992                                 2.36            16.76              2.33               2.37
  Year ended December 31, 1991                                 2.37             9.68              2.23               2.21

Market Price per Share:
  At July 5, 1994<F3>                                         35.25               --                --                 --
  At October 4, 1994 <F3>                                     35.375              --                --                 --

- ----------------------------------------
     <F1>   Includes the effect of pro forma adjustments for ABNK and Wedge
            Bank as appropriate.  See "PRO FORMA FINANCIAL INFORMATION."

     <F2>   Includes the effect of pro forma adjustments for ABNK, Wedge Bank,
            UNSL and CMB as appropriate.  See "PRO FORMA FINANCIAL INFORMATION."

     <F3>   The market value of MBI Common Stock was determined as of the last trading day preceding the public announcement of the proposed acquisition and as of the latest available date prior to the filing of the Joint Proxy Statement/Prospectus, based on the last sale price as reported on the NYSE Composite Tape. The market value of Wedge Bank Common Stock was determined as of the second quarter of 1992, the date of the last transaction known to management of Wedge Bank prior to the public announcement of the proposed acquisition.

SUMMARY FINANCIAL DATA

         The following table sets forth for the periods indicated certain summary historical consolidated financial information for MBI, Wedge Holding and certain summary historical financial information for Wedge Bank. The balance sheet data and income statement data included in the summary financial data for the five years ended December 31, 1993 are taken from audited consolidated financial statements of MBI as of and for such years, from the audited consolidated financial statements of Wedge Holding as of and for the years ended December 31, 1993 and 1992, and from the audited financial statements of Wedge Bank as of and for the years ended December 31, 1993 and 1992 and the unaudited financial statements of Wedge Bank as of and for the three years ended December 31, 1991. The balance sheet data and income statement data included in the summary financial data as of and for the six months ended June 30, 1994 and 1993 are taken from the unaudited consolidated financial statements of MBI and Wedge Holding as of, and for the six months ended, June 30, 1994 and 1993 and the unaudited financial statements of Wedge Bank as of, and for the six months ended June 30, 1994 and 1993. These data include all adjustments which are, in the opinion of the respective managements of MBI, Wedge Holding and Wedge Bank, necessary to present a fair statement of these periods and are of a normal recurring nature. Results for the six months ended June 30, 1994 are not necessarily indicative of results for the entire year. The following information should be read in conjunction with the consolidated financial statements of MBI and Wedge Holding and the financial statements of Wedge Bank, and the related notes thereto, included herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/ Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."

MERCANTILE BANCORPORATION INC.
SUMMARY FINANCIAL DATA

                                        Six Months Ended
                                            June 30                         Year Ended December 31
                                        ----------------       ------------------------------------------------
                                         1994       1993       1993       1992       1991       1990       1989
                                         ----       ----       ----       ----       ----       ----       ----

PER SHARE DATA
 Net income <F1> . . . . . . . . .   $   1.84   $   1.58   $   2.80   $   2.36   $   2.37   $   2.18   $   0.29
 Dividends declared. . . . . . . .       0.56       0.49       0.99       0.93       0.93       0.93       0.93
 Book value at period end. . . . .      23.49      21.50      22.40      20.25      18.86      17.14      15.86
 Average common shares outstanding
  (thousands). . . . . . . . . . .     42,948     42,243     42,439     39,492     31,791     30,144     29,092

EARNINGS (THOUSANDS)
 Interest income . . . . . . . . .   $402,464   $421,512   $829,930   $873,447   $879,471   $882,148   $836,446
 Interest expense. . . . . . . . .    150,346    171,140    328,734    417,358    506,916    552,231    528,008
                                     --------   --------   --------   --------   --------   --------   --------
 Net interest income . . . . . . .    252,118    250,372    501,196    456,089    372,555    329,917    308,438
 Provision for possible loan
  losses . . . . . . . . . . . . .     16,398     28,534     61,013     74,579     58,076     50,886    104,708
 Other income. . . . . . . . . . .     95,938     99,872    199,158    183,944    155,696    137,356    150,038
 Other expense . . . . . . . . . .    206,487    215,376    444,909    418,068    383,348    318,887    335,266
 Income taxes (benefit). . . . . .     46,113     39,422     75,568     52,346     18,673     27,658     (1,804)
                                     --------   --------   --------   --------   --------   --------   --------
 Net income  . . . . . . . . . . .   $ 79,058   $ 66,912   $118,864   $ 95,040   $ 68,154   $ 69,842   $ 20,306
                                     ========   ========   ========   ========   ========   ========   ========

ENDING BALANCE SHEET (MILLIONS)
 Total assets. . . . . . . . . . .   $ 11,934   $ 11,778   $ 12,141   $ 12,273   $ 10,765   $ 10,137   $  9,536
 Earning assets. . . . . . . . . .     11,045     10,823     11,114     11,186      9,827      9,016      8,477
 Investment securities . . . . . .      3,302      3,320      3,401      3,401      2,475      1,886      1,904
 Loans and leases,
  net of unearned income . . . . .      7,619      7,469      7,382      7,499      6,946      6,884      6,358
 Deposits. . . . . . . . . . . . .      9,141      9,321      9,602      9,928      8,776      8,278      7,601
 Long-term debt. . . . . . . . . .        290        274        273        299        203        233        308
 Shareholders' equity. . . . . . .      1,013        913        959        851        690        581        536
 Reserve for possible loan losses.        172        152        169        166        146        149        149

SELECTED RATIOS
 Return on average assets. . . . .       1.30%      1.09%      0.97%      0.80%      0.67%      0.73%      0.23%
 Return on average equity. . . . .      15.99      15.14      13.00      11.95      10.52      12.51       3.81
 Net interest rate margin. . . . .       4.64       4.57       4.59       4.33       4.12       3.97       4.09
 Equity to assets. . . . . . . . .       8.49       7.75       7.90       6.94       6.41       5.73       5.62
 Reserve for possible loan losses to
  Outstanding loans. . . . . . . .       2.26       2.03       2.28       2.21       2.10       2.16       2.35
  Non-performing loans . . . . . .     495.20     238.41     293.39     156.85     113.14     119.68     121.55

<F1>  Based on weighted average common shares outstanding.

THE WEDGE HOLDING COMPANY
SUMMARY FINANCIAL DATA

                                        Six Months Ended
                                            June 30                         Year Ended December 31
                                        ----------------       ------------------------------------------------
                                         1994       1993       1993       1992       1991       1990       1989
                                         ----       ----       ----       ----       ----       ----       ----

PER SHARE DATA
 Net income. . . . . . . . . . . .   $  64.48   $  76.63   $ 172.70   $ 129.80   $  67.81   $  48.31   $  14.74
 Dividends declared. . . . . . . .        --         --         --         --         --         --         --
 Book value at period end. . . . .   1,114.64     997.17   1,091.41   1,145.68   1,023.27     973.38     930.63
 Average common shares outstanding
  (thousands). . . . . . . . . . .     14,968     14,498     14,615     14,230     13,965     13,600     13,090

EARNINGS (THOUSANDS)
 Interest income . . . . . . . . .   $  6,969   $  6,721   $ 15,258   $ 15,931   $ 16,461   $ 16,053   $ 15,006
 Interest expense. . . . . . . . .      2,689      2,578      5,526      6,981      8,934      9,227      8,670
                                     --------   --------   --------   --------   --------   --------   --------
 Net interest income . . . . . . .      4,280      4,143      9,732      8,950      7,527      6,826      6,336
 Provision for possible loan
  losses . . . . . . . . . . . . .         76        164        240        191      1,132        380         80
 Other income. . . . . . . . . . .      1,058      1,612      2,912      2,732      2,679      1,983      1,967
 Other expense . . . . . . . . . .      3,666      3,772      8,113      8,158      7,268      7,215      7,658
 Income taxes. . . . . . . . . . .        385        484      1,036        996        662        415        189
 Minority interests. . . . . . . .        216        224        731        490        197        142        183
                                     --------   --------   --------   --------   --------   --------   --------
 Net income. . . . . . . . . . . .   $    995   $  1,111   $  2,524   $  1,847   $    947   $    657   $    193
                                     ========   ========   ========   ========   ========   ========   ========

ENDING BALANCE SHEET (THOUSANDS)
 Total assets. . . . . . . . . . .   $210,619   $209,980   $210,837   $206,497   $198,272   $181,619   $179,026
 Earning assets. . . . . . . . . .    196,296    199,236    196,699    193,499    181,770    163,518    161,727
 Investment securities . . . . . .     82,992     77,787     80,334     70,535     62,526     56,869     64,681
 Loans and leases. . . . . . . . .    113,247    117,104    112,071    119,689    112,504     97,749     92,518
 Deposits. . . . . . . . . . . . .    162,203    179,070    169,749    174,387    170,475    161,223    158,675
 Long-term debt  . . . . . . . . .        --         --         --         --         688        917      1,302
 Shareholders' equity. . . . . . .     16,684     14,457     15,951     16,303     14,290     13,238     12,182
 Reserve for possible loan losses.      1,399      1,729      1,452      1,637      1,503        962      1,249

SELECTED RATIOS
 Return on average assets. . . . .       0.96%      1.12%      1.30%      0.94%      0.48%      0.36%      0.12%
 Return on average equity. . . . .       8.73      10.58      12.39       9.00       5.20       3.81       1.16
 Net interest margin . . . . . . .       4.33       4.73       5.25       4.83       4.34       4.32       4.31
 Equity to assets. . . . . . . . .       7.92       6.88       7.57       7.90       7.21       7.29       6.80
 Reserve for possible loan losses to:
  Outstanding loans. . . . . . . .       1.24       1.48       1.30       1.37       1.34       0.98       1.35
  Non-performing loans . . . . . .     211.97     102.13      80.49      65.38      49.28      44.01      47.69


WEDGE BANK
SUMMARY FINANCIAL DATA

                                        Six Months Ended
                                            June 30                         Year Ended December 31
                                        ----------------       ------------------------------------------------
                                         1994       1993       1993       1992       1991       1990       1989
                                         ----       ----       ----       ----       ----       ----       ----

PER SHARE DATA
 Net income  . . . . . . . . . . .   $   9.33   $  11.86   $  24.19   $  16.76   $   9.68   $  10.29   $  11.70
 Dividends declared. . . . . . . .       3.01       1.50       4.00       5.16       2.02       3.00       1.50
 Book value at period end. . . . .     132.78     118.32     131.11     128.87     130.06     146.87     137.46
 Average common shares outstanding
  (thousands). . . . . . . . . . .    144,000    144,000    144,000    144,000    124,000    103,000    103,000

EARNINGS (THOUSANDS)
 Interest income . . . . . . . . .   $  6,969   $  6,721   $ 15,258   $ 15,931   $ 16,461   $ 16,053   $ 15,006
 Interest expense. . . . . . . . .      2,685      2,568      5,505      6,875      8,882      9,138      8,537
                                     --------   --------   --------   --------   --------   --------   --------
 Net interest income . . . . . . .      4,284      4,153      9,753      9,056      7,579      6,915      6,469
 Provision for possible loan
  losses . . . . . . . . . . . . .         76        164        240        191      1,132        380         80
 Other income. . . . . . . . . . .      1,058      1,622      2,852      2,685      2,379      1,977      1,967
 Other expense . . . . . . . . . .      3,537      3,265      7,918      8,112      6,947      6,986      6,624
 Income taxes. . . . . . . . . . .        385        638        964      1,025        679        466        527
                                     --------   --------   --------   --------   --------   --------   --------
 Net income. . . . . . . . . . . .   $  1,344   $  1,708   $  3,483   $  2,413   $  1,200   $  1,060   $  1,205
                                     ========   ========   ========   ========   ========   ========   ========

ENDING BALANCE SHEET (THOUSANDS)
 Total assets. . . . . . . . . . .   $209,951   $209,379   $209,994   $205,611   $197,660   $180,858   $177,950
 Earning assets. . . . . . . . . .    196,296    199,236    196,699    193,499    181,770    163,518    161,727
 Investment securities . . . . . .     82,955     77,787     80,334     70,535     62,526     58,869     64,681
 Loans and leases. . . . . . . . .    113,247    117,104    112,071    119,689    112,504     97,749     92,518
 Deposits. . . . . . . . . . . . .    162,391    179,091    169,811    174,544    170,718    161,559    158,965
 Shareholders' equity. . . . . . .     19,121     17,038     18,880     18,557     16,127     15,128     14,158
 Reserve for possible loan losses.      1,399      1,729      1,452      1,637      1,503        962      1,249

SELECTED RATIOS
 Return on average assets. . . . .       1.28%      1.76%      1.78%      1.22%      0.64%      0.62%      0.75%
 Return on average equity. . . . .      13.85      19.70      20.23      13.38       7.43       7.02       8.43
 Net interest margin . . . . . . .       4.33       4.74       5.26       4.88       4.37       4.38       4.40
 Equity to assets. . . . . . . . .       9.11       8.14       8.99       9.03       8.16       8.36       7.96
 Reserve for possible loan losses to:
  Outstanding loans. . . . . . . .       1.24       1.48       1.30       1.37       1.34       0.98       1.35
  Non-performing loans . . . . . .     211.97     102.13      80.49      65.38      49.28      44.01      47.69


                                    -17-

              INFORMATION REGARDING SPECIAL MEETINGS

GENERAL

      This Joint Proxy Statement/Prospectus is being furnished to holders of Wedge Holding Preferred Stock, Wedge Holding Common
Stock and Wedge Bank Common Stock in connection with the solicitation of proxies by the respective Boards of Directors of Wedge Holding and Wedge Bank for use at the Special Meetings and any adjournments thereof at which the stockholders of Wedge Holding and Wedge Bank will consider and vote upon a proposal to approve the Merger Agreement and consider and vote upon any other business which may properly be brought before the Special Meetings or any adjournments thereof. Each copy of this Joint Proxy
Statement/Prospectus is accompanied by the Notices of Special
Meetings of Stockholders of Wedge Holding and Wedge Bank, respectively, a proxy card and related instructions and a self-addressed return envelope for the proxy card.

      This Joint Proxy Statement/Prospectus is also furnished by MBI to each holder of Wedge Holding Preferred Stock, Wedge Holding
Common Stock and Wedge Bank Common Stock as a prospectus in connection with the issuance by MBI of shares of MBI Common Stock upon the consummation of the Acquisition. This Joint Proxy
Statement/Prospectus and the Notices of Special Meetings, proxy card and related materials are being first mailed to stockholders of Wedge Holding and Wedge Bank on ---------, 1994.

DATE, TIME AND PLACE

      The Special Meetings will be held at
- ------------------------------------------, on -------------, 1994,
at ----- P.M. Central Time.

RECORD DATE; VOTE REQUIRED

      On the Record Date, there were 63,734 shares of Wedge Holding
Preferred Stock and 15,318 shares of Wedge Holding Common Stock outstanding and entitled to vote at the Wedge Holding Special
Meeting. Each such share is entitled to one vote on each matter properly brought before the Wedge Holding Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Wedge Holding Preferred Stock and Wedge Holding Common
Stock, voting as a single class, is required to approve the Merger
Agreement.

      On the Record Date, there were 144,320 shares of Wedge Bank
Common Stock outstanding and entitled to vote at the Wedge Bank
Special Meeting. Each such share is entitled to one vote on each matter properly brought before the Wedge Bank Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Wedge Bank Common Stock is required to approve the Merger
Agreement.

      As of the Record Date, directors and officers of Wedge Holding and their affiliates owned beneficially an aggregate of 59,933 shares of Wedge Holding Preferred Stock and 14,409 shares of Wedge
Holding Common Stock, or approximately 94% of the outstanding shares of Wedge Holding Preferred Stock and Wedge Holding Common
Stock entitled to vote at the Wedge Holding Special Meeting. All directors and officers of Wedge Holding and their affiliates have indicated their intention to vote their shares for the approval of the Merger Agreement at the Wedge Holding Special Meeting.

      As of the Record Date, directors and officers of Wedge Bank and their affiliates owned beneficially an aggregate of 132,807 shares of Wedge Bank Common Stock, or approximately 92%

                                    -18-

of the outstanding shares of Wedge Bank Common Stock entitled to vote at the Wedge Bank Special Meeting. All directors and officers of Wedge Bank and their affiliates have indicated their intention to vote their shares for the approval of the Merger Agreement at the Wedge Bank Special Meeting.

VOTING AND REVOCATION OF PROXIES

      Shares of Wedge Holding Common Stock and Wedge Bank Common
Stock which are represented by a properly executed proxy received prior to the vote at the Special Meetings will be voted at such Special Meetings in the manner directed on the proxy card, unless such proxy is revoked in the manner set forth herein in advance of such vote. ANY WEDGE HOLDING OR WEDGE BANK STOCKHOLDER RETURNING
A BLANK EXECUTED PROXY CARD WILL BE DEEMED TO HAVE APPROVED THE
MERGER AGREEMENT. Failure to return a properly executed proxy card or to vote in person at the Special Meetings will have the practical effect of a vote against the Merger Agreement.

      Shares subject to abstentions will be treated as shares that are present at the Special Meetings for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voting on the proposal. Shares subject to abstentions will, therefore, have the effect of a vote against the approval of the Merger Agreement. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares it holds of record on the proposal, those shares will not be treated as shares that are present at the Special Meetings for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of stockholders on the proposal.

      Any stockholder of Wedge Holding or Wedge Bank giving a proxy may revoke it at any time prior to the vote at the Special
Meetings. Stockholders of Wedge Holding or Wedge Bank wishing to revoke a proxy prior to the vote may do so by delivering to the Secretary of Wedge Holding or Wedge Bank, as the case may be, at 602 E. Broadway, Alton, Illinois 62002-9007, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares, or by attending the Wedge
Holding Special Meeting or Wedge Bank Special Meeting, as the case may be, and voting such shares in person. Attendance at the Special Meetings will not in itself constitute the revocation of a proxy.

      The respective Boards of Directors of Wedge Holding and Wedge
Bank are not currently aware of any business to be brought before the Special Meetings other than that described herein. If, however, other matters are properly brought before such Special
Meetings, or any adjournments thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of Wedge Holding and Wedge Bank.

SOLICITATION OF PROXIES

      Each of Wedge Holding and Wedge Bank will bear its own costs of soliciting proxies, except that MBI will pay printing and mailing expenses and registration fees incurred in connection with preparing this Joint Proxy Statement/Prospectus. Proxies will initially be solicited by mail, but directors, officers and selected other employees of Wedge Holding and Wedge Bank may also solicit proxies in person or by telephone. Directors, executive officers and any other employees of Wedge Holding and Wedge Bank who solicit proxies will not be specially compensated for such services. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward proxy materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                                    -19-

      HOLDERS OF WEDGE HOLDING COMMON STOCK AND WEDGE BANK COMMON
STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE APPROPRIATE
ACCOMPANYING PROXY CARD(S) AND RETURN IT PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.

                 TERMS OF THE PROPOSED ACQUISITION
                 ---------------------------------

      The following is a summary of the material terms and conditions of the Merger Agreement, which document is incorporated by reference herein. This summary is qualified in its entirety by the full text of the Merger Agreement. MBI, upon written request, will furnish a copy of the Merger Agreement, without charge, to any person who receives a copy of this Joint Proxy
Statement/Prospectus.  Such requests should be directed to Jon W.
Bilstrom, General Counsel and Secretary, Mercantile Bancorporation
Inc., P.O. Box 524, St. Louis, Missouri 63166-0524.

GENERAL DESCRIPTION OF THE ACQUISITION

      Pursuant to the Merger Agreement, Mercantile Illinois will acquire all of the outstanding capital stock of Wedge Bank through the consummation of two concurrent and interdependent transactions:
(i) the Exchange of all shares of Wedge Bank Common Stock owned beneficially and of record by Wedge Holding for shares of MBI
Common Stock, and (ii) the Merger of Acquisition Bank with and into Wedge Bank. Upon consummation of the Exchange and the Merger, the separate corporate existence of Acquisition Bank will terminate, and the business and operations of Wedge Bank will be continued through Wedge Bank as a wholly owned subsidiary of Mercantile
Illinois.  Following the Closing Date, MBI intends to cause
Mercantile Bank of Illinois National Association, a national banking association and wholly owned subsidiary of Mercantile
Illinois, to merge with and into Wedge Bank, with the surviving entity being an Illinois state bank which shall thereafter change its name to "Mercantile Bank of Illinois."

      Pursuant to the Acquisition, MBI will issue up to an aggregate of 970,000 shares of MBI Common Stock as the Acquisition
Consideration.  Upon the consummation of the Exchange, Wedge
Holding will be entitled to receive the number of shares of MBI
Common Stock representing Wedge Holding's percentage ownership interest in Wedge Bank multiplied by the Acquisition Consideration.
Pursuant to the Merger Agreement, within six months after the Exchange Wedge Holding shall effect the Liquidation and a liquidating distribution to the holders of Wedge Holding Preferred
Stock and Wedge Holding Common Stock of all shares of MBI Common
Stock that are then owned beneficially and of record by Wedge
Holding.

      Upon the consummation of the Merger, each issued and outstanding share of Wedge Bank Common Stock (other than any shares held by Mercantile Illinois or Wedge Holding or shares owned by stockholders of Wedge Bank who exercise dissenters' rights under the Illinois Banking Act) shall cease to be outstanding and will be converted into the rights to receive the number of shares of MBI
Common Stock as is determined by multiplying his or her percentage ownership interest in Wedge Bank by the Acquisition Consideration.
The fair market value of MBI Common Stock to be issued as the Acquisition Consideration may fluctuate and at the consummation of the Acquisition may be more or less than the current fair market value of such shares.

      The amount and nature of the Acquisition Consideration was established through arm's-length negotiations between MBI, Wedge
Holding and Wedge Bank, and reflects the balancing of a number of countervailing factors. The total amount of the consideration reflects a price both parties concluded was appropriate. See "-
Background of and Reasons for the Acquisition; Board

                                    -20-

Recommendations." The fact that the consideration is payable in shares of MBI Common Stock reflects the desire to have the favorable tax attributes of a "reorganization" for federal income tax purposes (see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE
ACQUISITION"), and the potential for change in the value of the MBI
Common Stock.

      NO ASSURANCE CAN BE GIVEN THAT THE CURRENT FAIR MARKET VALUE
OF MBI COMMON STOCK WILL BE EQUIVALENT TO THE FAIR MARKET VALUE OF
MBI COMMON STOCK ON THE DATE SUCH STOCK IS RECEIVED BY A WEDGE
HOLDING OR WEDGE BANK STOCKHOLDER OR AT ANY OTHER TIME.  THE FAIR
MARKET VALUE OF MBI COMMON STOCK RECEIVED BY A WEDGE HOLDING OR A
WEDGE BANK STOCKHOLDER MAY BE GREATER OR LESS THAN THE CURRENT FAIR
MARKET VALUE OF MBI COMMON STOCK DUE TO NUMEROUS MARKET FACTORS.

      Following the Closing Date, each stockholder of Wedge Bank will be required to submit to Society National Bank, Cleveland,
Ohio, which has been appointed as exchange agent in the Acquisition
(the "Exchange Agent"), a properly executed letter of transmittal and surrender to the Exchange Agent the stock certificate(s)
formerly representing the shares of Wedge Bank Common Stock prior to the issuance of the stock certificate evidencing the shares of
MBI Common Stock to which such stockholder is entitled.  No
dividends or other distributions will be paid to a former Wedge
Bank stockholder with respect to shares of MBI Common Stock until such stockholder's letter of transmittal and stock certificates formerly representing Wedge Bank Common Stock, or documentation acceptable to the Exchange Agent in lieu of lost or destroyed certificates, is delivered to the Exchange Agent.  See "TERMS OF
THE PROPOSED ACQUISITION - Surrender of Wedge Bank Stock
Certificates and Receipt of MBI Common Stock."  No fractional shares of MBI Common Stock will be issued in the Acquisition, but cash will be paid in lieu of such fractional shares, such cash being calculated by multiplying the holder's fractional share interest by the closing stock price of MBI Common Stock on the NYSE
Composite Tape as reported in The Wall Street Journal on the
                              -----------------------
Closing Date of the Acquisition.  See "TERMS OF THE PROPOSED
ACQUISITION - Fractional Shares."  The shares of MBI Common Stock to be issued pursuant to the Acquisition will be freely
transferable except by certain stockholders of Wedge Holding and
Wedge Bank who are deemed to be "affiliates" of Wedge Holding and/or Wedge Bank.  The shares of MBI Common Stock issued to such affiliates will be restricted in their transferability in
accordance with the rules and regulations promulgated by the
Commission.  See "INFORMATION REGARDING MBI STOCK - Restrictions on
Resale of MBI Stock by Affiliates."

OTHER AGREEMENTS

      In addition to and contemporaneously with the Merger
Agreement, MBI executed separate Voting Agreements with each of Melvin G. Hall and Robert Lynn Hall. Pursuant to the Voting
Agreements, each of Melvin G. Hall and Robert Lynn Hall agreed that he will vote all of the shares of Wedge Holding Common Stock and/or
Wedge Bank that he then owned or subsequently acquired in favor of the approval of the Merger Agreement at the Special Meetings and to take any and all actions necessary to cause all shares of Wedge
Bank Common Stock owned by Wedge Holding or subsequently acquired in favor of the Merger Agreement at the Wedge Bank Special Meeting.
In addition, until the earliest to occur of the Closing Date of the Acquisition, the termination of the Merger Agreement or the abandonment of the Acquisition, each further agreed that he will not vote any such shares in favor of the approval of any other competing acquisition proposal involving Wedge Holding or Wedge
Bank and a third party.  Each of Melvin G. Hall and Robert Lynn
Hall also agreed that he will not transfer shares of Wedge Holding or Wedge Bank Common Stock owned by him and will not take any action to cause Wedge Holding to transfer any shares of Wedge Bank
Common Stock owned by Wedge Holding.

                                    -21-

BACKGROUND OF AND REASONS FOR THE MERGER; BOARD RECOMMENDATIONS

      Wedge Holding's and Wedge Bank's Reasons and Board
Recommendations. Beginning in 1993, the respective Boards of Directors of Wedge Holding and Wedge Bank began reviewing the desirability of a business combination with a larger financial institution in light of increased economic and competitive pressures on community banks and the current trends in acquisitions and consolidations of banking organizations within Wedge Bank's service area. In response to this review, management contacted several larger bank holding companies, including MBI, to explore interest in a potential business combination with Wedge Bank.
Several institutions expressed preliminary interest in pursuing a business combination, and active negotiations were held with one large regional bank holding company which did not result in the execution of a definitive agreement. Thereafter, representatives of Wedge Holding and Wedge Bank met informally with representatives of MBI to ascertain whether there was any interest in a business combination between MBI and Wedge Bank. During the first quarter of 1994, preliminary negotiations were held with MBI relating to a business combination. During June and July, 1994, representatives of MBI, Wedge Holding and Wedge Bank and their respective counsel negotiated the form of the Merger Agreement and on July 6, 1994, the Boards of Directors of Wedge Holding and Wedge Bank met to consider the Merger Agreement. Based on a variety of factors described below, the respective Board of Directors of Wedge Holding and Wedge Bank approved the Merger Agreement at such meetings. The
Merger Agreement was executed on July 6, 1994 by representatives of MBI, Wedge Holding and Wedge Bank, and MBI publicly announced the execution of the Merger Agreement.

      The Boards of Directors of Wedge Holding and Wedge Bank, after careful study and evaluation of economic, financial, legal and market factors, believes that the Merger Agreement is in the best interest of Wedge Holding, Wedge Bank and their respective stockholders.

      The Boards believe that the MBI Common Stock to be received by stockholders of Wedge Holding and Wedge Bank in the Acquisition represents an opportunity for the stockholders of Wedge Holding and Wedge Bank to exchange their shares in Wedge Holding and/or Wedge
Bank at a favorable exchange ratio for a security with a greater market liquidity. Among the other factors considered by the Boards of Directors of Wedge Holding and Wedge Bank in deciding to approve and recommend the execution of the Merger Agreement were MBI's respective businesses, the results of operations and financial condition (including the assets, quality and capital levels), growth prospects, products available to customers, historical dividend and market performance, and the fact that MBI Common Stock is traded on the NYSE. The Boards also considered the management strength and depth of MBI, and the significant market penetration that the combined organization would have within the regional banking market served by Wedge Bank. Additionally, the Boards considered MBI's commitment to serving the banking and other needs of Wedge Banks depositors, employees, customers and community, as well as MBI's policy emphasizing the local character of community banks. Upon careful review and analysis of all of the factors described above, no single factor being substantially more important in the review process than any other, each of the Boards unanimously approved the Merger Agreement as being in the best interest of Wedge Holding, Wedge Bank and their respective stockholders.

      The respective Boards of Directors of Wedge Holding and Wedge
Bank recommends approval of the Merger Agreement. Such Boards believe that the terms of the Merger Agreement are fair and that the Exchange and the Merger are in the best interest of Wedge
Holding, Wedge Bank and their respective stockholders. The directors of each of Wedge Holding and Wedge Bank have unanimously indicated that they intend to vote their shares of Wedge Holding and/or Wedge Bank that they hold in favor of the Merger Agreement.
See "INFORMATION CONCERNING THE SPECIAL MEETINGS -- Record Date;
Vote Required."

                                    -22-

      MBI's Reasons and Board Recommendations.  The Executive
Committee of the Board of Directors of MBI considered a number of factors, including, among other things, the financial condition of Wedge Holding and Wedge Bank and projected synergies which are anticipated to result from the Acquisition. The Executive
Committee concluded that the Acquisition presents an unique opportunity for MBI to increase its presence in the regional banking market in southern Illinois through the acquisition of an established banking organization. MBI believes that the most effective and least costly means to achieve this entry was the acquisition of a banking organization having significant operations in the targeted area. MBI's decision to pursue discussions with Wedge Holding and Wedge Bank was primarily a result of MBI's assessment of the value of Wedge Bank's banking franchise, its substantial asset base within that area and the compatibility of the businesses of the two banking organizations.

CONDITIONS OF THE ACQUISITION

      The respective obligations of MBI, Mercantile Illinois, Wedge
Holding and Wedge Bank to consummate the Acquisition are subject to the satisfaction of certain mutual conditions, including the following:

            (1) The Merger Agreement shall be approved by the holders of a majority of the outstanding shares of Wedge
      Holding Common Stock and Wedge Bank Common Stock at the
      Special Meetings.

            (2) The Merger Agreement and the transactions contemplated therein shall have been approved by the FDIC, Federal Reserve Board, the Illinois Commissioner and any other federal and/or state regulatory agency whose approval is required for the consummation of the transactions contemplated therein.

            (3)   The Registration Statement of which this Joint Proxy
      Statement/Prospectus is a part, registering shares of MBI
      Common Stock to be issued in the Acquisition, shall have been declared effective and not be subject to a stop order or any threatened stop order.

            (4)   Neither MBI, Mercantile Illinois, Wedge Holding or
      Wedge Bank shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Acquisition.

            (5) MBI, Mercantile Illinois and Wedge Holding shall have taken all actions as are necessary to effect the Exchange simultaneously with the Merger.

      The obligation of MBI and Mercantile Illinois to consummate the Acquisition is subject to the satisfaction, unless waived, of certain other conditions, including the following:

            (1) The representations and warranties of Wedge Holding and Wedge Bank made in the Merger Agreement shall be true and correct in all material respects as of the Closing Date
      (except such as are not of a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of Wedge Bank on a consolidated basis taken as a whole) and all obligations required to be performed by Wedge Holding and Wedge Bank prior to the Closing Date shall have been performed in all material respects, and MBI shall have received an officers' certificate from each of Wedge Holding and Wedge Bank to that effect.

                                    -23-

            (2) Wedge Holding and Wedge Bank shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Wedge
      Bank's businesses required for the consummation of the Acquisition, and Wedge Holding and Wedge Bank shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Acquisition.

            (3) Since the date of the Merger Agreement, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of Wedge Bank.

            (4)   The combined number of shares of Wedge Holding
      Common Stock and Wedge Bank Common Stock as to which written demand for the fair value of their shares pursuant to applicable law has been delivered to Wedge Holding or Wedge
      Bank, as the case may be, by the holders thereof prior to the Special Meetings shall not exceed 8% of the total direct or indirect equity interests of Wedge Bank Common Stock outstanding at the time when such votes are taken.

            (5) MBI and Mercantile Illinois shall be satisfied that the Acquisition, in form and substance, will qualify for pooling-of-interests accounting treatment.

            (6)   Thomas, Mottaz, Eastman & Sherwood, counsel to Wedge
      Holding and Wedge Bank, shall have delivered to MBI an opinion regarding certain legal matters.

            (7)   Wedge Holding shall have delivered to the Exchange
      Agent the certificates evidencing shares of Wedge Bank Common
      Stock owned beneficially or of record by Wedge Holding, and such other documentation as shall be reasonably required by MBI or the Exchange Agent to effect the Exchange.

      The obligation of Wedge Holding and Wedge Bank to consummate the Acquisition is subject to the satisfaction, unless waived, of certain other conditions, including the following:

            (1) The representations and warranties of MBI and Mercantile Illinois made in the Merger Agreement shall be true and correct in all material respects as of the Closing Date
      (except such as are not of a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of MBI on a consolidated basis taken as a whole) and all obligations required to be performed by MBI and Mercantile Illinois prior to the Effective Time shall have been performed in all material respects, and Wedge
      Holding and Wedge Bank shall have received an officers' certificate from MBI and Mercantile Illinois to that effect.

            (2) MBI and Mercantile Illinois shall have obtained any and all material permits, authorizations, consents, waivers and approvals required of MBI or Mercantile Illinois for the lawful consummation of the Acquisition.

            (3) Since the date of the Merger Agreement, there shall have been no material adverse change in the business, financial condition, results of operations or prospects of MBI on a consolidated basis taken as a whole.

                                    -24-

            (4) Thompson & Mitchell, counsel to MBI, shall have delivered to Wedge Holding and Wedge Bank an opinion regarding certain legal matters.

            (5) Thompson & Mitchell, counsel to MBI, shall have delivered to Wedge Holding and Wedge Bank an opinion regarding certain federal income tax matters.

TERMINATION OF THE MERGER AGREEMENT

      The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of Wedge Holding and Wedge Bank, by mutual consent of the Executive Committee of the Board of Directors of MBI and the Boards of Directors of Mercantile Illinois, Wedge Holding and Wedge
Bank, or unilaterally by the Executive Committee of the Board of Directors of MBI or the Boards of Directors of Mercantile Illinois,
Wedge Holding or Wedge Bank: (i) at any time after March 31, 1995 if the Acquisition has not been consummated by such date; or
(ii) if the Federal Reserve Board, the FDIC, the Illinois
Commissioner or any other federal and/or state regulatory authority whose approval is required for consummation of the Acquisition has denied approval of the Acquisition. The Merger Agreement may also be terminated by the Board of Directors of Wedge Holding or Wedge
Bank or the Executive Committee of the Board of Directors of MBI in the event of a breach of the Merger Agreement by the other party, which breach is of such a magnitude as to be materially adverse to the business, financial condition, results of operations or prospects of the breaching party on a consolidated basis taken as a whole and is not cured after 45 days following written notice of such breach given by the other party. No assurance can be given that the Acquisition will be consummated on or before March 31, 1995 or that MBI, Mercantile Illinois, Wedge Holding or Wedge Bank will not elect to terminate the Merger Agreement if the Acquisition has not been consummated on or before such date.

INDEMNIFICATION

      MBI, Mercantile Illinois, Wedge Holding and Wedge Bank have agreed to indemnify each other against any claims or liabilities to which such party may become subject under federal or state securities laws or regulations, to the extent that such claim or liability arises out of information furnished to the party subject to such liability by the other party, or out of an omission by such other party to state a necessary or material fact in the Registration Statement of which this Joint Proxy Statement/
Prospectus is a part.

CLOSING DATE

      The Merger will be consummated and become effective on the Closing Date upon issuance of a certificate of merger by the Illinois Commissioner. Under the Merger Agreement, unless the parties otherwise agree, the Closing Date shall be the first business day of the month immediately succeeding the month in which the last of the following events occurs: (i) the receipt of the requisite approval of the Merger Agreement by stockholders of Wedge
Holding and Wedge Bank, (ii) the thirtieth day after the approval of the Acquisition by the FDIC, and (iii) the approval by the Illinois Commissioner and any other federal and/or state bank regulatory agency that may be necessary or appropriate.

SURRENDER OF WEDGE BANK STOCK CERTIFICATES AND RECEIPT OF MBI
COMMON STOCK

      Except for the shares of Wedge Bank Common Stock subject to the exercise of dissenters' rights, at the Effective Time of the Merger each outstanding share of Wedge Bank Common Stock will be converted into the right to receive shares of MBI Common Stock as set forth in the Merger

                                    -25-

Agreement.  See "TERMS OF THE PROPOSED ACQUISITION - General Description of the
Acquisition." Each holder of Wedge Bank Common Stock, upon submission to the Exchange Agent of a properly executed letter of transmittal and surrender to the Exchange Agent of the stock certificate(s) formerly representing shares of Wedge Bank Common Stock, will be entitled to receive a stock certificate evidencing the shares of MBI Common Stock to which such stockholder is entitled.

      Within five business days after the Effective Time of the Acquisition, the Exchange Agent will mail to each former Wedge Bank stockholder of record as of the Effective Time notification of the consummation of the Acquisition. The Exchange Agent will also provide a letter of transmittal and instructions as to the procedure for the surrender of the stock certificates evidencing the Wedge Bank Common Stock and the receipt of shares of MBI Common
Stock pursuant to the Acquisition.

      Following the Effective Time of the Acquisition, it will be the responsibility of each former holder of Wedge Bank Common Stock shares to submit all certificates evidencing that former holder's shares of Wedge Bank Common Stock to the Exchange Agent. No dividends or other distribution will be paid to a former Wedge Bank stockholder with respect to shares of MBI Common Stock until such stockholder's properly completed letter of transmittal and stock certificates formerly representing Wedge Bank Common Stock, or documentation acceptable to the Exchange Agent in lieu of a lost or destroyed certificate, is delivered to the Exchange Agent. The
Exchange Agent may also require the stockholder of a lost or destroyed certificate to post an insurance bond acceptable to the Exchange Agent. All dividends or other distributions on the MBI
Common Stock declared between the Closing Date of the Acquisition and the date of the surrender of a Wedge Bank stock certificate will be held for the benefit of the stockholder and will be paid to the stockholder, without interest thereon, upon the surrender of such stock certificate or documentation and/or insurance bond in lieu thereof.

FRACTIONAL SHARES

      No fractional shares of MBI Common Stock will be issued to
Wedge Holding or the former stockholders of Wedge Bank in
connection with the Acquisition.  Each former holder of Wedge Bank
Common Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock shall receive in lieu thereof cash, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of
MBI Common Stock on the NYSE Composite Tape as reported in The Wall
                                                           --------
Street Journal on the Closing Date of the Merger.  Cash received by
- --------------
Wedge Bank stockholders in lieu of fractional shares may give rise to taxable income.  See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF
THE ACQUISITION."

CERTAIN REGULATORY APPROVALS

      In addition to the approval of the Merger Agreement by the stockholders of Wedge Holding and Wedge Bank, the obligations of the parties to effect the Acquisition are subject to prior approval of the Federal Reserve Board, the FDIC and the Illinois
Commissioner. As bank holding companies, MBI, Mercantile Illinois and Wedge Holding are subject to regulation under the BHCA. The
Acquisition is subject to approval by the Federal Reserve Board under Section 3 of the BHCA. Under the BHCA, the Federal Reserve
Board may withhold approval of the Acquisition if, among other things, it determines that the effect of the Acquisition would be to substantially lessen competition in the relevant market. In addition, the Federal Reserve Board must consider whether the combined organization meets the requirements of the Community
Reinvestment Act of 1977, as amended, by assessing the involved entities' respective records of meeting the credit needs of the local communities in which they are chartered, consistent with the safe and sound operation of such institutions. In its review, the Federal Reserve Board must also examine the financial and managerial resources and future prospects of the

                                    -26-

combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have inadequate capital.

      The BHCA also prohibits the acquisition by a bank holding company of shares of a bank located outside the state in which the operations of its banking subsidiaries are principally conducted, unless such an acquisition is specifically authorized by statute of the state in which the bank to be acquired is located. Missouri and Illinois have enacted legislation that satisfies this BHCA requirement with respect to the Acquisition.

      As a state bank insured by the FDIC under the Federal Deposit
Insurance Act of 1950, as amended (the "FDI Act"), Wedge Bank is subject to regulation under the FDI Act. Under Section 18(c) of the FDI Act, Wedge Bank is required to obtain the prior approval of the FDIC for the Merger. Under the FDI Act, the FDIC may withhold approval of the Merger if, among other things, it determines that the effect of the Merger would be to lessen competition substantially in the relevant market. In addition, the FDIC must consider whether the resulting organization will meet the requirements of the Community Reinvestment Act of 1977, as amended, by assessing the involved entities' respective records of meeting credit needs of the local communities in which they are chartered, consistent with safe and sound operation of such institutions. In its review, the FDIC must also examine the financial and managerial resources and future prospects of the resulting organization and analyze the capital structure and soundness of the resulting entity.

      The Acquisition is also subject to the approval of the Illinois Commissioner, who must approve the organization of Acquisition Bank and the merger of Acquisition Bank with and into Wedge Bank. In processing MBI's application to acquire Wedge Bank, the Illinois Commissioner must consider, among other matters, the privileges granted to Illinois bank holding companies to acquire
Missouri banks, the capital adequacy of Wedge Bank following the Merger, MBI's record in providing service to communities it presently serves and MBI's plans with respect to the services to be provided to Wedge Bank's service area following the Acquisition.

      Applications have been filed with the Federal Reserve Board, the FDIC and the Illinois Commissioner. The Acquisition cannot be consummated until the receipt of such approvals and the lapse of the 30-day waiting period after the approval of the applications.
During this 30-day waiting period, the United States Department of Justice has the right to initiate litigation challenging the Merger upon antitrust grounds. There can be no assurance that the Federal
Reserve Board, the FDIC and the Illinois Commissioner will approve the applications filed with regard to the Acquisition or that the United
States Department of Justice will not challenge the Acquisition during the 30-day waiting period. See "SUPERVISION AND REGULATION."

BUSINESS PENDING THE ACQUISITION

      The Merger Agreement provides that, during the period from the date of the Merger Agreement to the Effective Time, Wedge Holding and Wedge Bank will conduct their respective businesses according to the ordinary and usual course consistent with past and current practices and use their best efforts to maintain and preserve their respective business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

      Furthermore, from the date of the Merger Agreement to the Closing Date, except as provided in the Merger Agreement, Wedge
Holding and Wedge Bank will not, without the prior written consent of MBI and Mercantile Illinois:

                                    -27-

            (1) declare and/or pay any dividends on its outstanding shares of capital stock, except that from the date of the Merger Agreement through the Closing Date, the Board of
      Directors of Wedge Bank shall be entitled to declare a dividend for each quarter in which the MBI Board of Directors shall declare a dividend on shares of MBI Common Stock that in the aggregate is not in excess of the aggregate quarterly dividend that would have been paid by MBI on the shares of MBI
      Common Stock issuable as the Acquisition Consideration if the transactions contemplated by the Merger Agreement had been consummated on or before the date of the Merger Agreement, and except that the Board of Directors of Wedge Bank shall be entitled to declare a single dividend equal to $375,000 which Wedge Holding shall use for the repayment of indebtedness;

            (2) enter into or amend any employment, severance or similar agreements or arrangements with any director or officer of Wedge Bank, or amend, modify or terminate any employee plans or policies of Wedge Bank;

            (3) propose or adopt any amendments to the Articles of Incorporation of Wedge Holding, the charter of Wedge Bank or their respective By-Laws;

            (4) issue any shares of its capital stock or effect any stock split or otherwise change the capitalization of Wedge
      Bank as it existed on July 6, 1994;

            (5) grant, confer or award any options, warrants, conversion rights or other rights not existing as of July 6, 1994, to acquire any shares of the capital stock of Wedge
      Bank;

            (6) purchase or redeem any shares of the capital stock of Wedge Holding or Wedge Bank;

            (7)   enter into or increase any loan or credit commitment
      (including standby letters of credit) to, or invest or agree to invest in any person or entity in an amount in excess of $100,000 without first consulting with MBI, and, in the case of persons or entities to which it has outstanding aggregate credit commitments and loans exceeding $100,000, increase or agree to invest in, such person or entity by more than 25% of such amount or in an amount in excess of $250,000, without first consulting with MBI;

            (8) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Wedge Holding or Wedge Bank, any shareholder of Wedge Holding, or any entity controlled, directly or indirectly, by any of the foregoing or to engage in any transaction with any of the foregoing of which is the type or nature sought to be regulated in 12 U.S.C. 371c and 12
      U.S.C. 371c-1, without first obtaining the prior written consent of MBI or Mercantile Illinois, which consent shall not be unreasonably withheld; or

            (9) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other action which would make any of representations and warranties of Wedge Holding or Wedge Bank in the Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action;

                                    -28-

            (10)  take any action that would:

                  (i) adversely affect or delay the ability of MBI to obtain regulatory approval for the Merger or to perform its covenants and agreements under the Merger Agreement,

                  (ii) prevent the Acquisition from qualifying for pooling-of-interests accounting treatment or as a reorganization under the Code, or

                  (iii) not be in the ordinary course of business consistent with past practices; or

            (11) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Wedge
      Holding or Wedge Bank, or the acquisition of the capital stock
      (or rights or options exercisable for, or securities convertible or exchangeable into, capital stock) of Wedge
      Holding or Wedge Bank, or the merger of Wedge Holding or Wedge
      Bank with any person other than MBI or Mercantile Illinois, or provide any such person with information or assistance or negotiate with any person with respect thereto, and Wedge Holding and Wedge Bank shall promptly notify MBI and Mercantile Illinois orally of all the relevant details relating to all inquiries, indications of interest and proposals which they may receive with respect thereto.

WAIVER AND AMENDMENT

      Any provision of the Merger Agreement, including, without
limitation, the conditions to the consummation of the Acquisition and the restrictions described under the caption "TERMS OF THE
PROPOSED ACQUISITION - Business Pending the Acquisition," may be
(i) waived in writing at any time by the party that is, or whose stockholders are, entitled to the benefits thereof or (ii) amended at any time by written agreement of the parties approved by or on behalf of their respective Boards of Directors, whether before or after the Special Meetings, provided, however, that after approval
                            -----------------
of the Merger Agreement by the stockholders of Wedge Holding and
Wedge Bank at the Special Meetings no such modification may alter or change any of the terms of the Merger Agreement if such
alteration or change would adversely affect the stockholders of
Wedge Holding or Wedge Bank (which, in all cases, would include an alteration or change (a) in the amount or form of the consideration to be received by Wedge Holding and the stockholders of Wedge
Bank in the Acquisition and (b) that would result in materially different income tax consequences than those described in "CERTAIN
FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION" in this Joint
Proxy Statement/Prospectus).  If any amendment to the Merger
Agreement adversely affects the rights of the stockholders of Wedge
Holding and Wedge Bank thereunder, Wedge Holding and Wedge Bank will resolicit proxies from the stockholders of Wedge Holding and
Wedge Bank by means of a revised Joint Proxy Statement/Prospectus and related proxy materials prior to the consummation of the
Acquisition.

ACCOUNTING TREATMENT

      The Acquisition will be accounted for under the pooling-of-interests method of accounting. Following the Effective Time, data regarding the financial condition and results of operations of Wedge Bank will be included in MBI's consolidated financial statements as if the Acquisition had occurred on the first day of the earliest period presented.

                                    -29-

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

      Melvin G. Hall, Chairman and Chief Executive Officer of Wedge
Holding and Wedge Bank, has entered into an employment agreement with MBI dated July 6, 1994. Pursuant to such agreement, Melvin G.
Hall shall be employed as Senior Chairman and as a director of Wedge Bank for a period ending on the later to occur of (i) six months after the Closing Date, or (ii) June 30, 1995. Mr. Hall shall be compensated at the same rate as is currently payable to other non-employee directors of Wedge Bank. Additionally, to the extent that Mr. Hall shall not have previously received a 1994 incentive bonus from Wedge Holding or Wedge Bank of $243,500, MBI shall make a cash payment of the unpaid portion of such amount on the Closing Date. Mr. Hall shall also receive use of an office, secretarial services, use of an automobile and payment of club dues and reimbursement of business-related club expenses. Mr. Hall has agreed that for a period of three years following his employment he will not engage in any active solicitation of new business that is of a type or nature which is permitted to commercial banking or thrift institutions under state and/or federal law in Madison
County, Illinois (the "Territory"), or enter the employ of, or have any direct or indirect interest in any other person, firm, corporation or other entity engaged in any such activity in the Territory, whether such other person, firm, corporation or entity maintains an office or facility in the Territory or otherwise. Mr.
Hall's employment agreement with MBI is intended to replace Mr.
Hall's other employment agreements with Wedge Holding or Wedge
Bank.

      Robert Lynn Hall, President of Wedge Holding and Wedge Bank, has entered into an employment agreement with MBI dated July 6, 1994. Pursuant to such agreement, Robert Lynn Hall shall be employed as the President and as a director of Wedge Bank for a period of one year or until December 31, 1995, whichever shall be the last to occur. Additionally, to the extent that Mr. Hall shall not have previously received a 1994 incentive bonus from Wedge
Holding or Wedge Bank of $212,000, MBI shall make a cash payment of the unpaid portion of such amount on the Closing Date. During Mr.
Hall's employment, he shall receive a base salary of $217,500 per year and will be paid an incentive bonus of $212,000 for 1995. Mr.
Hall will also receive employee benefits and customary perquisites equivalent to those provided by MBI to similarly situated officers.
Mr. Hall has agreed that for a period of three years following his employment he will not engage in any active solicitation of new business that is of a type or nature which is permitted to commercial banking or thrift institutions under state and/or federal law in Madison County, Illinois (the "Territory"), or enter the employ of, or have any direct or indirect interest in any other person, firm, corporation or other entity engaged in any such activity in the Territory, whether such other person, firm, corporation or entity maintains an office or facility in the Territory or otherwise. Mr. Hall's employment agreement with MBI is intended to replace Mr. Hall's other employment agreements with Wedge Holding or Wedge Bank.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION
    ----------------------------------------------------------

      The following is a discussion of the material federal income tax consequences of the Exchange, the Merger and the Liquidation to certain stockholders of Wedge Holding and Wedge Bank. The discussion does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Exchange or the Merger. The discussion does not address all aspects of federal income taxation that may be applicable to stockholders of Wedge
Holding and Wedge Bank subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their Wedge Holding Common Stock, Wedge Holding Preferred Stock or Wedge Bank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, or persons who acquired their Wedge Holding Preferred
Stock or Wedge Holding Common Stock after July 6, 1994, if any.
The discussion addresses neither the effect of any applicable state, local, or foreign tax laws, nor the effect of any federal tax laws other than those pertaining to the federal income tax. IN
VIEW OF THE INDIVIDUAL NATURE OF FEDERAL INCOME TAX CONSEQUENCES, EACH

                                    -30-

STOCKHOLDER OF WEDGE HOLDING AND WEDGE BANK IS URGED TO
CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX
CONSEQUENCES OF THE EXCHANGE, THE MERGER AND THE LIQUIDATION TO
HIM.

      The discussion is based on the Code, regulations and rulings now in effect or proposed thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein.
The discussion is also based on certain assumptions regarding the factual circumstances that will exist at the Effective Time, including certain representations of MBI, Mercantile Illinois, Wedge Holding, Wedge Bank, and certain stockholders of Wedge
Holding and Wedge Bank. If any of these factual assumptions is inaccurate, the tax consequences of the Exchange, the Merger or the Liquidation could differ from those described herein. The discussion assumes that shares of Wedge Holding Common Stock, Wedge
Holding Preferred Stock and Wedge Bank Common Stock are held as capital assets (within the meaning of Section 1221 of the Code).

      Assuming the Exchange and the Merger occur in accordance with the Merger Agreement, each of the Exchange and the Merger will constitute a "reorganization" for federal income tax purposes under
Section 368(a)(1) of the Code with the following federal income tax consequences:

      1. No gain or loss will be recognized by Wedge Holding on its transfer of Wedge Bank Common Stock solely in exchange for MBI
Common Stock in the Exchange.

      2. No gain or loss will be recognized by Wedge Holding on its distribution of MBI Common Stock to its stockholders in the Liquidation.

      3. Each stockholder of Wedge Holding who exchanges, in the Liquidation, his or its shares of Wedge Holding Common Stock solely for shares of MBI Common Stock:

      a)    will recognize no gain or loss;

      b) will have an aggregate adjusted basis for the shares of MBI Common Stock received equal to the aggregate basis of the shares of Wedge Holding Common Stock surrendered; and

      c)    will have a holding period for the share of MBI Common
      Stock received which includes the period during which the shares of Wedge Holding Common Stock surrendered were held.

      4. Each stockholder of Wedge Holding who exchanges, in the Liquidation, his or its shares of Wedge Holding Preferred Stock solely for shares of MBI Common Stock:

      a)    will recognize no gain or loss;

      b) will have an aggregate adjusted basis for the shares of MBI Common Stock received equal to the aggregate basis of the shares of Wedge Holding Preferred Stock surrendered; and

      c)    will have a holding period for the shares of MBI Common
      Stock received which includes the period during which the shares of Wedge Holding Preferred Stock surrendered were held.

      5. Each stockholder of Wedge Bank who exchanges, in the Merger, his or its shares of Wedge Bank Common Stock solely for shares of MBI Common Stock:

                                    -31-

      a) will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed;

      b) will have an aggregate adjusted basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 6, below) equal to the aggregate basis of the shares of Wedge Bank Common Stock surrendered; and

      c)    will have a holding period for the shares of MBI Common
      Stock received (including any fractional share of MBI Common
      Stock deemed to be received, as described in paragraph 6, below) which includes the period during which the shares of Wedge Bank Common Stock surrendered were held.

      6. Each stockholder of Wedge Bank who receives cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received and then redeemed by MBI. The receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share interest.

      The obligations of Wedge Holding and Wedge Bank to consummate the Exchange and the Merger are subject to the condition that each shall have received from Thompson & Mitchell, counsel for MBI, an opinion to the effect that each of the Exchange and the Merger will constitute a "reorganization" for federal income tax purposes under
Section 368(a)(1) of the Code and that the other federal income tax consequences of the Exchange, the Merger and the Liquidation will in all material respects be as described in this section. Such opinion will be subject to the conditions and assumptions stated therein and will also rely on various representations made by MBI, Mercantile Illinois, Wedge Holding, Wedge Bank, and certain stockholders of Wedge Holding. Copies of the opinion will be available, without charge, upon written request to MBI. An opinion of counsel, unlike a private letter ruling from the Internal
Revenue Service (the "Service"), has no binding effect on the Service. The Service could take a position contrary to counsel's opinion and, if the matter is litigated, a court may reach a decision contrary to the opinion. The Service is not expected to issue a ruling on the tax consequences of the Exchange, the Merger or the Liquidation, and no such ruling has been requested.

      THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL FEDERAL
INCOME TAX CONSEQUENCES OF THE EXCHANGE, THE MERGER AND THE
LIQUIDATION TO CERTAIN STOCKHOLDERS AND IS INCLUDED FOR GENERAL
INFORMATION ONLY.  THE FOREGOING DISCUSSION DOES NOT TAKE INTO
ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH
STOCKHOLDER'S TAX STATUS AND ATTRIBUTES.  AS A RESULT, THE FEDERAL
INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY
NOT APPLY TO EACH STOCKHOLDER.  IN VIEW OF THE INDIVIDUAL NATURE OF
INCOME TAX CONSEQUENCES, EACH STOCKHOLDER SHOULD CONSULT HIS OWN
TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE
EXCHANGE, THE MERGER, OR THE LIQUIDATION TO HIM, INCLUDING THE
APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS
AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

         DISSENTERS' RIGHTS OF STOCKHOLDERS OF WEDGE BANK
         ------------------------------------------------

      Each stockholder of Wedge Bank has the right to dissent from the Merger and receive the fair value of his or her shares of Wedge
Bank Common Stock in cash if the stockholder follows the procedures set forth under Section 5/29 of the Illinois Banking Act, set forth as Annex A hereto and the material provisions of which are
   -------
summarized below.  Stockholders of Wedge Holding do not have dissenters' rights in connection with the Exchange.

                                    -32-

      Under the Illinois Banking Act, a stockholder of Wedge Bank who (i) files with Wedge Bank prior to the Wedge Bank Special
Meeting a written objection to the Merger, (ii) does not vote in favor of the approval of the Merger Agreement, and (iii) within 20 day of receiving notice of the date the Merger became effective, delivers to Wedge Bank a written demand for payment of the fair value of his or her shares as of the day prior to the date of the Wedge Bank Special Meeting, shall be entitled to receive from Wedge
Bank in cash the fair value of his or her shares upon the surrender of the stock certificate or certificates representing his or her shares. A VOTE AGAINST THE EXCHANGE WILL NOT, BY ITSELF, BE
REGARDED AS A WRITTEN OBJECTION FOR PURPOSES OF ASSERTING APPRAISAL
RIGHTS.

      If within 30 days after the date on which the Merger is consummated Wedge Bank and a dissenting stockholder shall agree upon the fair value of the shares of such dissenting stockholder, Wedge Bank shall pay such agreed value within 90 days after the consummation of the Merger, upon the surrender of the certificate or certificates representing such shares. If within such 30-day period Wedge Bank and a dissenting stockholder do not agree on the fair value of such shares, the dissenting stockholder may, within 60 days after the expiration of the 30-day period after the consummation of the Merger, file a complaint in circuit court of Illinois asking for a finding and determination of the fair value of his or her shares. Such dissenting shareholder shall be entitled to judgment for the amount of the fair value as determined by the court with interest thereon to the date of such judgment.

      THE PRECEDING DISCUSSION IS A FAIR SUMMARY OF THE PROVISIONS
REGARDING DISSENTERS' RIGHTS UNDER THE ILLINOIS BANKING ACT AND IS
QUALIFIED IN ITS ENTIRETY BY THE TEXT OF SECTION 29 OF THE ILLINOIS
BANKING ACT WHICH IS ATTACHED HERETO AS ANNEX A.  WEDGE BANK
                                        -------
STOCKHOLDERS WHO ARE INTERESTED IN PERFECTING DISSENTERS' RIGHTS
PURSUANT TO THE ILLINOIS BANKING ACT IN CONNECTION WITH THE MERGER
MAY WISH TO CONSULT WITH THEIR COUNSEL FOR ADVICE AS TO THE
PROCEDURES REQUIRED TO BE FOLLOWED.

               PRO FORMA FINANCIAL INFORMATION
               -------------------------------

COMPARATIVE UNAUDITED PER SHARE DATA

      The following table sets forth for the periods indicated selected historical per share data of MBI and Wedge Bank and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Acquisition, individually and in conjunction with the completed merger of Ameribanc, Inc. ("ABNK"), which was completed on April 30, 1992 and accounted for as a purchase, and the proposed mergers of UNSL and CMB. The data presented is based upon the consolidated financial statements and related notes of MBI, Wedge Bank, UNSL and CMB included in this Joint Proxy Statement/
Prospectus or in documents incorporated herein by reference, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes on page 42 of this Joint Proxy Statement/
Prospectus. This data is not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Acquisition, the completed merger of ABNK or the proposed mergers of UNSL and CMB had been consummated prior to the periods indicated.

                                    -33-

                                                                       MBI/          MBI/
                                                                    Wedge Bank   All Entities
                                              MBI     Wedge Bank     Pro Forma     Pro Forma
                                           Reported    Reported    Combined <F1>  Combined<F2>
                                           --------   ----------   -------------  ------------

Book Value per Share:
  June 30, 1994                           $ 23.49      $132.78        $ 23.41       $ 23.23
  December 31, 1993                         22.40       131.11          22.33         22.16

Cash Dividends Declared per Share:
  Six months ended June, 1994                 .56         3.01            .56           .56
  Year ended December 31, 1993                .99         4.01            .99           .99
  Year ended December 31, 1992                .93         5.16            .93           .93
  Year ended December 31, 1991                .93         1.74            .93           .93

Earnings per Share:
  Six months ended June 30, 1994             1.84         9.33           1.83          1.79
  Year ended December 31, 1993               2.80        24.19           2.82          2.79
  Year ended December 31, 1992               2.36        16.76           2.33          2.37
  Year ended December 31, 1991               2.37         9.68           2.23          2.21

Market Price per Share:
  At July 5, 1994 <F3>                      35.25           --             --            --
  At October 4, 1994<F3>                    35.375          --             --            --

- ------------------------------------
   <F1>    Includes the effect of pro forma adjustments for ABNK
           and Wedge Bank as appropriate.  See "PRO FORMA
           FINANCIAL INFORMATION."

   <F2>    Includes the effect of pro forma adjustments for ABNK,
           Wedge Bank, UNSL and CMB as appropriate. See "PRO FORMA FINANCIAL INFORMATION."

   <F3>    The market value of MBI Common Stock was determined as
           of the last trading day preceding the public announcement of the proposed acquisition and as of the latest available date prior to the filing of the Joint Proxy Statement/Prospectus, based on the last sale price as reported on the NYSE Composite Tape. The market value of Wedge Bank Common Stock was determined as of the second quarter of 1992, the date of the last transaction known to management of Wedge Bank prior to the public announcement of the proposed acquisition.

PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

   The following unaudited pro forma combined consolidated balance sheet gives effect to the Acquisition and the proposed mergers of UNSL and CMB, as if each of the mergers were consummated on June 30, 1994.

   MBI acquired ABNK on April 30, 1992, which acquisition was accounted for under the purchase method of accounting.
Accordingly, the historical results of operations of MBI include the results of operations of ABNK from May 1, 1992 forward. The following pro forma combined consolidated income statements include the results of operations of ABNK from January 1, 1991 through the date of acquisition.

   The following pro forma combined consolidated income statements for the six months ended June 30, 1994 and 1993 and for the years ended December 31, 1993, 1992 and 1991 set forth the results of operations of MBI combined with the results of operations of Wedge Bank, UNSL and CMB as if the Acquisition and the proposed mergers of UNSL and CMB had occurred as of the first day of the period presented. As stated above, the pro forma combined consolidated income statements for the years ended December 31, 1992 and 1991 include the results of operations of ABNK from January 1, 1991 through the date of acquisition.

   The unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying Notes to the Pro Forma Combined Consolidated Financial Statements and with the historical Financial Statements of MBI, Wedge Holding, Wedge Bank, UNSL and ABNK. The historical interim financial information for the six months ended June 30, 1994 and 1993, used as a basis for the pro-forma combined consolidated financial statements, include all necessary adjustments which, in management's opinion, are necessary to present the data fairly. These pro forma combined consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the completed and proposed mergers had been consummated on the dates assumed above or of the results of operations that may be achieved in the future.

                                                   MERCANTILE BANCORPORATION INC.
                                           PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                                           JUNE 30, 1994
                                                            (THOUSANDS)
                                                            (UNAUDITED)
                                                                                                                        All Entities
                                                                    Pro Forma                                            Pro Forma
                                                    Wedge Bank       Combined                            CMB & UNSL       Combined
                             MBI      Wedge Bank  Adjustments<F1>  Consolidated    UNSL       CMB      Adjustments<F1>  Consolidated
                         -----------  ----------  -----------      ------------  --------   --------   -----------      ------------
ASSETS
 Cash and due from banks $   556,843   $  7,825    $               $   564,668   $  3,038   $ 22,787   $                $   590,493
 Due from banks -
  interest bearing . . .      10,992         94                         11,086     18,854          0                         29,940
 Federal funds sold and
  repurchase agreements.     113,939          0                        113,939          0     11,025                        124,964
 Investments in debt and
  equity securities
    Trading. . . . . . .       6,020          0                          6,020          0          0                          6,020
    Available-for-sale .     315,152     59,005                        374,157          0     48,359                        422,516
    Held-to-maturity . .   2,980,348     23,950                      3,004,298     16,026    146,919                      3,167,243
                         -----------   --------    --------        -----------   --------   --------   --------         -----------
       Total . . . . . .   3,301,520     82,955           0          3,384,475     16,026    195,278          0           3,595,779
 Loans and leases. . . .   7,619,002    113,165                      7,732,167    420,274    376,542                      8,528,983
 Reserve for possible
  loan losses. . . . . .    (172,493)    (1,399)                      (173,892)    (3,631)    (6,430)                      (183,953)
                         -----------   --------    --------        -----------   --------   --------   --------         -----------
    Net Loans and Leases   7,446,509    111,766           0          7,558,275    416,643    370,112          0           8,345,030
 Bank premises and
  equipment. . . . . . .     203,040      3,858                        206,898      5,923     11,660                        224,481
 Due from customers on
  acceptances. . . . . .      12,174          0                         12,174          0          0                         12,174
 Goodwill. . . . . . . .      54,678          0                         54,678         70      5,835                         60,583
 Other intangibles . . .      14,070          0                         14,070        103          0                         14,173
 Other assets. . . . . .     220,136      3,453      19,121 <F2>       223,589      3,267     12,358     38,577 <F4>        239,214
                                                    (19,121)<F3>                                        (38,577)<F5>
                                                                                                         51,224 <F12>
                                                                                                        (51,224)<F13>
                         -----------   --------    --------        -----------   --------   --------   --------         -----------
   Total Assets. . . . . $11,933,901   $209,951    $      0        $12,143,852   $463,924   $629,055   $      0         $13,236,831
                         ===========   ========    ========        ===========   ========   ========   ========         ===========

LIABILITIES
 Deposits
 Non-interest bearing. . $ 1,473,103   $ 23,651    $               $ 1,496,754   $ 10,218   $ 74,197   $                $ 1,581,169
 Interest bearing. . . .   7,551,827    138,740                      7,690,567    365,365    467,908                      8,523,840
 Foreign . . . . . . . .     115,576          0                        115,576          0          0                        115,576
                         -----------   --------    --------        -----------   --------   --------   --------         -----------
    Total Deposits . . .   9,140,506    162,391           0          9,302,897    375,583    542,105          0          10,220,585
 Federal funds purchased
  and repurchase
  agreements . . . . . .     673,345     26,380                        699,725          0     22,309                        722,034
 Other short-term
  borrowings . . . . . .     628,374          0                        628,374     45,000      1,100                        674,474
 Long-term debt. . . . .     290,162          0                        290,162          0      5,619                        295,781
 Bank acceptances
  outstanding. . . . . .      12,174          0                         12,174          0          0                         12,174
 Other liabilities . . .     175,897      2,059                        177,956      4,764      6,698                        189,418
                         -----------   --------    --------        -----------   --------   --------   --------         -----------
    Total Liabilities. .  10,920,458    190,830           0         11,111,288    425,347    577,831          0          12,114,466

SHAREHOLDERS' EQUITY
 Preferred stock . . . .           -                                         -                   430       (430)<F13>             0
 Common stock. . . . . .     215,734      1,443       4,850 <F2>       220,584      1,744      3,735      7,892 <F4>        241,604
                                                     (1,443)<F3>                                         (1,744)<F5>
                                                                                                         13,128 <F12>
                                                                                                         (3,735)<F13>
 Capital surplus . . . .     168,140      5,145       1,738 <F2>       169,878      7,180     24,376     (2,581)<F4>        182,710
                                                     (5,145)<F3>                                         (7,180)<F5>
                                                                                                         15,413 <F12>
                                                                                                        (24,376)<F13>
 Retained earnings . . .     629,569     12,533      12,533 <F2>       642,102     33,266     22,683     33,266 <F4>        698,051
                                                    (12,533)<F3>                                        (33,266)<F5>
                                                                                                         22,683 <F12>
                                                                                                        (22,683)<F13>
 Treasury Stock. . . . .                                                     0     (3,613)         0      3,613 <F5>              0
                         -----------   --------    --------        -----------   --------   --------   --------         -----------
    Total Shareholders'
     Equity. . . . . . .   1,013,443     19,121           0          1,032,564     38,577     51,224          0           1,122,365
                         -----------   --------    --------        -----------   --------   --------   --------         -----------
    Total Liabilities
     and Shareholders'
     Equity. . . . . . . $11,933,901   $209,951    $      0        $12,143,852   $463,924   $629,055   $      0         $13,236,831
                         ===========   ========    ========        ===========   ========   ========   ========         ===========

See notes to pro forma combined  consolidated financial statements.

                                                   MERCANTILE BANCORPORATION INC.
                                          PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                               FOR THE SIX MONTHS ENDED JUNE 30, 1994
                                                 (THOUSANDS EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)
                                                                       Wedge Bank                           All Entities
                                                                        Pro Forma                             Pro Forma
                                                                        Combined                              Combined
                                             MBI        Wedge Bank    Consolidated     UNSL        CMB      Consolidated
                                          ----------    ----------    ------------    -------    -------    ------------
Interest Income . . . . . . . . . . . .     $402,464     $ 6,969         $409,433     $14,185    $21,195       $444,813
Interest Expense. . . . . . . . . . . .      150,346       2,685          153,031       7,342      8,861        169,234
                                            --------     -------         --------     -------    -------       --------
  Net Interest Income . . . . . . . . .      252,118       4,284          256,402       6,843     12,334        275,579
Provision for Possible Loan Losses. . .       16,398          76           16,474          60        545         17,079
                                            --------     -------         --------     -------    -------       --------
  Net Interest Income after Provision
    for Possible Loan Losses. . . . . .      235,720       4,208          239,928       6,783     11,789        258,500
Other Income
  Trust . . . . . . . . . . . . . . . .       31,574         212           31,786           0          0         31,786
  Investment banking. . . . . . . . . .        4,632           0            4,632           0          0          4,632
  Service charges . . . . . . . . . . .       28,941         579           29,520         472      1,528         31,520
  Credit card fees. . . . . . . . . . .       11,598           0           11,598           0          0         11,598
  Securities gains. . . . . . . . . . .          433         184              617          20          0            637
  Other . . . . . . . . . . . . . . . .       18,760          83           18,843       1,146      2,210         22,199
                                            --------     -------         --------     -------    -------       --------

      Total Other Income. . . . . . . .       95,938       1,058           96,996       1,638      3,738        102,372
Other Expense
  Salaries and employee benefits. . . .      110,964       2,131          113,095       2,526      5,465        121,086
  Net occupancy and equipment . . . . .       29,685         473           30,158         542      1,307         32,007
  Other . . . . . . . . . . . . . . . .       65,838         933           66,771       2,128      3,889         72,788
                                            --------     -------         --------     -------    -------       --------

      Total Other Expense . . . . . . .      206,487       3,537          210,024       5,196     10,661        225,881
                                            --------     -------         --------     -------    -------       --------

      Income Before Income Taxes. . . .      125,171       1,729          126,900       3,225      4,866        134,991
Income Taxes. . . . . . . . . . . . . .       46,113         385           46,498       1,182      1,457         49,137
                                            --------     -------         --------     -------    -------       --------

      Net Income. . . . . . . . . . . .     $ 79,058     $ 1,344         $ 80,402     $ 2,043    $ 3,409       $ 85,854
                                            ========     =======         ========     =======    =======       ========
Per Share Data
  Average Common Shares Outstanding . .   42,947,890                   43,917,890                            48,053,728
  Net Income. . . . . . . . . . . . . .        $1.84                        $1.83                                 $1.79

See notes to pro forma combined consolidated financial statements.

                                                   MERCANTILE BANCORPORATION INC.
                                          PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                               FOR THE SIX MONTHS ENDED JUNE 30, 1993
                                                 (THOUSANDS EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)

                                                                          Wedge Bank                        All Entities
                                                                          Pro Forma                          Pro Forma
                                                                           Combined                           Combined
                                                  MBI       Wedge Bank   Consolidated    UNSL       CMB     Consolidated
                                               ----------   ----------   ------------   -------   -------   ------------
Interest Income. . . . . . . . . . . . .         $421,512     $6,721        $428,233    $13,996   $15,008      $457,237
Interest Expense . . . . . . . . . . . .          171,140      2,568         173,708      7,055     6,483       187,246
                                                 --------     ------        --------    -------   -------      --------

  Net Interest Income. . . . . . . . . .          250,372      4,153         254,525      6,941     8,525       269,991
Provision for Possible Loan Losses . . .           28,534        164          28,698        260       466        29,424
                                                 --------     ------        --------    -------   -------      --------

  Net Interest Income after Provision
    for Possible Loan Losses . . . . . .          221,838      3,989         225,827      6,681     8,059       240,567
Other Income
  Trust. . . . . . . . . . . . . . . . .           30,619        197          30,816          0         0        30,816
  Investment banking . . . . . . . . . .            4,775          0           4,775          0         0         4,775
  Service charges. . . . . . . . . . . .           28,619        584          29,203        422       814        30,439
  Credit card fees . . . . . . . . . . .           11,850          0          11,850          0         0        11,850
  Securities gains . . . . . . . . . . .            2,679         10           2,689          0         0         2,689
  Other. . . . . . . . . . . . . . . . .           21,330        831          22,161        997     1,656        24,814
                                                 --------     ------        --------    -------   -------      --------

      Total Other Income . . . . . . . .           99,872      1,622         101,494      1,419     2,470       105,383
Other Expense
  Salaries and employee benefits . . . .          105,640      2,000         107,640      2,470     3,994       114,104
  Net occupancy and equipment. . . . . .           29,567        364          29,931        487       776        31,194
  Other. . . . . . . . . . . . . . . . .           80,169        901          81,070      1,484     2,535        85,089
                                                 --------     ------        --------    -------   -------      --------

      Total Other Expense. . . . . . . .          215,376      3,265         218,641      4,441     7,305       230,387
                                                 --------     ------        --------    -------   -------      --------

      Income Before Income Taxes . . . .          106,334      2,346         108,680      3,659     3,224       115,563
Income Taxes . . . . . . . . . . . . . .           39,422        638          40,060      1,352       891        42,303
                                                 --------     ------        --------    -------   -------      --------
      Net Income Before Change in
      Accounting Principle . . . . . . .         $ 66,912     $1,708        $ 68,620    $ 2,307   $ 2,333      $ 73,260
                                                 ========     ======        ========    =======   =======      ========
Per Share Data
  Average Common Shares Outstanding. . .       42,243,319                 43,213,319                         46,842,085
  Net Income Before Change in Accounting
    Principle. . . . . . . . . . . . . .            $1.58                      $1.59                              $1.56

See notes to pro forma combined consolidated financial statements.

                                                   MERCANTILE BANCORPORATION INC.
                                          PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                               FOR THE YEAR ENDED DECEMBER 31, 1993
                                                 (THOUSANDS EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)

                                                                          Wedge Bank                        All Entities
                                                                          Pro Forma                          Pro Forma
                                                                           Combined                           Combined
                                                  MBI       Wedge Bank   Consolidated    UNSL       CMB     Consolidated
                                               ----------   ----------   ------------   -------   -------   ------------
Interest Income. . . . . . . . . . . . .         $829,930    $15,258        $845,188    $27,834   $34,452      $907,474
Interest Expense . . . . . . . . . . . .          328,734      5,505         334,239     14,071    14,194       362,504
                                                 --------    -------        --------    -------   -------      --------

  Net Interest Income. . . . . . . . . .          501,196      9,753         510,949     13,763    20,258       544,970
Provision for Possible Loan Losses . . .           61,013        240          61,253        320       956        62,529
                                                 --------    -------        --------    -------   -------      --------

  Net Interest Income after Provision
    for Possible Loan Losses . . . . . .          440,183      9,513         449,696     13,443    19,302       482,441
Other Income
  Trust. . . . . . . . . . . . . . . . .           61,138        409          61,547          0         0        61,547
  Investment banking . . . . . . . . . .            8,486          0           8,486          0         0         8,486
  Service charges. . . . . . . . . . . .           58,511      1,300          59,811        908     2,254        62,973
  Credit card fees . . . . . . . . . . .           24,060          0          24,060          0         0        24,060
  Securities gains . . . . . . . . . . .            3,742        195           3,937          0         0         3,937
  Other. . . . . . . . . . . . . . . . .           43,221        948          44,169      2,261     3,615        50,045
                                                 --------    -------        --------    -------   -------      --------

      Total Other Income . . . . . . . .          199,158      2,852         202,010      3,169     5,869       211,048
Other Expense
  Salaries and employee benefits . . . .          215,333      5,286         220,619      4,995     9,161       234,775
  Net occupancy and equipment. . . . . .           62,638        822          63,460      1,037     2,162        66,659
  Other. . . . . . . . . . . . . . . . .          166,938      1,810         168,748      3,714     6,805       179,267
                                                 --------    -------        --------    -------   -------      --------

      Total Other Expense. . . . . . . .          444,909      7,918         452,827      9,746    18,128       480,701
                                                 --------    -------        --------    -------   -------      --------

      Income Before Income Taxes . . . .          194,432      4,447         198,879      6,866     7,043       212,788
Income Taxes . . . . . . . . . . . . . .           75,568        964          76,532      2,549     1,913        80,994
                                                 --------    -------        --------    -------   -------      --------
      Net Income Before Change in
      Accounting Principle . . . . . . .         $118,864    $ 3,483        $122,347    $ 4,317   $ 5,130      $131,794
                                                 ========    =======        ========    =======   =======      ========
Per Share Data
  Average Common Shares Outstanding. . .       42,439,298                 43,409,298                         47,248,436
  Net Income Before Change in Accounting
    Principle. . . . . . . . . . . . . .            $2.80                      $2.82                              $2.79

See notes to pro forma combined consolidated financial statements.


                                                   MERCANTILE BANCORPORATION INC.
                                          PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                                FOR THE YEAR ENDED DECEMBER 31, 1992
                                               (THOUSANDS EXCEPT FOR PER SHARE DATA)
                                                            (UNAUDITED)
                                                                       ABNK                 Wedge Bank                  All Entities
                                       ABNK                         Pro Forma               Pro Forma                    Pro Forma
                                      1/1/92-        ABNK            Combined                Combined                     Combined
                              MBI     4/30/92<F6> Adjustments<F6>  Consolidated Wedge Bank Consolidated  UNSL     CMB   Consolidated
                           ---------- -------     -----------      ------------ ---------- ------------ ------- ------- ------------
Interest Income. . . . . .   $873,447   $30,729      $(1,692)<F7>     $902,395   $15,931      $918,326  $32,332 $28,577    $979,235
                                                         (89)<F8>
Interest Expense . . . . .    417,358    16,549                        433,907     6,875       440,782   18,517  13,616     472,915
                             --------   -------      -------          --------   -------      --------  ------- -------    --------
  Net Interest Income. . .    456,089    14,180       (1,781)          468,488     9,056       477,544   13,815  14,961     506,320
Provision for Possible
 Loan Losses . . . . . . .     74,579     1,913                         76,492       191        76,683      296     913      77,892
                             --------   -------      -------          --------   -------      --------  ------- -------    --------
  Net Interest Income
   after Provision for
   Possible Loan Losses. .    381,510    12,267       (1,781)          391,996     8,865       400,861   13,519  14,048     428,428
Other Income
  Trust. . . . . . . . . .     57,501       613                         58,114       444        58,558        0       0      58,558
  Investment banking . . .      8,918       136                          9,054         0         9,054        0       0       9,054
  Service charges. . . . .     55,399     2,143                         57,542     1,228        58,770      908   1,559      61,237
  Credit card fees . . . .     21,487        87                         21,574         0        21,574        0       0      21,574
  Securities gains . . . .      5,518         0                          5,518       439         5,957        0       0       5,957
  Other. . . . . . . . . .     35,121     1,130                         36,251       574        36,825    2,221   3,233      42,279
                             --------   -------      -------          --------   -------      --------  ------- -------    --------

    Total Other Income . .    183,944     4,109            0           188,053     2,685       190,738    3,129   4,792     198,659
Other Expense
  Salaries and employee
   benefits. . . . . . . .    192,015     7,199                        199,214     5,123       204,337    4,521   7,617     216,475
  Net occupancy and
   equipment . . . . . . .     55,588     2,027          (31)<F9>       57,584       771        58,355      944   1,630      60,929
  Other. . . . . . . . . .    170,465     5,339          (93)<F10>     175,711     2,218       177,929    3,415   4,607     185,951
                             --------   -------      -------          --------   -------      --------  ------- -------    --------

    Total Other Expense. .    418,068    14,565         (124)          432,509     8,112       440,621    8,880  13,854     463,355
                             --------   -------      -------          --------   -------      --------  ------- -------    --------

    Income Before Income
     Taxes . . . . . . . .    147,386     1,811       (1,657)          147,540     3,438       150,978    7,768   4,986     163,732
Income Taxes . . . . . . .     52,346       513         (595)<F11>      52,264     1,025        53,289    2,540   1,245      57,074
                             --------   -------      -------          --------   -------      --------  ------- -------    --------

    Net Income . . . . . .   $ 95,040   $ 1,298      $(1,062)         $ 95,276   $ 2,413      $ 97,689  $ 5,228 $ 3,741    $106,658
                             ========   =======      =======          ========   =======      ========  ======= =======    ========
Per Share Data
  Average Common Shares
   Outstanding . . . . . . 39,492,237                               40,188,849              41,158,849                   44,255,654
  Net Income . . . . . . .      $2.36                                    $2.32                   $2.33                        $2.37

See notes to pro forma combined consolidated financial statements.

                                                   MERCANTILE BANCORPORATION INC.
                                          PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                                                FOR THE YEAR ENDED DECEMBER 31, 1991
                                               (THOUSANDS EXCEPT FOR PER SHARE DATA)
                                                            (UNAUDITED)
                                                                    ABNK                 Wedge Bank                  All Entities
                                                                 Pro Forma               Pro Forma                    Pro Forma
                                                  ABNK            Combined                Combined                     Combined
                              MBI       ABNK   Adjustments<F6>  Consolidated Wedge Bank Consolidated  UNSL     CMB   Consolidated
                           ---------- -------- -----------      ------------ ---------- ------------ ------- ------- ------------
Interest Income. . . . . .   $879,471 $103,630    $(5,075)<F7>     $977,760   $16,461      $994,221  $39,191 $25,706  $1,059,118
                                                     (266)<F8>
Interest Expense . . . . .    506,916   63,042                      569,958     8,882       578,840   26,417  13,260     618,517
                             -------- --------    -------          --------   -------      --------  ------- -------  ----------
  Net Interest Income. . .    372,555   40,588     (5,341)          407,802     7,579       415,381   12,774  12,446     440,601
Provision for Possible
 Loan Losses . . . . . . .     58,076    2,477                       60,553     1,132        61,685    1,263     870      63,818
                             -------- --------    -------          --------   -------      --------  ------- -------  ----------
  Net Interest Income
   after Provision for
   Possible Loan Losses. .    314,479   38,111     (5,341)          347,249     6,447       353,696   11,511  11,576     376,783
Other Income
  Trust. . . . . . . . . .     49,400    1,860                       51,260       442        51,702        0       0      51,702
  Investment banking . . .      7,463        0                        7,463         0         7,463        0       0       7,463
  Service charges. . . . .     47,504    6,008                       53,512     1,051        54,563      952   1,458      56,973
  Credit card fees . . . .     20,636        0                       20,636         0        20,636        0       0      20,636
  Securities gains . . . .      4,334        4                        4,338       493         4,831      244       0       5,075
  Other. . . . . . . . . .     26,359    3,389                       29,748       393        30,141    1,705   2,794      34,640
                             -------- --------    -------          --------   -------      --------  ------- -------  ----------

    Total Other Income . .    155,696   11,261          0           166,957     2,379       169,336    2,901   4,252     176,489
Other Expense
  Salaries and employee
   benefits. . . . . . . .    172,155   21,245                      193,400     3,846       197,246    3,895   6,494     207,635
  Net occupancy and
   equipment . . . . . . .     50,098    6,102        (92)<F9>       56,108       754        56,862      973   1,549      59,384
  Other. . . . . . . . . .    161,095   16,150       (280)<F10>     176,965     2,347       179,312    5,263   3,896     188,471
                             -------- --------    -------          --------   -------      --------  ------- -------  ----------

    Total Other Expense. .    383,348   43,497       (372)          426,473     6,947       433,420   10,131  11,939     455,490
                             -------- --------    -------          --------   -------      --------  ------- -------  ----------

    Income Before Income
     Taxes . . . . . . . .     86,827    5,875     (4,969)           87,733     1,879        89,612    4,281   3,889      97,782
Income Taxes . . . . . . .     18,673    1,466     (1,785)<F11>      18,354       679        19,033    1,767     924      21,724
                             -------- --------    -------          --------   -------      --------  ------- -------  ----------

    Net Income . . . . . .   $ 68,154 $  4,409    $(3,184)         $ 69,379   $ 1,200      $ 70,579  $ 2,514 $ 2,965  $   76,058
                             ======== ========    =======          ========   =======      ========  ======= =======  ==========
Per Share Data
  Average Common Shares
   Outstanding . . . . . . 31,790,914                            33,867,754              34,837,754                   37,748,653
  Net Income . . . . . . .      $2.37                                 $2.26                   $2.23                        $2.21

See notes to pro forma combined consolidated financial statements.


                     MERCANTILE BANCORPORATION INC.
     NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                             (UNAUDITED)


 <F1>    The acquisitions of Wedge Bank, UNSL and CMB will be accounted for as poolings-of-interests.

 <F2>    Acquisition of Wedge Bank with 970,000 shares of MBI Common
         Stock.

 <F3>    Elimination of MBI's investment in Wedge Bank.

 <F4>    Acquisition of UNSL with 1,578,445 shares of MBI Common
         Stock, based on the exchange ratio of 1.0604 of a share of MBI Common Stock per share of UNSL Common Stock.

 <F5>    Elimination of MBI's investment in UNSL.

 <F6>    The acquisition of ABNK by MBI on April 30, 1992, was
         accounted for as a purchase transaction. The MBI historical financial data includes ABNK from the date of acquisition. The results of operations of ABNK were included in the MBI pro forma combined income statement from January 1, 1991.

 <F7>    Amortization of purchase price adjustment of $7,690,000 on investment securities portfolio.

 <F8>    Interest income, at an estimated short-term interest rate of
         3%, lost on cash of $8,851,000 paid to ABNK's shareholders.

 <F9>    Reduced depreciation and amortization of bank premises and equipment as a result of the valuation adjustment of $1,102,000.

<F10>    Goodwill of $2,285,000 amortized under the straight line
         method over a period of 15 years, net of the elimination of ABNK's annual goodwill amortization of $432,000.

<F11>    Tax effect of pro forma adjustments.

<F12>    Acquisition of CMB with 2,625,533 shares of MBI Common Stock, based on exchange ratio of .5970 of a share of MBI Common Stock per share of CMB Common Stock. 43,000 shares of CMB Preferred Stock were converted to 549,000 shares of CMB Common Stock prior to said acquisition.

<F13>    Elimination of MBI's Investment in CMB.

         INFORMATION REGARDING WEDGE HOLDING AND WEDGE BANK
         --------------------------------------------------

BUSINESS

            GENERAL. The Wedge Holding Company is a registered bank holding company incorporated on October 3, 1977, under the laws of the State of Delaware. As of the date hereof, Wedge Holding has nine (9) shareholders. Wedge Holding's principal office is located at 620 East Broadway, Alton, Illinois. Wedge Holding owns 82.15% of the issued and outstanding Wedge Bank Common Stock. Wedge Bank, located in Alton, Illinois, has branch facilities in East Alton, Brighton, Bethalto and Godfrey, Illinois.

            Wedge Bank is a community bank serving the needs of Alton, Illinois since 1902. Its Board of Directors is composed of individuals who reside in its service area. Wedge Bank's net income consists primarily of net interest income and other income. Wedge Bank's principal non-interest expenses are salaries and employee benefits, occupancy expenses, equipment expenses, provisions for loan losses, FDIC insurance expenses, professional services and other operating expenses.

            SUBSIDIARY BANK AND MARKET AREA. As of June 30, 1994, Wedge Bank had total assets of $210 million and total deposits of $162 million. Wedge Bank offers a full range of financial services to commercial, industrial and individual customers, including short-term and medium-term loans, revolving credit arrangements, inventory and accounts receivable financing, equipment financing, real estate lending, savings accounts, interest and non-interest bearing checking accounts, and installment and other personal loans. Other services include safe-deposit boxes, federal tax depository and night depository services. The Wedge Edge(R)
Automatic Teller Machine (ATM) network provides 24 hour banking and is affiliated with the regional BankMate(R) network and the international CIRRUS(R) and Plus(R) networks. Wedge Bank also provides trust and agency services, primarily to individuals and, to a lesser extent, to partnerships, corporations and other entities.
Such services include providing investment, management, administrative and advisory services for agency and trust accounts, acting as trustee of living and testamentary trusts and employee benefit plans, and serving as personal representative, administrator and/or conservator of estates.

            Wedge Bank is an Illinois bank, chartered by the Illinois Commissioner of Banks and Trusts. It is insured by the FDIC to the full extent provided by applicable laws and regulations.

            LENDING ACTIVITIES. Wedge Bank has a diverse lending portfolio consisting of commercial/consumer loans and residential real estate loans. The primary lending area is the Greater Alton Area located in Madison County, Illinois, with some loans being made in Macoupin and Jersey counties. Few loans are made outside of this area, although Wedge Bank does participate in loans made by the Greene County National Bank in Carrollton, Illinois, and the First Community Bank of Taney County in Branson, Missouri. As of June 30, 1994, Wedge Bank had aggregate loans outstanding of $113,247,000 representing 69.74% of total deposits and 53.94% of total assets.

            EMPLOYEES. As of June 30, 1994, Wedge Bank employed 164 people, 148 of whom work full-time. None of the employees are subject to a collective bargaining agreement. Relationship with the employees is considered to be good.

            LITIGATION. Wedge Holding and Wedge Bank are, from time to time, parties to various legal actions which arise in the normal course of business. Management believes, after discussion with legal counsel, that there is no proceeding, threatened or pending, against Wedge Holding or Wedge Bank, which if determined adversely, would have a material adverse affect on the business or financial position of Wedge Holding or Wedge Bank.

            PROPERTIES. Wedge Holding's headquarters are situated at 620 East Broadway, Alton, Illinois. This building also serves as the main facility for Wedge Bank. In addition to the main facility, Wedge Bank operates three branch facilities in Alton, Illinois, one in Godfrey, Illinois, one in Brighton, Illinois, two in Bethalto, Illinois and one in East Alton, Illinois.

            1. The main offices are located at 620 East Broadway, Alton, Illinois. This facility consists of a three story building with a basement. The total floor area for the building is approximately 24,825 square feet.

            2. A branch bank is located at 4365 North Alby Street, Alton Square, Alton, Illinois. This is a one story building with a basement and consists of approximately 3,500 square feet. There are five drive-up lanes, a lobby with three walk-up tellers, customer service desks and two loan offices.

            3. A drive-up facility is maintained at 620 East Front Street, Alton, Illinois. There are five drive-up lanes and an office building of approximately 3,900 square feet with three walk-up tellers. Co-located with this facility is a 2,220 square foot warehouse.

            4. A drive-up facility is maintained at 2703 Godfrey Road, Godfrey, Illinois. This building consists of approximately 3,750 square feet of which 75% is occupied by tenants. There are two drive-up lanes and a lobby with one walk-up teller.

            5. The main Godfrey branch is located at 5759 Godfrey Road, Godfrey, Illinois. It is a one story building consisting of approximately 5,000 square feet. There are four drive-up lanes, a lobby with four walk-up tellers, customer service desks, a loan department, and safe deposit boxes.

            6. A branch bank is located in Brighton, Illinois at 200 North Main Street, Brighton, Illinois. This two story building consists of approximately 10,000 square feet. It has two drive-up lanes, a lobby with four walk-up tellers, customer service desks, loan area and safe deposit boxes. The second floor is currently unoccupied.

            7. A branch bank is located in Bethalto, Illinois at 101 South Prairie Street, Bethalto, Illinois. This building consists of approximately 4,900 square feet. It has five drive-up lanes, a lobby with four walk-up tellers, customer service desks, a loan area and safe deposit boxes.

            8. A drive-up facility is maintained at #1 Terminal Drive, East Alton, Illinois. This building consists of approximately 1,920 square feet of office space plus a full basement. It has five drive-up lanes and a lobby with two walk-up tellers.

            Wedge Bank owns the real estate and buildings out of which it operates including drive-up facilities and branch locations, except for the 5759 Godfrey location, which is leased.

            In addition, the bank has recently purchased a three story office building at 620 East Third Street with approximately 24,600 square feet and a one story building at 622-624 East Broadway with approximately 2,300 square feet of space. The buildings are presently occupied by commercial tenants and will be available for future expansion by June 30, 1995.

            VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. The following table sets forth the beneficial ownership of shares of Wedge Holding Preferred Stock and Wedge Holding Common Stock
as of June 30, 1994, held by: (i) each person who is known to Wedge Holding to beneficially own more than 5% of the outstanding shares of Wedge Holding Preferred Stock or Wedge Holding Common Stock; (ii) each person who is a director of Wedge Holding; and
(iii) all directors and executive officers as a group. Unless otherwise indicated, all shares are held with sole voting and investment power.


                                        Amount and Nature of      Percent of
Name of Beneficial Owners:            Beneficial Ownership <F1>   Class <F2>
- -------------------------             -------------------------   ----------

Melvin G. Hall, Trustee Under the
Melvin G. Hall Revocable Trust
P.O. Box 2393
Alton, Illinois 62002-2393
     Preferred                                46,112                72.35%
     Common                                    8,254                53.88%

Robert Lynn Hall
P.O. Box 2393
Alton, Illinois 62002-2393
     Preferred                                10,020                15.72%
     Common                                    4,734                30.90%

M. Cheryl Hall
526 Middleton Ct.
St. Louis, Missouri 63122
     Preferred                                 3,801                 5.96%
     Common                                    1,246                 8.39%

M. Leon Hall
216 West Jackson
Webster Groves, Missouri 63119
     Preferred                                 3,801                 5.96%
     Common                                      680                 4.44%

Minnie L. Hall
     Common                                      175                 1.14%

All directors and executive officers
as a group (4 persons)
     Preferred                                59,933                94.04%
     Common                                   14,409                94.07%

- -------------------------------------
           <F1> Beneficial ownership of shares as of June 30, 1994,
as determined in accordance with the applicable Securities and Exchange Commission rules, includes all shares as to which a person directly or indirectly has or shares voting and/or investment power and all shares as to which the person has a right to acquire sole or shared voting and/or investment power and all shares as to which the person has a right to acquire sole or shared voting and/or investment power within 60 days of the reporting date. The listed owner is the sole record and beneficial owner of all shares listed unless otherwise noted.

           <F2> Based upon 63,734 shares of Wedge Holding Preferred
Stock and 15,318 shares of Wedge Holding Common Stock outstanding as of June 30, 1994.

            The following table sets forth the beneficial ownership of shares of Wedge Bank Common Stock as of June 30, 1994, held by:
(i) each person who is known to Wedge Bank to beneficially own more than 5% of the outstanding shares of Wedge Bank Common Stock;
(ii) each person who is a director of Wedge Bank; and (iii) all of the directors and executive officers as a group. Unless otherwise indicated, all shares are held with sole voting and investment power.


                                        Amount and Nature of         Percent of
Name of Beneficial Owners:            Beneficial Ownership <F1>      Class <F2>
- --------------------------            -------------------------      ----------

Melvin G. Hall                               128,921<F3>               89.32%
P.O. Box 2393
Alton, Illinois 62002-2393

The Wedge Holding Company                    118,556                   82.15%
P.O. Box 2393
Alton, Illinois 62002-2393

Robert Lynn Hall                               2,354<F4>                1.63%

Casper J. Jacoby, III                            678<F5>                  <F6>

Robert Watson                                    270                      <F6>

Ronald C. Mottaz                                 200                      <F6>

Homer E. Clark, Jr.                              100                      <F6>

Charles W. Earnshaw, Jr.                          --                      <F6>

J. Richard Miller                                100                      <F6>

Harold J. Thomeczek                              100                      <F6>

Eugene F. Tutoky                                 100                      <F6>

All directors and executive officers         132,807                   92.02%
as a group (15 persons)

- ------------------------------------
           <F1> Beneficial ownership of shares as of June 30, 1994,
as determined in accordance with the applicable Securities and Exchange Commission rules, includes all shares as to which a person directly or indirectly has or shares voting and/or investment power and all shares as to which the person has a right to acquire sole or shared voting and/or investment power and all shares as to which the person has a right to acquire sole or shared voting and/or investment power within 60 days of the reporting date. The listed owner is the sole record and beneficial owner of all shares listed unless otherwise noted.

           <F2> Based upon 144,320 shares of Wedge Bank Common Stock
outstanding as of June 30, 1994.

            <F3>Total includes 6,702 shares held by a trust in which
Mr. Hall is trustee, 118,556 shares owned of record by Wedge
Holding and to which Mr. Hall may be deemed to have voting and investment power as the controlling stockholder of Wedge Holding, 660 shares held of record by Branson Inn and to which Mr. Hall may be deemed to have voting and investment power as the controlling

                                    -46-

stockholder, and 2,803 shares held of record by MCL Holding Company and as to which Mr. Hall may be deemed to have voting and investment power as the controlling stockholder.

            <F4>Total includes 969 shares held of record jointly with
Mr. Hall's wife and 515 shares held of record by Mr. Hall's wife, as to which shares Mr. Hall has shared voting and investment power.

            <F5>Total includes 578 shares held by a trust in which
Mr. Jacoby is trustee.

            <F6>Less than one percent.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF WEDGE BANK

            The following management's discussion and analysis is intended to provide a review of significant factors affecting the financial conditions and results of operations of Wedge Bank as of and for the six months ended June 30, 1994 and 1993, and the years ended December 31, 1993, 1992 and 1991. All trends for the years ended December 31, 1993, 1992 and 1991 are also reflective of the operations, in all material respects, of Wedge Holding.

Comparison of Operating Results for the Six Months Ended June 30,
- -----------------------------------------------------------------
1994 and 1993
- -------------

            General. Net income for the six months ended June 30, 1994 was $1.3 million, compared to net income of $1.7 million for the six months ended June 30, 1993. The decrease of $400,000 was primarily attributable to an increase in net interest income of $131,000 offset by a decrease in other income of $564,000 and an increase in other expenses of $272,000.

            Interest Income. Interest income increased $248,000 or 3.7% for the six months ended June 30, 1994 compared to 1993. The increase resulted primarily from increases in interest income on investment securities of $433,000 partially offset by a decrease in interest income on loans of $198,000.

            The increase in interest income on investment securities resulted from an increase in the average balance of investment securities from $70.9 million in 1993 to $81.0 million in 1994 and an increase in the average yield on investment securities from 5.7% in 1993 to 6.0% in 1994. The increase in the average balance of investment securities reflects the investment of increased public fund deposits. The average yield increased due to the upward swing in interest rates during the first two quarters of 1994.

            The decrease in interest income on loans resulted from a decrease in the average balance of loans outstanding from $117.4 million in 1993 to $112.5 million in 1994, with the average yield on loans remaining constant at 7.9% in 1993 and 1994. the decrease in the average balance of loans outstanding during 1994 reflects the assumption of approximately $2.8 million of student loans by SLMA. These loans are originated by Wedge Bank and held in the portfolio until principal payments begin, at which time SLMA assumes the loan from Wedge Bank. The remaining decrease is primarily attributable to principal payments in excess of originations.

            Interest Expense. Interest expense increased $117,000, or 4.6% for the six months ended June 30, 1994 compared to 1993. The increase resulted primarily from increases in interest expenses on short term borrowings of $235,000 partially offset by a decrease in interest expense on deposits of $118,000.

            The increase in interest expense on short term borrowings securities resulted from an increase in the average balance of short term borrowings outstanding from $10.4 million in 1993 to $21.9 million in 1994 and an increase in the average rate paid on such borrowings from 3.5% in 1993 to 3.8% in 1994. The increase in the average balance short term borrowings outstanding was primarily attributable to the addition of securities sold under agreements to repurchase with the State of Illinois. The average rate paid on such borrowings increased due to the upward swing in interest rates during the first two quarters of 1994.

            The decrease in interest expense on deposits resulted from an increase in the average rate paid on such deposits outstanding from 3.0% in 1993 to 3.2% in 1994 offset by a decrease in the average balance of interest bearing deposits outstanding from $159.8 million in 1993 to $141.2 million in 1994. The decrease in the average balance of interest bearing deposits resulted from certain state certificates of deposit which matured, being converted to repurchase agreements and a change in structure of certain deposit accounts from interest bearing to noninterest bearing. The average rate paid for deposits increased due to the upward swing in interest rates during the first two quarters of 1994.

            Provision for Loan Losses. The provision for loan losses was $76,000 for the six months ended June 30, 1994 compared to $164,000 for the six months ended June 30, 1993. The provision for loan losses is established based upon management's estimate of the allowance for loan losses required to absorb losses inherent in existing loans and commitments to extend credit.

            Other Income. Other income decreased $564,000 for the six months ended June 30, 1994 compared to 1993. The decrease is primarily attributable to a decrease in gains on sale of real estate acquired in settlement of loans of $764,000 partially offset by an increase in net securities gains of $174,000.

            Gains on sale of real estate acquired in settlement of loans decreased due to the sale of one large commercial real estate property located in Southwest Missouri during 1993. Net securities gains increased due to the existence of conditions during 1994 which prompted management to sell investment securities prior to maturity because of changes in prepayment risk, asset/liability management strategy, interest rate outlook or other reasons.

            Other Expenses. Other expenses increased $272,000 for the six months ended June 30, 1994 compared to 1993. The increase is primarily attributable to normal cost of living adjustments. The increase in equipment costs is primarily attributable to increased service fees for computer equipment.

            Income Taxes. Income tax decreased $253,000 for the six months ended June 30, 1994 compared to 1993. Income tax decreased due to the decrease in taxable income before income taxes during 1994.

Comparison of Operating Results for the Years Ended December 31,
- ----------------------------------------------------------------
1993 and 1992
- -------------

            General. Net income for the year ended December 31, 1993 was $3.5 million, compared to net income of $2.4 million for the year ended December 31, 1992. The increase of $1.1 million was primarily attributable to an increase in net interest income of $697,000, an increase in other income of $167,000 and a decrease in other expenses of $194,000.

            Interest Income. Interest income decreased $673,000, or 4.2%, for the year ended December 31, 1993 compared to 1992. The decrease resulted primarily from decreases in interest income on loans of $567,000, and in interest income on taxable investment securities of $632,000 partially offset by an increase in interest income on tax-exempt investment securities of $452,000.

            The decrease in interest income on loans resulted from a decrease in the average balance of loans outstanding from $116.2 million in 1992 to $112.2 million in 1993 and a decrease in the average yield on loans from 9.36% in 1992 to 9.18% in 1993. The decrease in the average balance of loans outstanding during 1993 reflects the assumption of approximately $2.8 million of student loans by the Student Loan Marketing Association ("SLMA").

These loans are originated by Wedge Bank and held in portfolio until principal payments begin, at which time SLMA assumes the loan from Wedge Bank. The remaining decrease is primarily attributable to principal payments in excess of originations. The average yield decreased due to the overall declining interest rate environment.

            The decrease in interest income on taxable investment securities resulted from a decrease in the average balance of taxable investment securities outstanding from $57.4 million in 1992 to $51.6 million in 1993 and a decrease in the average yield on taxable investment securities from 7.62% in 1992 to 7.25% in 1993. The decrease in the average balance of taxable investment securities outstanding during 1993 reflects the shifting of funds within the investment portfolio to tax-exempt securities. The average yield decreased due to the overall declining interest rate environment. The increase in tax-exempt interest income resulted principally from an increase in the average balance of tax-exempt investment securities outstanding from $9.4 million in 1992 to $16.5 million in 1993.

            Interest Expense. Interest expense decreased $1.4 million, or 20%, for the year ended December 31, 1993 compared to 1992. The decrease resulted primarily from a decrease in interest expense on deposits of $1.4 million partially offset by an increase in interest expense on short-term borrowings of $59,000. The decrease in interest expense on deposits resulted from a decrease in the average balance of interest-bearing deposits outstanding from $157.7 million in 1992 to $146.8 million in 1993 and a decrease in the average rate paid on such deposits from 4.10% in 1992 to 3.43% in 1993. The decrease in the average balance of interest-bearing deposits resulted primarily from the absence of State of Illinois deposits in 1993 compared to 1992. The average rate paid on such deposits decreased due to the overall declining interest rate environment.

            The increase in interest expense on short-term borrowings was primarily attributable to an increase in the average balance of such borrowings from $8.4 million in 1992 to $13.2 million in 1993 partially offset by a decrease in the average rate paid on such borrowings from 4.84% in 1992 to 3.51% in 1993. The increase in the average balance of short-term borrowings outstanding was primarily due to the addition of securities sold under agreements to repurchase with the State of Illinois. The average rate paid on short-term borrowings decreased due to the overall declining interest rate environment.

            Provision for Loan Losses. The provision for loan losses was $240,000 for the year ended December 31, 1993 compared to $191,000 for the year ended December 31, 1992.

            The provision for loan losses is established based upon management's estimate of the allowance for loan losses required to absorb losses inherent in existing loans and commitments to extend credit. In determining the adequacy of the allowance, management takes into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, prior loss experience, loan concentration, specific problem loans and current and anticipated economic conditions that may affect the borrowers' ability to pay.

            Other Income. Other income increased $167,000 for the year ended December 31, 1993 compared to 1992. The increase is primarily due to increases in service charge income of $72,000 and gains on sale of real estate acquired in settlement of loans of $401,000 partially offset by a decrease in net securities gains of $244,000.

            The increase in service charge income is the result of increases in the average balance of noninterest-bearing deposits from $12.2 million in 1992 to $16.1 million in 1993 and the resultant increased number of accounts subject to minimum balance charges. Gains on sale of real estate acquired in settlement of loans increased due to the sale of one large commercial real estate property located in Southwest Missouri. Net securities gains decreased due to the absence of conditions which would prompt management from time to time to sell investment securities prior to maturity because of changes in prepayment risk, asset/liability management strategy, interest rate outlook or other reasons.

            Other Expenses. Other expenses decreased $194,000 for the year ended December 31, 1993 compared to 1992. The decrease is primarily attributable to a decrease in employee benefits of $251,000, a decrease in other expenses of $354,000, partially offset by an increase in salaries of $414,000. The decrease in employee benefits resulted from increased levels of compensation expense recognized in 1992 related to Wedge Bank's deferred compensation plan. The decrease in other expenses resulted principally from decreased professional fees and numerous other miscellaneous decreases. The increase in salaries is attributable to bonuses paid to certain members of management due to the successful sale of a commercial real estate property and normal cost of living adjustments.

            Income Taxes. Income tax expense decreased $61,000 for the year ended December 31, 1993 compared to 1992. Income tax expense remained relatively constant since the increased levels of income before income taxes were primarily the result of increases in tax-exempt investment income.


Comparison of Operating Results for the Years Ended December 31,
- ----------------------------------------------------------------
1992 and 1991
- -------------

            General. Net income for the year ended December 31, 1992 was $2.4 million, compared to net income of $1.2 million for the year ended December 31, 1991. The increase of $1.2 million was primarily attributable to an increase in net interest income of $1.5 million, a decrease in the provision for loan losses of $941,000 partially offset by an increase in income tax expense of $346,000, and increases in other income of $306,000 and other expenses of $1.2 million.

            Interest Income. Interest income decreased $530,000, or 3.2%, for the year ended December 31, 1992 compared to 1991. The decrease resulted from decreases in interest income on loans of $48,000, interest income on taxable investment securities of $481,000, interest income on other interest-bearing deposits (principally Fed funds) of $254,000 partially offset by increases in interest income on tax-exempt investment securities of $253,000.

            The decrease in interest income on loans resulted from a decrease in the average yield on loans from 10.28% in 1991 to 9.36% in 1992. This yield decrease was partially offset by an increase in the average balance of loans from $106.1 million in 1991 to $116.2 million in 1992. The average yield on loans decreased due to a declining interest rate environment. The average balance of loans increased due to an active residential real estate market.

            The decrease in interest income on taxable investment securities resulted from a decrease in the average yield on taxable investment securities from 8.51% in 1991 to 7.62% in 1992 partially offset by an increase in the average balance of taxable investment securities outstanding from $57.1 million in 1991 to $57.4 million in 1992. The average yield decreased due to the overall declining interest rate environment. The average balance increased due to the timing of purchases and maturities. Interest income from tax-exempt securities increased primarily due to the increase in the average balance of such securities from $5.3 million in 1991 to $9.4 million in 1992. This increase follows management's intent to invest available funds into tax-exempt securities.

            The decrease in interest income on other interest-bearing investments was primarily the result of a decrease in the average balance of such investments from $4.9 million in 1991 to $2.5 million in 1992 and a decrease in the average yield from 7.18% in 1991 to 3.95% in 1992. The decrease in the average balance was attributable to proceeds from maturities being used to fund loan demand and the decrease in rate was attributable to a declining interest rate environment.

            Interest Expense. Interest expense decreased $2.0 million, or 22.5%, for the year ended December 31, 1992 compared to 1991. The decrease resulted primarily from a decrease in interest expense on deposits of $2.3 million offset by an increase in interest expense on short-term borrowings of $318,000. The decrease in interest expense on deposits resulted from an increase in the average balance of deposits from $153.4 million in 1991 to $157.7 million in 1992 offset by a decrease in the average rate paid on deposits from 5.73% in 1991 to 4.10% in 1992. The increase in the average balance of deposits resulted primarily from the addition of State of Illinois deposits in 1992 compared to 1991. The average rate paid on deposits decreased due to the overall declining interest rate environment.

            The increase in interest expense on short-term borrowings is primarily attributable to an increase in the average balance from $1.6 million in 1991 to $8.4 million in 1992 partially offset by a decrease in the average rate paid on short-term borrowings from 5.29% in 1991 to 4.84% in 1992. The increase in the average balance of short-term borrowings is primarily due to the net increase in advances from the Federal Home Loan Bank in 1992 over 1991. These borrowings were used to fund loan originations. The average rate paid on short-term borrowings decreased due to the overall declining interest rate environment.

            Provision for Loan Losses. The provision for loan losses was $191,000 for the year ended December 31, 1992 compared to $1.1 million for the year ended December 31, 1991. The decrease in the provision for loan losses in 1992 was due to the absence of a significant provision for a loan in 1991 related to a commercial real estate property located in Southwest Missouri.

            Other Income. Other income increased $306,000 for the year ended December 31, 1992 compared to 1991. The increase in other income is primarily attributable to the increase in gains on sale of real estate acquired in settlement of loans as a result of a sale of a commercial real estate property in Southwest Missouri in 1992.

            Other Expenses. Other expenses increased $1.2 million for the year ended December 31, 1992 compared to 1991. The increase is primarily related to increases in salaries and employee benefits resulting from normal cost of living adjustments, additional staff and increased levels of compensation expense recognized in 1992 related to Wedge Bank's deferred compensation plan.

            Income Taxes. Income tax expense increased $346,000 for the year ended December 31, 1992 compared to 1991 primarily due to increased levels of income before income taxes.

AVERAGE BALANCE SHEETS; NET INTEREST INCOME

            The following tables set forth for the periods indicated, certain information relating to Wedge Bank's average balance sheets and its average yields on assets and average costs of liabilities. Such yields and costs are calculated by dividing income or expense by the applicable average balance of assets or liabilities. Daily balances are used to calculate average balances. Nonaccruing loans are not significant and have been included in the average loan balances for purposes of this computation.


                                                                   Year Ended December 31, 1993
                                                            --------------------------------------
                                                                      (Dollars In Thousands)

                                                                           Interest       Average
                                                            Average        Income/        Yield/
Assets                                                      Balance        Expense       Rate Paid
                                                            -------        --------      ---------

Loans (net of unearned income)                              $112,185       $10,301         9.18%
Investment securities:
 Taxable                                                      51,629         3,742         7.25
 Tax-exempt                                                   16,506         1,044         6.32
Federal funds sold                                             5,157           171         3.32
                                                            --------       -------
    Total earning assets/interest income/yield               185,477        15,258         8.23
                                                                           -------

Allowance for loan losses                                     (1,481)
Cash and due from banks                                        5,586
Other assets                                                   5,873
                                                            --------

    Total assets                                            $195,455
                                                            ========

Liabilities and Stockholders' Equity

Interest-bearing deposit accounts                           $146,797         5,041         3.43%
Other borrowings                                              13,220           464         3.51
                                                            --------       -------

    Total interest-bearing liabilities/interest
      expense/rate                                           160,017         5,505         3.44
                                                                           -------

Noninterest-bearing demand deposits                           16,068
Other liabilities                                              2,154
                                                            --------

    Total liabilities                                        178,239

Stockholders' equity                                          17,216
                                                            --------

    Total liabilities and stockholders' equity              $195,455
                                                            ========

Net interest income/net yield on earning assets (net
 interest income divided by total earning assets)                          $ 9,753         5.26%
                                                                           =======



                                                                   Year Ended December 31, 1992
                                                            --------------------------------------
                                                                      (Dollars In Thousands)

                                                                           Interest       Average
                                                            Average        Income/        Yield/
Assets                                                      Balance        Expense       Rate Paid
                                                            -------        --------      ---------

Loans (net of unearned income)                              $116,163       $10,868         9.36%
Investment securities:
 Taxable                                                      57,438         4,374         7.62
 Tax-exempt                                                    9,356           592         6.33
Federal funds sold                                             2,458            97         3.95
                                                            --------       -------

    Total earning assets/interest income/yield               185,415        15,931         8.59
                                                                           -------

Allowance for loan losses                                     (1,545)
Cash and due from banks                                        6,836
Other assets                                                   7,602
                                                            --------

    Total assets                                            $198,308
                                                            ========

Liabilities and Stockholders' Equity

Interest-bearing deposit accounts                           $157,695         6,470         4.10%
Other borrowings                                               8,373           405         4.84
                                                            --------       -------

    Total interest-bearing liabilities/interest
      expense/rate                                           166,068         6,875         4.14
                                                                           -------

Noninterest-bearing demand deposits                           12,234
Other liabilities                                              1,975
                                                            --------

    Total liabilities                                        180,277

Stockholders' equity                                          18,031
                                                            --------

    Total liabilities and stockholders' equity              $198,308
                                                            ========

Net interest income/net yield on earning assets (net
 interest income divided by total earning assets)                          $ 9,056         4.88%
                                                                           =======



                                                                   Year Ended December 31, 1991
                                                            --------------------------------------
                                                                      (Dollars In Thousands)

                                                                           Interest       Average
                                                            Average        Income/        Yield/
Assets                                                      Balance        Expense       Rate Paid
                                                            -------        --------      ---------

Loans (net of unearned income)                              $106,142       $10,916         10.28%
Investment securities:
 Taxable                                                      57,060         4,855          8.51
 Tax-exempt                                                    5,271           339          6.43
Federal funds sold                                             4,890           351          7.18
                                                            --------       -------

    Total earning assets/interest income/yield               173,363        16,461          9.50
                                                                           -------
Allowance for loan losses                                       (947)
Cash and due from banks                                        7,370
Other assets                                                   7,932
                                                            --------

    Total assets                                            $187,718
                                                            ========

Liabilities and Stockholders' Equity

Interest-bearing deposit accounts                           $153,363         8,795          5.73%
Other borrowings                                               1,645            87          5.29
                                                            --------       -------

    Total interest-bearing liabilities/interest
      expense/rate                                           155,008         8,882          5.73
                                                                           -------

Noninterest-bearing demand deposits                           14,496
Other liabilities                                              2,063
                                                            --------

    Total liabilities                                        171,567

Stockholders' equity                                          16,151
                                                            --------

    Total liabilities and stockholders' equity              $187,718
                                                            ========

Net interest income/net yield on earning assets (net
 interest income divided by total earning assets)                          $ 7,579          4.37%
                                                                           =======


CHANGES IN INTEREST INCOME AND EXPENSE -
1993 COMPARED TO 1992 AND 1991 COMPARED TO 1990

            The following tables set forth for the years indicated, a summary of the changes in interest income and interest expense resulting from changes in volume and changes in rates. The rate and volume differences have been included in the changes in rate.


                                                                        1993 Compared to 1992
                                                            -----------------------------------------
                                                                       (Dollars In Thousands)

                                                                                      Increase
                                                               Total                 (Decrease)
                                                              of Net                attributable
                                                             Increase               to change in
                                                                              -----------------------
                                                            (Decrease)        Volume           Rate
                                                            ----------        ------           ----

Interest income:
 Loans (net of unearned income)                             $    (567)       $  (368)        $  (199)
 Investment securities:
    Taxable                                                      (632)          (428)           (204)
    Tax-exempt                                                    452            452
 Federal funds sold                                                74             92             (18)
                                                            ---------        -------         -------
      Total interest income                                      (673)          (252)           (421)
                                                            ---------        -------         -------

Interest expense:
 Interest-bearing deposit accounts                             (1,429)          (425)         (1,004)
 Other borrowings                                                  59            191            (132)
                                                            ---------        -------         -------
    Total interest expense                                     (1,370)          (234)         (1,136)
                                                            ---------        -------         -------

Net interest income                                         $     697        $   (18)        $   715
                                                            =========        =======         =======


                                                                        1992 Compared to 1991
                                                            -----------------------------------------
                                                                       (Dollars In Thousands)

                                                                                      Increase
                                                               Total                 (Decrease)
                                                              of Net                attributable
                                                             Increase               to change in
                                                                              -----------------------
                                                            (Decrease)        Volume           Rate
                                                            ----------        ------           ----

Interest income:
 Loans (net of unearned income)                             $     (48)       $   983         $(1,031)
 Investment securities:
    Taxable                                                      (481)            32            (513)
    Tax-exempt                                                    253            259              (6)
 Federal funds sold                                              (254)          (133)           (121)
                                                            ---------        -------         -------
      Total interest income                                      (530)         1,141          (1,671)
                                                            ---------        -------         -------

Interest expense:
 Interest-bearing deposit accounts                             (2,325)           242          (2,567)
 Other borrowings                                                 318            326              (8)
                                                            ---------        -------         -------
    Total interest expense                                     (2,007)           568          (2,575)
                                                            ---------        -------         -------

Net interest income                                         $   1,477        $   573         $   904
                                                            =========        =======         =======


LENDING ACTIVITIES

            Wedge Bank's loan portfolio consists primarily of real estate loans, commercial loans, and consumer loans. Wedge Bank has no foreign loans. At June 30, 1994, Wedge Bank had total net loans of $113.2 million, equaling 69.7% of total deposits and 53.9% of total assets.

            Wedge Bank's primary market focus has been on commercial, installment, and mortgage lending to businesses and individuals in its service area. Consequently, adverse changes in economic conditions in this area would impair Wedge Bank's ability to collect loans and would otherwise have a negative effect on the financial condition of Wedge Holding. Few loans are made outside of Wedge Bank's service area.

            The following tables show the classification of loans by major category for Wedge Bank as of June 30, 1994:


                       Loan Distribution by Type
                            (in thousands)

            Loan Type                       June 30, 1994
- -------------------------------------       -------------

Agricultural                                 $     49
Commercial & industrial                        14,940
Floor plan - automobiles                          235
Residential real estate                        87,892
Personal consumer loans                         1,385
Home improvement - direct                         204
Automobile - direct                               978
Automobile - indirect                              46
Recreational vehicles                              98
Student loans                                   1,457
Revolving home equity                           1,627
Revolving overdraft checking                       26
Premiums on mortgage loans                        132
FHA Title I property loans                      4,178
                                             --------
Gross loans                                   113,247
Less income collected not earned                   82
                                             --------
Loans net of unearned income                  113,165
Less allowance for loan losses                  1,399
                                             --------
Loans net of unearned income and
    allowance for loan losses                $111,766
                                             ========

                                     Loan Portfolio Growth
                                        (in thousands)

                                                         December 31,
                         June 30,     ---------------------------------------------------
                           1994       1993        1992       1991       1990       1989
                           ----       ----        ----       ----       ----       ----
Commercial,
   agriculture & other   $ 15,224  $   8,444   $  8,745   $ 10,324    $ 12,912   $ 16,822

Real estate/
   mortgage                93,829     98,877    102,334     91,826      71,256     58,955

Installment                 4,194      4,750      8,610     10,354      13,581     16,741
                         --------   --------   --------   --------    --------   --------

Total gross loans        $113,247   $112,071   $119,689   $112,504    $ 97,749   $ 92,518
                         ========   ========   ========   ========    ========   ========

The following table shows the approximate maturities for fixed rate loans at December 31, 1993:

            Approximate Maturities of Loans at December 31, 1993
                              (in thousands)

                            Under      1-5      Over        Total
                           1 Year     Years    5 Years      Loans
                           ------     -----    -------      -----

Commercial,
  agricultural & other    $  2,009  $  1,321   $  5,114   $  8,444

Real estate/
  mortgage                   1,454     4,547     92,876     98,877

Installment                  1,018     3,121        611      4,750
                          --------  --------   --------   --------
Total (gross loans)       $  4,481  $  8,989   $ 98,601   $112,071
                          ========  ========   ========   ========

            Interest rates charged on loans are calculated on market and credit risk, competitive factors, regulatory considerations and profitability objectives. The following table shows the amount of loans as of December 31, 1993, by maturity that have fixed interest rates and that have variable interest rates:

   Distribution of Fixed and Variable Rate Loans at December 31, 1993
                           (in thousands)

                                Fixed   Variable     Total
Maturity Class                  Rate      Rate       Loans
- --------------                  -----   --------     -----

Due up to one year            $  1,521   $  2,960    $  4,481

Due over one year               40,512     67,078     107,590
                              --------   --------    --------
Total                         $ 42,033   $ 70,038    $112,071
                              ========   ========    ========

            Nonperforming loans consist of nonaccrual loans, loans contractually past due 90 days or more, and restructured loans (as defined by the FDIC). Although there is no assurance that Wedge Bank has identified all loans within its portfolio that should be classified as potential problem loans, Wedge Bank's management has initiated proactive procedures to closely review new loan applications, monitor the continued quality of the existing portfolio and liquidate problem loans. The following table sets forth the amount of nonperforming loans, as well as those identified by management as potential problem loans, for the periods indicated:



                                    Nonperforming Loans
                                      (in thousands)

                                                             December 31,
                                 June 30,   ---------------------------------------------
                                   1994     1993       1992      1991      1990      1989
                                   ----     ----       ----      ----      ----      ----

Nonaccrual Loans                   $489     $420       $695     $1,504     $867     $1,027

Interest income which would
  have been recorded on such
  loans if they had been
  current throughout year            17       40         53        120       --         --

Interest income recorded
  on such loans during year          --       --         --         --       --         --

Loans contractually past
  due 90 days or more as to
  interest or principal
  payments                           70    1,068        969        683      858      1,052

Loans not included above
  which are TDRs                     --       --        234        240       --         --

Loans identified by management
  as potential problem loans        101      316        606        623      461        540

Wedge Bank has no individual borrower or borrowers engaged in the same industry exceeding 10% of total loans. Wedge Bank has no other interest-bearing assets, other than loans, that meet the nonaccrual, past due, restructured or potential loss criteria.

            The following table summarizes, for the periods indicated, certain information regarding loan loss experience:


                                           Loan Loss Experience
                                              (in thousands)

                                                                    December 31,
                                  June 30,      ------------------------------------------------------
                                    1994        1993        1992        1991         1990         1989
                                    ----        ----        ----        ----         ----         ----
Average loans
  outstanding, net of
  unearned income                 $112,456    $112,185    $116,163    $106,142    $ 93,089     $ 86,435
                                  ========    ========    ========    ========    ========     ========
Reserve at beginning
  of year                            1,452       1,637       1,503         962       1,249        1,087

Loans charged off:
  Commercial/Agricultural/other        183         428          86         490         271          364
  Real estate/mortgage                   3          52          58          80         269           49
  Installment                            0           0          13         108         196           70
                                  --------    --------    --------    --------    --------     --------

  Total charge-offs                    186         480         157         678         736          483
                                  --------    --------    --------    --------    --------     --------

Recoveries:
  Commercial/Agricultural/other         20          35          68          76          58          534
  Real estate/mortgage                   0           0          18           2           1            6
  Installment                           37          20          14           9          10           25
                                  --------    --------    --------    --------    --------     --------

  Total recoveries                      57          55         100          87          69          565
                                  --------    --------    --------    --------    --------     --------

Net loans charged off                  129         425          57         591         667         (82)
                                  --------    --------    --------    --------    --------     --------

Current year provision                  76         240         191       1,132         380           80
                                  --------    --------    --------    --------    --------     --------

Reserve at year end               $  1,399    $  1,452    $  1,637    $  1,503    $    962     $  1,249
                                  ========    ========    ========    ========    ========     ========

Ratio of net charge-
  offs during year to
  average loans
  outstanding                         0.11%       0.38%       0.05%       0.56%       0.72%      (0.09)%
                                  ========    ========    ========    ========    ========     ========

Ratio of allowance for
  loan losses to average
  loans                               1.24%       1.29%       1.41%       1.42%       1.03%        1.45%
                                  ========    ========    ========    ========    ========     ========

POLICY FOR ALLOWANCE

            The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit. In determining the adequacy of the allowance, management takes into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, prior loss experience, loan concentration, specific problem loans and current and anticipated economic conditions that may affect the borrowers' ability to pay. The following table summarizes the allowance for loan losses by major categories of loans and the percentage for loans in each category to total loans for the periods indicated:

                                         Allowance for Loan Losses by Major Loan Categories
                                                           (in thousands)
                                                                                 December 31,
                                          -----------------------------------------------------------------------------------------
                          June 30, 1994         1993              1992              1991              1990              1989
                        ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

                               % of Loans        % of Loans        % of Loans        % of Loans        % of Loans        % of Loans
                                in Each           in Each            in Each          in Each           in Each           in Each
                                Category          Category           Category         Category          Category          Category
                                to Total          to Total           to Total         to Total          to Total          to Total
                        Amount   Loans    Amount   Loans    Amount    Loans   Amount   Loans    Amount   Loans    Amount   Loans
                        ------ ---------- ------ ---------- ------ ---------- ------ ---------- ------ ---------- ------ ----------
Commercial,
agriculture & other         59     13%       281      8%       536       8%      582      9%       461     13%       159     19%

Real estate/mortgage        42     83%        35     88%        70      85%       41     82%         0     73%       381     63%

Installment                  0      4%         0      4%         0       7%        0      9%         0     14%         0     18%

Unallocated surplus      1,298     --      1,136     --      1,031      --       880     --        501     --        709     --
                         -----    ---      -----    ---      -----     ---     -----    ---      -----    ---      -----    ---
Total                    1,399    100%     1,452    100%     1,637     100%    1,503    100%       962    100%     1,249    100%
                         =====    ====     =====    ====     =====     ====    =====    ====     =====    ====     =====    ====

DEPOSITS

      The following table sets forth the distribution of Wedge Bank's deposit accounts at the dates indicated and the average interest rates for each category of deposits:

                                            Distribution of Deposits
                                                 (in thousands)

                                                                           December 31,
                                                 ----------------------------------------------------------------
                               June 30, 1994             1993                  1992                  1991
                           --------------------  --------------------  --------------------  --------------------
                            Average    Average    Average    Average    Average    Average    Average    Average
                            Balance     Rate      Balance     Rate      Balance     Rate      Balance     Rate
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Noninterest-bearing
  transaction accounts       $23,986     N/A       $16,068     N/A       $12,234     N/A       $14,496     N/A
Interest-bearing
  transaction accounts        34,182    2.15%       40,716    2.15%       43,682    2.48%       37,332    3.50%
Savings deposits              40,762    2.80%       38,133    3.08%       36,257    3.77%       26,799    5.03%
Time deposits                 66,291    4.01%       67,948    4.40%       77,756    5.17%       89,232    6.73%
                             -------               -------               -------               -------
Total Deposits              $165,221              $162,865              $169,929              $167,859
                             =======               =======               =======               =======

      Risks normally associated with large certificates of deposit include the risk of reduced liquidity if Wedge Bank is unable to retain such deposits. However, Wedge Bank believes these risks are not significant because these certificates are held primarily by customers in its service area who have been depositors of Wedge Bank for extended periods of time. The following table sets forth at December 31, 1993, the amount of certificates of deposit in amounts of $100,000 or more by maturity periods:

                      CD's in Amounts of $100,000 or More
                                (in thousands)
                            Maturity               December 31, 1993
                     ------------------------      -----------------
                     3 Months or Less                    6,643
                     Over 3 through 6 Months               582
                     Over 6 through 12 Months            4,718
                     Over 12 Months                      1,790
                                                        ------
                     Total                              13,733
                                                        ======

SHORT TERM BORROWINGS

      The following table sets forth information as of June 30, 1994 and the years ended December 31, 1993, 1992 and 1991 regarding each category of Wedge Bank's short-term borrowings for which the average balance outstanding during the period was more than 30% of the stockholders' equity of Wedge Bank at the end of the period:

                                        Short-Term Borrowings For Which the Average Balance
                                           Outstanding During the Year Was 30% or More of
                                                  Stockholders' Equity at Year End
                                                           (in thousands)
                                                June 30, 1994                                       December 31, 1993
                           -------------------------------------------------------- ------------------------------------------------
                                                Maximum    Six Month    Six Month                        Maximum     YTD      YTD
                           Year End  Year End  Month End  End Average  End Average  Year End  Year End  Month End  Average  Average
                            Balance    Rate     Balance     Balance       Rate       Balance    Rate     Balance   Balance   Rate
                            -------    ----     -------     -------       ----       -------    ----     -------   -------   ----
Advances from FHLB          14,000     5.85%    14,000      12,371        3.93%      10,500     3.24%    10,500    10,496    3.35%

Securities sold under
  agreement to repurchase    9,580     3.51%     9,580       9,502        3.47%       8,230     3.50%     8,230     8,230    3.50%

                                              December 31, 1992                                     December 31, 1991
                           -------------------------------------------------------- ------------------------------------------------
                                                Maximum       YTD          YTD                           Maximum     YTD      YTD
                           Year End  Year End  Month End    Average      Average    Year End  Year End  Month End  Average  Average
                            Balance    Rate     Balance     Balance       Rate       Balance    Rate     Balance   Balance   Rate
                            -------    ----     -------     -------       ----       -------    ----     -------   -------   ----
Advances from FHLB           9,500     3.73%     9,500       8,367        3.80%       6,250     5.15%     6,250     1,623    5.24%

Securities sold under
  agreement to repurchase        0      N/A        N/A         N/A         N/A            0      N/A        N/A       N/A     N/A

INVESTMENT PORTFOLIO

            Investment securities are stated at cost, adjusted for premiums and discounts. Premiums and discounts are recognized as adjustments to interest income using the level yield method. Gains and losses on dispositions are recorded based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

            Wedge Bank monitors and manages liquidity by structuring the maturity dates of its investments in accordance with its policies and guidelines. A primary goal of such policies and guidelines is to maintain an appropriate balance between rate-sensitive assets and liabilities to continually maximize interest rate spreads. Wedge Bank's permitted investments are in U.S. Treasury securities, securities guaranteed by the U.S. Government or agencies of the U.S. Government, and mortgage-backed securities, municipal bonds, money market instruments and other securities meeting Wedge Bank's standards.

            The table below sets forth the book value and maturity distribution of certain categories of investments in debt securities by Wedge Bank at December 31, 1993, 1992, and 1991. Also shown are the approximate yields by type and maturity distribution of the securities at December 31, 1993.

                                    Investment Portfolio
                                       (in thousands)
                                                   December 31,
                               ----------------------------------------------------
                                       1993                  1992            1991
                                       ----                  ----            ----
                                              Book           Book            Book
                               Yield          Value          Value           Value
                               -----          -----          -----           -----
U.S. Government & agency
 obligations
  within 1 year                8.08%        $  1,873       $      0        $  2,798
  1-5 Years                    6.00%          16,140         14,232          14,782
  5-10 Years                   6.87%          14,532         14,993           8,708
  >10 Years                    5.55%           7,319          2,493           2,212
                                            --------       --------        --------

  Total                                       39,864         31,718          28,500
                                            --------       --------        --------

Obligations of states &
 political subsidiaries
  within 1 year                6.40%             530            762             273
  1-5 Years                    6.05%           2,458          4,254           4,624
  5-10 Years                   5.68%           4,704          4,169           1,088
  > 10 Years                   5.76%          14,353          2,540           1,295
                                            --------       --------        --------

  Total                                       22,045         11,725           7,280
                                            --------       --------        --------

Mortgage-backed securities
  within 1 year                9.14%             953             13               0
  1-5 Years                    9.45%             949          2,437           4,342
  5-10 Years                   8.62%           1,362          3,489           4,659
  >10 Years                    9.22%          14,107         18,017          17,135
                                            --------       --------        --------

  Total                                       17,371         23,956          26,136
                                            --------       --------        --------
Other securities
 Equity securities                             1,054          3,136             610
                                            --------       --------        --------
Total investments in debt and
 equity securities                          $ 80,334       $ 70,535        $ 62,526
                                            ========       ========        ========

As of December 31, 1993, there were no investment securities of any issuer, other than securities of the U.S. Government and U.S. Government Agencies and corporations, exceeding 10% of stockholders' equity.

RETURN ON EQUITY AND ASSETS

            The following table sets forth the return on equity and assets and other relevant information for the years ended December 31, 1993, 1992 and 1991:

                                           Return on Equity and Assets
                                 June 30,
                                   1994
                               (annualized)    1993        1992        1991
                               ------------   ------      ------      ------
Return on average assets <F1>      1.28%       1.78%       1.22%       0.64%
Return on average equity <F2>     13.85       20.23       13.38        7.43
Dividend payout ratio <F3>        32.30       16.56       30.79       20.83
Average equity to average
  total assets <F4>               18.55        8.81        9.09        8.60

- ----------------------------
<F1> Net income divided by average total assets.
<F2> Net income divided by average equity.
<F3> Dividends declared per weighted average shares outstanding divided by net income per weighted average shares outstanding.
<F4> Average equity divided by average total assets.


LIQUIDITY AND INTEREST RATE SENSITIVITY

            Wedge Bank seeks to maintain sufficient liquidity to meet its depositors' needs as well as the credit needs of its customers. The principal sources of funds which provide liquidity are customer deposits, principal and interest payments on loans, maturities of investment securities and earnings. Other sources of liquidity include federal funds purchased and other short-term borrowings. A substantial portion of Wedge Bank's interest-bearing and noninterest-bearing liabilities are stable core deposits attributable to long-term customer relationships.

            Maturities of interest-earning assets and interest-bearing liabilities are monitored to plan for liquidity needs. The maintenance of planned maturity schedules and an appropriate balance of interest sensitivity between assets and liabilities is a fundamental aspect of Wedge Bank's financial planning. Rate-sensitive assets and liabilities are those assets and liabilities which can be repriced upward or downward within a specified time period. The following table illustrates Wedge Bank's position (rate-sensitive assets minus rate-sensitive liabilities) at December 31, 1993, for various time periods as well as the cumulative gap position at December 31, 1993 and June 30, 1994.

                                                 Over Three     Over Six       Over One
                                        Three     Months         Months          Year
                                      Months or   Through    Through Twelve     Through     Over Three
                                        Less     Six Months      Months       Three Years     Years       Total
                                      ---------  ----------  --------------   -----------   ----------   --------
                                                                 (Dollars in thousands)

Interest-earning assets:
  Loans, gross                        $ 20,155    $  7,018      $ 13,612       $ 10,491      $ 60,795    $112,071

  Investment in debt securities         12,048         300         1,963          4,229        61,794      80,334

  Interest-bearing deposits in other
  depository institutions                                             94

  Federal funds sold                     4,200                                                              4,200
                                      --------    --------      --------       --------      --------    --------
  Total interest-earning assets         36,403       7,318        15,669         14,720       122,589     196,699
                                      --------    --------      --------       --------      --------    --------

Interest-bearing liabilities:
  Interest-bearing deposits             20,163      11,404        14,368         83,305        13,693     142,933

  Other borrowings                      11,300                     8,230                                   19,530
                                      --------    --------      --------       --------      --------    --------
  Total interest-bearing liabilities    31,463      11,404        22,598         83,305        13,693     162,463
                                      --------    --------      --------       --------      --------    --------

Interest sensitivity gap
  at December 31, 1993                $  4,940    $ (4,086)     $ (6,929)      $(68,585)     $108,896
                                      ========    ========      ========       ========      ========

Cumulative gap at
  December 31, 1993                   $  4,940    $    854      $  6,075       $(74,660)     $ 34,236
                                      ========    ========      ========       ========      ========

Cumulative gap at
  June 30, 1994                       $   (530)   $ (4,131)     $  3,045       $(57,723)     $ 31,176
                                      ========    ========      ========       ========      ========

CAPITAL RESOURCES

          Effective December 31, 1992, the fully phased-in regulatory capital requirements for banks categorized as "adequately capitalized" under the provisions of The Federal Deposit Insurance Corporation Improvement Act of 1991, are (1) a minimum leverage capital ratio of Tier 1 capital, as defined, to total adjusted assets of 3% for the highest rated institutions or 4% to 5% for all other institutions, and (2) a minimum ratio of total capital, as defined, to risk-weighted assets of 8% and the Tier 1 capital included in total capital is at least equal to 4% of risk-weighted assets.

          The Bank's ratio of Tier 1 capital to total adjusted assets was 8.93% and 8.95% at December 31, 1993 and 1992, respectively. Its ratio of capital to risk-weighted assets was 21.27% and 23.52% of which Tier 1 capital comprised 20.02% and 22.03% of risk-weighted assets at December 31, 1993 and 1992, respectively.

          Bank dividends are the principal source of funds for Wedge Holding. The payment of dividends by Wedge Bank, which is state-chartered, is subject to regulation by the FDIC and the State of Illinois. Wedge Bank is not restricted as to the amount of dividends that can be paid, other than what prudent and sound banking principles permit and what must be retained to meet minimum legal capital requirements. Accordingly, $3,838,000 could be paid at December 31, 1993, without reducing the capital of Wedge Bank below minimum standards.

          Wedge Bank believes that its current capital and earnings will be adequate to meet its operating needs for the foreseeable future.

PROSPECTIVE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

          In May 1993, FASB issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"). The adoption of SFAS 114 is required for fiscal years beginning after December 15, 1994. It requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the loan's market price, or the fair value of the collateral if the loan is collateral dependent. When adopted in 1995, SFAS 114 is not expected to have a material effect on Wedge Bank's financial statements.

          In November 1992, FASB issued Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits ("SFAS 112"). Adoption of SFAS 112 is required for fiscal years beginning after December 15, 1993. In December 1990, FASB issued Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106"). Adoption of SFAS 106 is required for fiscal years beginning after December 15, 1994. As Wedge Bank does not provide postemployment or postretirement benefits, SFAS 112 and 106 do not and will not have any effect on Wedge Bank's financial statements.

IMPACT OF INFLATION

          The asset and liability structure of financial institutions differs from that of other industries in that virtually all assets and liabilities of a financial institution are monetary in nature. Interest rates, although they do not necessarily move in the same direction or in the same magnitude as the prices of other goods and services, may have a significant impact on a financial institution's performance. Inflation directly affects salaries and benefits, insurance, data processing and other noninterest costs. Wedge Bank continually strives to offset the effects of inflation by controlling costs, developing more efficient operating procedures, and managing the maturity distribution and interest sensitivity of its assets and liabilities.


                 INFORMATION REGARDING MBI STOCK
                 -------------------------------

DESCRIPTION OF MBI COMMON STOCK AND ATTACHED PREFERRED SHARE
PURCHASE RIGHTS

          GENERAL. MBI has authorized 5,000,000 shares of MBI Preferred Stock, no par value, and 100,000,000 shares of MBI Common Stock, $5.00 par value. At June 30, 1994, MBI had no issued or outstanding shares of MBI Preferred Stock and 43,146,531 shares of MBI Common Stock issued and outstanding. Under Missouri law, MBI's Board of Directors may generally approve the issuance of authorized shares of Preferred Stock and Common Stock without shareholder approval.

          MBI's Board of Directors is also authorized to fix the number of shares and determine the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of MBI Preferred Stock. Except for the designation and reservation of Series A Junior Participating Preferred Stock pursuant to MBI's Preferred Share Purchase Rights Plan described below, MBI's Board of Directors has not acted to designate or issue any shares of MBI Preferred Stock.

          The existence of a substantial number of unissued and unreserved shares of MBI Common Stock and undesignated shares of MBI Preferred Stock may enable the Board of Directors to issue shares to such persons and in such manner as may be deemed to have an anti-takeover effect.

          DIVIDENDS. The holders of MBI Common Stock are entitled to share ratably in dividends when, as and if declared by the Board of Directors from funds legally available therefor, after full cumulative dividends have been paid or declared, and funds sufficient for the payment thereof set apart, on all series of MBI Preferred Stock ranking superior as to dividends to MBI Common Stock.

          The Board of Directors of MBI intends to maintain its present policy of paying quarterly cash dividends on MBI Common Stock, when justified by the financial condition of MBI and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including MBI's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the Board of Directors may deem relevant. The payment of dividends to MBI by subsidiary banks is subject to extensive regulation by various state and federal regulatory agencies. See "SUPERVISION AND REGULATION."

          VOTING RIGHTS. Each holder of MBI Common Stock has one vote for each share held on matters presented for consideration by the shareholders, except that, in the election of directors, such shareholders have cumulative voting rights which entitle each such shareholder to the number of votes which equals the number of shares held by the shareholder multiplied by the number of directors to be elected. All such cumulative votes may be cast for one candidate for election as a director or may be distributed among two or more candidates.

          PREEMPTIVE RIGHTS. The holders of MBI Common Stock have no preemptive right to acquire any additional unissued shares or treasury shares of MBI.

          LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding up of MBI, whether voluntary or involuntary, the holders of MBI Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding MBI Preferred Stock.

          ASSESSMENT AND REDEMPTION. Shares of MBI Common Stock are and will be, when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

          PREFERRED SHARE PURCHASE RIGHTS PLAN. One preferred share purchase right (a "Right") is attached to each share of MBI Common Stock. The Rights trade automatically with shares of MBI Common Stock, and become exercisable and will trade separately from the MBI Common Stock on the tenth day after public announcement that a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of the outstanding shares of MBI Common Stock, or upon commencement or announcement of intent to make a tender offer for 20% or more of the outstanding shares of MBI Common Stock, in either case without prior written consent of the Board. When exercisable, each Right will entitle the holder to buy 1/100 of a share of MBI Series A Junior Participating Preferred Stock at an exercise price of $100 per Right. In the event a person or group acquires beneficial ownership of 20% or more of MBI Common Stock, holders of Rights (other than the acquiring person or group) may purchase MBI Common Stock having a market value of twice the then current exercise price of each Right. If MBI is acquired by any person or group after the Rights become exercisable, each Right will entitle its holder to purchase stock of the acquiring company having a market value of twice the current exercise price of each Right. The Rights are designed to protect the interests of MBI and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with MBI's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The Rights may deter certain takeover proposals. The Rights, which can be redeemed by MBI's Board of Directors in certain circumstances, expire by their terms on June 3, 1998.

          CLASSIFICATION OF BOARD OF DIRECTORS. The Board of Directors of MBI is divided into three classes, and the directors are elected by classes to three-year terms, so that one of the three classes of the directors of MBI will be elected at each annual meeting of the shareholders. While this provision promotes stability and continuity of the Board of Directors, classification of the Board of Directors may also have the effect of decreasing the number of directors that could otherwise be elected at each annual meeting of shareholders by a person who obtains a controlling interest in the MBI Common Stock and thereby could impede a change in control of MBI. Because fewer directors will be elected at each annual meeting, such classification also will reduce the effectiveness of cumulative voting as a means of establishing or increasing minority representation on the Board of Directors.

          OTHER MATTERS. MBI's Articles of Incorporation and By-Laws also contain provisions which: (i) require the affirmative vote of holders of at least 75% of the voting power of all of the outstanding shares of MBI entitled to vote in the election of directors to remove a director or directors without cause; (ii) require the affirmative vote of the holders of at least 75% of the voting power of all shares of the outstanding capital stock of MBI to approve certain "business combinations" with "interested parties" unless at least two-thirds of the Board of Directors first approves such business combinations; and (iii) require an affirmative vote of at least 75% of the voting power of all shares of the outstanding capital stock of MBI for the amendment, alteration, change or repeal of any of the above provisions unless at least two-thirds of the Board of Directors first approves such an amendment, alteration, change or repeal. Such provisions may be deemed to have an anti-takeover effect.

RESTRICTIONS ON RESALE OF MBI STOCK BY AFFILIATES

          Under Rule 145 of the Securities Act of 1933 (the "Securities Act"), certain persons who receive MBI Common Stock pursuant to the Acquisition and who are deemed to be "affiliates" of Wedge Holding and/or Wedge Bank will be limited in their right to resell the stock so received. The term "affiliate" is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with Wedge Holding and/or Wedge Bank at the time the Acquisition is submitted to a vote of the stockholders of Wedge Holding and Wedge Bank. Each affiliate of Wedge Holding and/or Wedge Bank (generally any director or executive officer or stockholder of Wedge Holding and/or Wedge Bank who beneficially owns a substantial number of outstanding shares of Wedge Holding Common Stock and/or Wedge Bank Common Stock) who desires to resell the MBI Common Stock received in the Acquisition must sell such stock either pursuant to an effective Registration Statement or in accordance with an applicable exemption, such as the applicable provisions of Rule 145(d) under the Securities Act.

          Rule 145(d) provides that persons deemed to be affiliates may resell their stock received in the Acquisition pursuant to certain of the requirements of Rule 144 under the Securities Act if such stock is sold within the first two years after the receipt thereof. After two years if such person is not an affiliate of MBI and if MBI is current with respect to its required public filings, a former affiliate of Wedge Holding or Wedge Bank may freely resell the stock received in the Acquisition without limitation. After three years from the issuance of the stock, if such person is not an affiliate of MBI at the time of sale and for at least three months prior to such sale, such person may freely resell such stock, without limitation, regardless of the status of MBI's required public filings. The shares of MBI stock to be received by affiliates of Wedge Holding or Wedge Bank in the Acquisition will be legended as to the restrictions imposed upon resale of such stock.

COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF MBI, WEDGE HOLDING AND
WEDGE BANK

          MBI is incorporated under the laws of the State of Missouri. Wedge Holding is organized under the laws of the State of Delaware. Wedge Bank is organized under the Illinois Banking Act. The rights of MBI's shareholders are governed by MBI's Restated Articles of Incorporation and By-Laws and the General and Business Corporation Act of the State of Missouri (the "Missouri Act"). The rights of Wedge Holding stockholders are governed by Wedge Holding's Certificate of Incorporation and By-Laws and by The General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). The rights of stockholders of Wedge Bank are governed by Wedge Bank's Charter and By-Laws and by the Illinois Banking Act. The rights of Wedge Holding stockholders who receive shares of MBI Common Stock after the corporate liquidation of Wedge Holding following the Acquisition, and the rights of Wedge Bank stockholders who receive shares of MBI Common Stock in the Acquisition will thereafter be governed by MBI's Restated Articles of Incorporation and By-Laws and by the Missouri Act. The material rights of such stockholders, and, where applicable, the differences between the rights of MBI shareholders and Wedge Holding and Wedge Bank stockholders, are summarized below.

          PREFERRED SHARE PURCHASE RIGHTS PLAN. As described above under "- Description of MBI Common Stock and Attach Preferred Share Purchase Rights - Preferred Share Purchase Rights Plan," MBI Common Stock has attached Rights, which may deter certain takeover proposals. Neither Wedge Holding nor Wedge Bank has a rights plan.

          SUPERMAJORITY PROVISIONS. MBI's Restated Articles of Incorporation and MBI's By-Laws contain provisions requiring a supermajority vote of the shareholders of MBI to approve certain proposals. Under both MBI's Restated Articles and By-Laws, removal by the shareholders of the entire Board of Directors or any individual director from office without cause requires the affirmative vote of not less than 75% of the total votes entitled to be voted at a meeting of shareholders called for the election of directors. Amendment by the shareholders of MBI's Restated Articles or By-Laws relating to (i) the number or qualification of directors; (ii) the classification of the Board of Directors; (iii) the filling of vacancies on the Board of Directors; or (iv) the removal of directors, requires the affirmative vote of not less than 75% of the total votes of MBI's then outstanding capital stock entitled to vote, voting together as a single class, unless such amendment has previously been expressly approved by at least 66 2/3% of the Board of Directors. The Restated Articles of MBI additionally provide that, in addition to any shareholder vote required under the Missouri Act, the affirmative vote of the holders of not less than 75% of the total votes to which all of the then outstanding shares of capital stock of MBI are entitled, voting together as a single class (the "Voting Stock"), shall be required for the approval of any Business Combination. A "Business Combination" is defined generally to include sales, exchanges, leases, transfers or other dispositions of assets, mergers or consolidations, issuances of securities, liquidations or dissolutions of MBI, reclassifications of securities or recapitalizations of MBI, involving MBI on the one hand, and an Interested Shareholder or an affiliate of an Interested Shareholder on the other hand. An "Interested Shareholder" is defined generally to include any person, firm, corporation or other entity which is the beneficial owner of 5% or more of the voting power of the outstanding Voting Stock. If, however, at least 66 2/3% of the Board of Directors of MBI approve the Business Combination, such Business Combination shall require only the vote of shareholders as provided by Missouri law or otherwise. The amendment of the provisions of MBI's Restated Articles relating to the approval of Business Combinations requires the affirmative vote of the holders of at least 75% of the Voting Stock unless such amendment has previously been approved by at least 66 2/3% of the Board of Directors.

          To the extent that a potential acquiror's strategy depends on the passage of proposals which require a supermajority vote of MBI's shareholders, such provisions requiring a supermajority vote may have the effect of discouraging takeover attempts that do not have Board approval by making passage of such proposals more difficult. Wedge Holding's Certificate of Incorporation and By-Laws and Wedge Bank's Charter and By-Laws do not contain supermajority vote provisions.

          VOTING FOR DIRECTORS. MBI's By-Laws provide for cumulative voting in the election of directors. Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all such votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Wedge Holding's Certificate of Incorporation and By-Laws do not provide for cumulative voting. The By-Laws of Wedge Bank provide for cumulative voting in the election of directors.

          CLASSIFIED BOARD. As described under "- Description of MBI Common Stock and Attached Preferred Share Purchase Rights - Classification of Board of Directors," the Board of Directors of MBI is divided into three classes of directors, with each class being elected to a staggered three-year term. By reducing the number of directors to be elected in any given year, the existence of a classified Board diminishes the benefits of the cumulative voting rights to minority shareholders. Neither Wedge Holding nor Wedge Bank has a classified Board of Directors.

          ANTI-TAKEOVER STATUTES. The Missouri Act contains certain provisions applicable to Missouri corporations such as MBI which may be deemed to have an anti-takeover effect. Such provisions include Missouri's business combination and the control share acquisition statute.

          The Missouri business combination statute protects domestic corporations from hostile takeovers by prohibiting certain transactions once an acquiror has gained control. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" or affiliates of the Interested Shareholder for a period of five years unless certain conditions are met. A "Business Combination" includes a merger or consolidation, certain sales, leases exchanges, pledges and similar dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

          During the initial five-year restricted period, no Business Combination may occur unless such Business Combination or the transaction in which an Interested Shareholder becomes "interested" is approved by the board of directors of the corporation. Business Combinations may occur during such five-year period if: (i) prior to the stock acquisition by the Interested Shareholder, the board of directors approves the transaction in which the Interested Shareholder became such or approves the Business Combination in question; (ii) the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or
(iii) the Business Combination satisfies certain detailed fairness and procedural requirements.

          The Missouri Act exempts from its provisions:
(i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act; (ii) corporations which adopt provisions in their articles of incorporation or bylaws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder. MBI's Restated Articles of Incorporation and By-Laws do not "opt out" of the Missouri Business Combination Statute.

          The Missouri Act also contains a "Control Share
Acquisition Statute" which provides that an "Acquiring Person" who after any acquisition of shares of a publicly traded corporation has the voting power, when added to all shares of the same corporation previously owned or controlled by the Acquiring Person, to exercise or direct the exercise of: (i) 20% but less than 33 1/3%,
(ii) 33 1/3% or more but less than a majority or (iii) a majority, of the voting power of outstanding stock of such corporation must obtain shareholder approval for the purchase of the "Control
Shares." If approval is not given, the Acquiring Person's shares lose the right to vote. The statute prohibits an Acquiring Person from voting its shares unless certain disclosure requirements are met and the retention or restoration of voting rights is approved by both: (i) a majority of the outstanding voting stock, and (ii) a majority of the outstanding voting stock after exclusion of "Interested Shares." Interested Shares are defined as shares owned by the Acquiring Person, by directors who are also employees, and by officers of the corporation. Shareholders are given dissenters' rights with respect to the vote on Control Share Acquisitions and may demand payment of the fair value of their shares.

          A number of acquisitions of shares are deemed not to constitute Control Share Acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance by the corporation, mergers involving the corporation which satisfy the other requirements of the Missouri

Act, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Control Share Acquisition Statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (such ranges are as set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or bylaws expressly electing not to be covered by the statute. MBI's
Restated Articles of Incorporation and By-Laws do not "opt out" of the Control Share Acquisition Statute.

          The Delaware Corporation Law applicable to Wedge Holding contains a business combination statute similar to that contained in the Missouri Act. Like the Missouri business combination statute, the Delaware business combination statute generally prohibits a domestic corporation from engaging in mergers or other business combinations with "Interested Persons" (as defined in the Delaware Corporation Law) for a statutory time period. The prohibition can be avoided if the business combination is approved by the board of directors prior to the date on which the Interested Person acquires the requisite percentage of stock. The Missouri Act imposes a longer prohibition period on transactions with Interested Persons (five years) than the Delaware Corporation Law (three years), thereby potentially increasing the period during which a hostile takeover may be frustrated. In addition, the Delaware Corporation Law, unlike its Missouri counterpart, does not apply if the Interested Person obtains at least 85% of the corporation's voting stock upon consummation of the transactions which resulted in the stockholder becoming an Interested Person. Thus, a person acquiring at least 85% of the corporation's voting stock could circumvent the defensive provisions of the Delaware Corporation Law while being unable to do so under the Missouri Act. The Delaware Corporation Law does not contain a control share acquisition statute similar to that contained in the Missouri Act.

          The Illinois Banking Act applicable to Wedge Bank has no analogous statutes to the Missouri business combination statute or the Missouri control share acquisition statute.

          DISSENTERS' RIGHTS. Under the Missouri Act, a shareholder of any corporation which is a party to a merger or consolidation, or which sells all or substantially all of its assets, has the right to dissent from such corporate action and to demand payment of the fair value of such shares. Under the Delaware Corporation Law and the Illinois Banking Act applicable to the stockholders of Wedge Holding and Wedge Bank, respectively, stockholders are entitled to dissenters' rights which are similar but not identical to those under the Missouri Act. Specifically, the Delaware Corporation Law and the Illinois Banking Act do not provide for dissenters' rights with respect to the sale of all or substantially all of the assets of a corporation, and the procedures and filing deadlines applicable to dissenters' rights under the Missouri Act differ from those applicable in dissenters' rights proceedings under the Delaware Corporation Law and the Illinois Banking Act. Additionally, unlike the Missouri Act, the dissenters' rights provisions of the Delaware Corporation Law contain an exception for circumstances in which the shareholder seeking to exercise such rights owns shares in a widely held, publicly traded corporation and is to receive, or continue to hold after the transaction under which such shareholder is seeking to exercise dissenters' rights, shares of a widely held, publicly traded corporation.

          STOCKHOLDERS' RIGHT TO INSPECT.  Under the Delaware
Corporation Law, any stockholder may inspect the corporation's stock ledger, stockholder list and other books and records for any proper purpose. A "proper purpose" is defined as a purpose reasonably related to such person's interest as a stockholder. The Delaware Corporation Law specifically provides that a stockholder may appoint an agent for the purpose of examining the stock ledger, list of stockholders or other books and records of the corporation. A stockholder may apply to the Delaware Court of Chancery to compel inspection in the event the stockholder's request to examine the books and records is refused.
In general, the stockholder has the burden of proving a proper purpose when seeking to inspect books and records other than the stock ledger and stockholder list, and the corporation has the burden of proving an improper purpose where a stockholder requests to examine the stockholder ledger or stockholder list. The Illinois

Banking Act provides that stockholders have the right to inspect a list of stockholder names, addresses and number of shares held, but is silent with respect to the right of a stockholder to inspect other books and records. The right of stockholders to inspect under the Missouri Act is generally similar to that of stockholders under the Delaware Corporation Law and, accordingly, provides shareholders with greater inspection rights than the Illinois Banking Act. Neither the Missouri Act nor Missouri case law, however, provides any specific guidance as to whether a shareholder may appoint an agent for the purpose of examining books and records or the extent to which a shareholder must have a "proper purpose." Accordingly, in comparison with the Delaware Corporation Law, in a given situation a Missouri shareholder may be provided with less guidance as to the scope of his or her ability to inspect the books and records of the corporation.

          SIZE OF BOARD OF DIRECTORS. As permitted under the Missouri Act, the number of directors on the Board of Directors of MBI is set forth in MBI's By-Laws, which provide that the number of directors may be fixed from time to time at not less than 12 nor more than 24 by an amendment of the By-Laws or by a resolution of the Board of Directors, in either case, adopted by the vote or consent of at least 66 2/3% of the number of directors then authorized under the By-Laws. Similar to the Missouri Act, the Delaware Corporation Law provides that a corporation may fix the number of directors in its articles of incorporation or bylaws. Under the Illinois Banking Act, the number of directors, which must be not fewer than 5 nor more than 25, may be fixed from time to time by the affirmative vote of at least two thirds of the outstanding stock entitled to vote. Wedge Holding's By-Laws provide that the number of directors on the Board of Directors may be fixed from time to time at not less than three nor more than seven by a resolution of the Board of Directors or stockholders at the annual meeting. Wedge Bank's By-Laws provide that the number of directors on the Board of Directors shall be not less than five nor more than twenty-four. The supermajority vote required for the amendment of MBI's By-Laws regarding a change in the number of directors may have the effect of making it more difficult to force an immediate change in the composition of a majority of the Board of Directors and may be deemed to have an anti-takeover effect.


                   SUPERVISION AND REGULATION
                   --------------------------

GENERAL

          As a bank holding company, MBI is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank or savings and loan association, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

          MBI and its subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The earnings of MBI's subsidiaries, and therefore the earnings of MBI, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board and the Comptroller of the Currency (the "Comptroller"). In addition, there are numerous governmental requirements and regulations that affect the activities of MBI and its subsidiaries.

CERTAIN TRANSACTIONS WITH AFFILIATES

          There are various legal restrictions on the extent to which a bank holding company and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

          MBI is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of MBI's revenues is dividends from its national and state banking subsidiaries. Various federal and state statutory provisions limit the amount of dividends the affiliate banks can pay to MBI without regulatory approval. The approval of the appropriate bank regulator is required for any dividend by a national bank or state member bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by any affiliate bank may also be affected by other factors, such as the maintenance of adequate capital for such affiliate bank.

CAPITAL ADEQUACY

          The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

          In general, the risk-related standards require banks and bank holding companies to maintain capital based on "risk-adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off-balance sheet activities such as loan commitments.

          The standards classify total capital for this risk-based measure into two tiers referred to as Tier 1 and Tier 2. Tier 1 capital consists of common shareholders' equity, certain non-cumulative and cumulative perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries; Tier 2 capital consists of the allowance for loan and lease losses (within certain limits), perpetual preferred stock not included in Tier 1, hybrid capital instruments, term subordinated debt, and intermediate-term preferred stock. By December 31, 1992, bank holding companies were required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted assets, and a minimum ratio of 4% of qualifying Tier 1 capital to risk-adjusted assets. Capital that qualifies as Tier 2 capital is limited in amount to 100% of Tier 1 capital in testing compliance with the total risk-based capital minimum standards.

          In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies.
These guidelines provide for a minimum ratio of Tier 1 capital to adjusted average total assets (the "leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a leverage ratio of at least 3% plus 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it may consider other indicia of capital strength in evaluating proposals for expansion or new activities.

SUPPORT OF SUBSIDIARY BANKS

          Under Federal Reserve Board policy, MBI is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each of the subsidiaries in circumstances where it might not choose to do so absent such a policy. In addition, any capital loans by MBI to any of its subsidiaries would also be subordinate in right of payment to deposits and certain other indebtedness of such subsidiary. This support may be required at times when MBI may not find itself able to provide it.

          Consistent with this policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

FIRREA AND FDICIA

          The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") contains a cross-guarantee provision which could result in insured depository institutions owned by MBI being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by MBI. Under FIRREA, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

          The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") made extensive changes to the federal banking laws. FDICIA instituted certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits, and contain various provisions that may affect the operations of banks and savings institutions.

          The prompt corrective action provision of FDICIA requires the federal banking regulators to assign each insured institution to one of five capital categories ("well capitalized," "adequately capitalized" or one of three "undercapitalized" categories) and to take progressively more restrictive actions as specified below. Under FDICIA, capital requirements would include a leverage limit, a risk-based capital requirement and any other measure of capital deemed appropriate by the federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from taking any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any relevant capital measure. An institution that fails to meet the minimum level for any relevant capital measure (an "undercapitalized institution") may be: (i) subject to increased monitoring by the appropriate federal banking regulator;
(ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and
(iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of businesses. The capital restoration plan must include a guarantee by the institution's holding company (under which the holding company would be liable up to the lesser of 5% of the institution's total assets or the amount necessary to bring the institution into capital compliance as of the date it failed to comply with its capital restoration plan) that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters.

          The FDIC and the Federal Reserve Board adopted capital-related regulations under FDICIA. Under those regulations, a bank will be well capitalized if it: (i) had a risk-based capital ratio of 10% or greater; (ii) had a ratio of Tier 1 capital to risk-adjusted assets of 6% or greater; (iii) had a ratio of Tier 1 capital to adjusted total assets of 5% or greater; and (iv) was not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An association will be adequately capitalized if it was not "well capitalized" and: (i) had a risk-based capital ratio of 8% or greater; (ii) had a ratio of Tier 1 capital to risk-adjusted assets of 4% or greater; and (iii) had a ratio of Tier 1 capital to adjusted total assets of 4% or greater (except that certain associations rated "Composite 1" under the federal banking agencies' CAMEL rating system may be adequately capitalized if their ratios of core capital to adjusted total assets were 3% or greater).

          Under FDICIA, a bank or savings institution that is undercapitalized may not accept, renew or roll over deposits obtained through a deposit broker, may not solicit deposits by offering interest rates that are significantly higher than market rates and cannot provide pass-through insurance on certain collective deposits. Banks that are "adequately capitalized" but are not "well capitalized" will be required to obtain a waiver from the FDIC in order to accept, renew, or roll over brokered deposits, and may not pay interest on deposits that significantly exceeds market rates for deposits of similar maturity or provide pass-through insurance.

          FDICIA directs the FDIC to establish a risk-based assessment system for deposit insurance by January 1, 1994. On September 15, 1992, the Board of Directors of the FDIC approved a transitional system of risk-based deposit insurance pursuant to which the insurance assessments would vary depending upon the level of capital of the institution and the degree to which it is the subject of supervisory concern to the FDIC. Under the risk-based insurance premium schedule approved by the FDIC's Board of Directors, effective January 1, 1993, the assessment rate varies from .23% of eligible deposits for "healthy" well-capitalized banks to .31% of eligible deposits for less than adequately capitalized banks that pose substantial supervisory concerns.

          FDICIA also makes extensive changes in existing rules regarding audits, examinations and accounting. It generally requires annual on-site, full scope examinations by each bank's primary federal regulator. It also imposes new responsibilities on management, the independent audit committee and outside accountants to develop or approve reports regarding the effectiveness of internal controls, legal compliance and off-balance sheet liabilities and assets.

DEPOSITOR PREFERENCE STATUTE

          Legislation enacted in August 1993 provides a preference for deposits and certain claims for administrative expenses and employee compensation against an insured depository institution, such as Wedge Bank and MBI's insured bank subsidiaries, in the liquidation or other resolution of such an institution by any receiver. Such obligations would be afforded priority over other general unsecured claims against such an institution, including federal funds and letters of credit, as well as any obligation to shareholders of such an institution in their capacity as such.


            RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
            -----------------------------------------

          KPMG Peat Marwick LLP served as MBI's independent accountants for the year ended December 31, 1993 and continues to serve in such capacity. Services provided in connection with the audit function included examination of the annual consolidated financial statements, review and consultation regarding filings with the Securities and Exchange Commission and other regulatory authorities and consultation on financial accounting and reporting matters.

          Deloitte & Touche LLP served as Wedge Holding's and Wedge Bank's independent accountants for the year ended December 31, 1993 and continues to serve in such capacity. Services provided in connection with the audit function included examination of the annual consolidated financial statements and consultation on financial accounting and reporting matters.

                          LEGAL MATTERS
                          -------------

          Certain legal matters will be passed upon for MBI by Thompson & Mitchell, St. Louis, Missouri and for Wedge Holding and Wedge Bank by Thomas, Mottaz, Eastman & Sherwood, Alton, Illinois.


                             EXPERTS
                             -------

          The consolidated financial statements of Mercantile Bancorporation Inc. as of December 31, 1993, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference in MBI's Annual Report on Form 10-K, and the supplemental consolidated financial statements of Mercantile Bancorporation Inc. as of December 31, 1993, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1993, contained in MBI's Current Report on Form 8-K dated June 17, 1994, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP dated January 13, 1994, except as to Note Q which is as of February 10, 1994, contains an explanatory paragraph referring to the change in accounting for income taxes.

          The consolidated financial statements of The Wedge Holding Company and the financial statements of Wedge Bank as of December 31, 1993 and 1992 and for the years then ended included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                          OTHER MATTERS
                          -------------

          The respective Boards of Directors of Wedge Holding and Wedge Bank, at the date hereof, are not aware of any business to be presented at the Special Meetings other than that referred to in the Notices of Special Meetings and discussed herein. If any other matter should properly come before the Special Meetings, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of Wedge Holding and Wedge Bank.


                      SHAREHOLDER PROPOSALS
                      ---------------------

          If the Acquisition is approved, the other conditions to the Acquisition are satisfied and the Acquisition is consummated, stockholders of Wedge Bank will become shareholders of MBI at the Effective Time. MBI shareholders may submit to MBI proposals for formal consideration at the 1995 annual meeting of MBI's shareholders and inclusion in MBI's proxy statement for such meeting. All such proposals must be received in writing by the Corporate Secretary at Mercantile Bancorporation Inc., P.O. Box 524, St. Louis, Missouri 63166-0524 by November 22, 1994 in order to be considered for inclusion in MBI's Proxy Statement and proxy for the 1995 annual meeting.

                                   INDEX TO FINANCIAL STATEMENTS
                                   -----------------------------
                                                                                      Page
                                                                                      ----
The Wedge Holding Company and Subsidiary:

 Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-1

 Consolidated Balance Sheets, June 30, 1994
   and December 31, 1993 and 1992. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-2

 Consolidated Statements of Income, six months ended June 30, 1994 and 1993 and years ended December 31, 1993, 1992 and 1991. . . . . . . . . . . . . . . . . . . . .F-3

 Consolidated Statements of Stockholders' Equity, six months ended June 30, 1994 and years ended December 31, 1993, 1992  and 1991 . . . . . . . . . . . . . . . . . . . .F-4

 Consolidated Statements of Cash Flows, six months ended June 30, 1994 and 1993 and years ended December 31, 1993, 1992  and 1991 . . . . . . . . . . . . . . . . F-5 to F-6

 Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . . . . .F-7 to F-21


Wedge Bank:

 Independent Auditor's Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-22

 Balance Sheets, June 30, 1994
   and December 31, 1993 and 1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-23

 Statements of Income, six months ended June 30, 1994 and 1993 and years ended December 31, 1993, 1992 and 1991  . . . . . . . . . . . . . . . . . . . F-24

 Statements of Stockholders' Equity, six months ended June 30, 1994 and years ended December 31, 1993, 1992 and 1991  . . . . . . . . . . . . . . . . . . . F-25

 Statements of Cash Flows, six months ended June 30, 1994 and 1993 and years ended December 31, 1993, 1992 and 1991  . . . . . . . . . . . . . . . F-26 to F-27

 Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . F-28 to F-39

To the Board of Directors and Stockholders of The Wedge Holding Company:

We have audited the accompanying consolidated balance sheets of The Wedge Holding Company and subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiary at December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

March 25, 1994

THE WEDGE HOLDING COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
- ------------------------------------------------------------------------------------------------------------------------

                                                                               JUNE 30,               DECEMBER 31,
                                                                             ------------     --------------------------
ASSETS                                                                           1994             1993            1992
                                                                              (UNAUDITED)

ASSETS:
  Cash and due from depository institutions (Note 3)                           $  7,825         $  8,110        $  7,720
  Federal funds sold                                                                               4,200           3,275
                                                                               --------         --------        --------

          Total cash and cash equivalents                                         7,825           12,310          10,995

  Interest-bearing deposits in other depository institutions                         94               94
  Investment securities available for sale                                       59,042
  Investments securities held to maturity (approximate market values June 30, 1994 $23,827; December 31, 1993 $81,798;
    December 31, 1992 $71,511) (Notes 4 and 7)                                   23,950           80,334          70,535
  Loans (Note 5)                                                                113,247          112,071         119,689
  Less:
    Unearned discounts                                                               82               81             106
    Allowance for loan losses                                                     1,399            1,452           1,637
                                                                               --------         --------        --------

          Total                                                                 111,766          110,538         117,946

  Premises and equipment - net (Note 6)                                           3,858            3,492           3,198
  Accrued interest receivable                                                     1,837            1,945           1,460
  Real estate acquired in settlement of loans                                       694              762             990
  Other assets (Note 8)                                                           1,553            1,362           1,373
                                                                               --------         --------        --------

TOTAL ASSETS                                                                   $210,619         $210,837        $206,497
                                                                               ========         ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits:
    Noninterest-bearing                                                        $ 23,651         $ 26,878        $ 13,526
    Interest-bearing                                                            138,552          142,871         160,861
                                                                               --------         --------        --------

            Total deposits                                                      162,203          169,749         174,387

  Short-term borrowings (Note 7)                                                 26,380           19,830          10,725
  Accrued interest payable                                                          527              467             582
  Advance payments by borrowers for taxes and insurance                             685              625             695
  Accrued expenses and other liabilities                                            877            1,091           1,310
                                                                               --------         --------        --------

            Total liabilities                                                   190,672          191,762         187,699

MINORITY INTERESTS                                                                3,263            3,124           2,495

STOCKHOLDERS' EQUITY:
  Preferred stock, voting, $50 par value - authorized, 76,400 shares;
    issued and outstanding, 63,734 shares                                         3,187            3,187           3,187
  Common stock, voting, $100 par value - authorized, 16,250 shares;
    issued and outstanding, 15,318 shares at June 30, 1994, 14,848 at
    December 31, 1993 and 14,378 at December 31, 1992                             1,532            1,485           1,438
  Additional paid-in capital                                                      1,227              867             596
  Net unrealized losses on investment securities available for sale,
    net of tax                                                                     (669)
  Retained earnings                                                              11,407           10,412          11,082
                                                                               --------         --------        --------
            Total stockholders' equity (Note 9)                                  16,684           15,951          16,303
                                                                               --------         --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $210,619         $210,837        $206,497
                                                                               ========         ========        ========

See notes to consolidated financial statements.

THE WEDGE HOLDING COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
- -----------------------------------------------------------------------------------------------------------------------------

                                                             SIX MONTHS
                                                           ENDED JUNE 30,                   YEARS ENDED DECEMBER 31,
                                                         ------------------        ------------------------------------------
                                                         1994          1993        1993             1992             1991
                                                             (UNAUDITED)                                          (UNAUDITED)

INTEREST INCOME:
 Loans                                                  $4,430        $4,628      $10,301         $10,868          $10,916
 Investment securities:
  Taxable                                                1,836         1,624        3,742           4,374            4,855
  Tax-exempt                                               625           404        1,044             592              339
 Other                                                      78            65          171              97              351
                                                        ------        ------      -------         -------          -------
     Total interest income                               6,969         6,721       15,258          15,931           16,461
                                                        ------        ------      -------         -------          -------
INTEREST EXPENSE:
 Deposits                                                2,267         2,385        5,041           6,470            8,795
 Short-term borrowings                                     422           193          485             405               87
 Long-term debt                                                                                       106               52
                                                        ------        ------      -------         -------          -------
     Total interest expense                              2,689         2,578        5,526           6,981            8,934
                                                        ------        ------      -------         -------          -------
NET INTEREST INCOME                                      4,280         4,143        9,732           8,950            7,527

PROVISION FOR LOAN LOSSES (Note 5)                          76           164          240             191            1,132
                                                        ------        ------      -------         -------          -------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                               4,204         3,979        9,492           8,759            6,395
                                                        ------        ------      -------         -------          -------
OTHER INCOME:
 Service charges                                           579           584        1,300           1,228            1,051
 Securities gains - net                                    184            10          195             439              493
 Gains on sale of real estate acquired in
  settlement of loans                                       26           790          859             458               96
 Trust fees                                                212           197          409             444              442
 Other                                                      57            31          149             163              597
                                                        ------        ------      -------         -------          -------
     Total other income                                  1,058         1,612        2,912           2,732            2,679
                                                        ------        ------      -------         -------          -------
OTHER EXPENSES:
 Salaries and employee benefits (Note 10)                2,255         2,508        5,286           5,123            3,846
 Occupancy and equipment                                   473           364          822             771              754
 Federal insurance premiums                                189           166          380             387              394
 Data processing                                           191           136          358             405              318
 Other                                                     558           598        1,267           1,472            1,956
                                                        ------        ------      -------         -------          -------
     Total other expenses                                3,666         3,772        8,113           8,158            7,268
                                                        ------        ------      -------         -------          -------
INCOME BEFORE INCOME TAXES
 AND MINORITY INTERESTS                                  1,596         1,819        4,291           3,333            1,806

INCOME TAX EXPENSE (Note 8)                                385           484        1,036             996              662
                                                        ------        ------      -------         -------          -------
INCOME BEFORE MINORITY
 INTERESTS                                               1,211         1,335        3,255           2,337            1,144

MINORITY INTERESTS                                        (216)         (224)        (731)           (490)            (197)
                                                        ------        ------      -------         -------          -------
NET INCOME                                              $  995        $1,111      $ 2,524         $ 1,847          $   947
                                                        ======        ======      =======         =======          =======
EARNINGS PER SHARE                                      $66.48        $76.63      $172.70         $129.80          $ 67.81
                                                        ======        ======      =======         =======          =======
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                     14,968        14,498       14,615          14,230           13,965
                                                        ======        ======      =======         =======          =======
See notes to consolidated financial statements.

THE WEDGE HOLDING COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(IN THOUSANDS)
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                      NET UNREALIZED
                                                                                         LOSSES ON
                                                                                         INVESTMENT
                                                                                         SECURITIES
                                                                       ADDITIONAL        AVAILABLE
                                           PREFERRED      COMMON        PAID-IN          FOR SALE,        RETAINED
                                             STOCK        STOCK         CAPITAL         NET OF TAX        EARNINGS       TOTAL

BALANCE, DECEMBER 31, 1990 (Unaudited):

 As previously reported (unaudited)         $3,187        $1,385        $  378           $  -             $ 5,042       $ 9,992
 As restated for pooling of interest
  (unaudited)                                                                                               3,246         3,246
                                            ------        ------        ------           -------          -------       -------
 Balance, as restated (unaudited)            3,187         1,385           378                              8,288        13,238
 Net income (unaudited)                                                                                       947           947
 Stock issuance (unaudited)                                   23            82                                              105
                                            ------        ------        ------           -------          -------       -------
BALANCE, DECEMBER 31, 1991                   3,187         1,408           460              -               9,235        14,290

 Net income                                                                                                 1,847         1,847
 Stock issuance (Note 10)                                     30           136                                              166
                                            ------        ------        ------           -------          -------       -------
BALANCE, DECEMBER 31, 1992                   3,187         1,438           596              -              11,082        16,303

 Net income                                                                                                 2,524         2,524
 Stock issuance (Note 10)                                     47           271                                              318
 Distribution at date of merger (Note 2)                                                                   (3,194)       (3,194)
                                            ------        ------        ------           -------          -------       -------
BALANCE, DECEMBER 31, 1993                   3,187         1,485           867              -              10,412        15,951

 Net income (unaudited)                                                                                       995           995
 Stock issuance (unaudited)                                   47           360                                              407
 Implementation of change in accounting
  for marketable debt and equity
  securities (unaudited)                                                                     478                            478
 Unrealized losses on investment
  securities (unaudited)                                                                  (1,147)                        (1,147)
                                            ------        ------        ------           -------          -------       -------
BALANCE, JUNE 30, 1994 (unaudited)          $3,187        $1,532        $1,227           $  (669)         $11,407       $16,684
                                            ======        ======        ======           =======          =======       =======


See notes to consolidated financial statements.

THE WEDGE HOLDING COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
- -----------------------------------------------------------------------------------------------------------------------------

                                                             SIX MONTHS
                                                           ENDED JUNE 30,                   YEARS ENDED DECEMBER 31,
                                                         ------------------        ------------------------------------------
                                                         1994          1993        1993           1992             1991
                                                             (UNAUDITED)                                        (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                           $    995      $  1,030    $  2,524        $  1,847         $    947
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation, amortization and accretion - net          225           236         503             607              398
   Provision for loan losses                                76           164         240             191            1,132
   Deferred tax expense (benefit)                         (346)           16          16            (263)             (49)
   Securities gains - net                                 (184)          (10)       (195)           (439)            (493)
   Gains on sales of real estate acquired in
    settlement of loans                                    (26)         (790)       (859)           (458)             (96)
   (Increase) decrease in accrued interest receivable      108           (75)       (485)             91               22
   (Increase) decrease in other assets                     155          (150)        (27)           (136)            (804)
   (Decrease) increase in other liabilities                313           (93)       (494)            695              183
   Other                                                                 407         407             318              124
                                                      --------      --------    --------        --------         --------
     Net cash provided by operating activities           1,316           735       1,630           2,453            1,364
                                                      --------      --------    --------        --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 (Increase) decrease in interest-bearing deposits
  in other depository institutions                       -               (94)        (94)            840             -
 Proceeds from maturities of investment securities
  available for sale                                     3,926
 Proceeds from sales of investment securities
  available for sale                                     3,666
 Proceeds from maturities of investment securities
  held to maturity                                         860         6,992      18,036          14,296            7,730
 Proceeds from sales of investment securities                          7,276      17,075          25,500           17,395
 Purchases of investment securities available
  for sale                                             (11,587)
 Purchases of investment securities held to
  maturity                                                           (22,024)    (44,774)        (47,431)         (29,229)
 Loan originations less than (in excess of)
  repayments                                            (1,541)        3,444       6,950          (6,697)         (17,172)
 Proceeds from sales of real estate acquired in
  settlement of loans                                      319            87       1,262           1,071            1,200
 Net additions to premises and equipment                  (587)         (108)       (672)           (213)            (110)
                                                      --------      --------    --------        --------         --------
    Net cash used in investing activities               (4,944)       (4,427)     (2,217)        (12,634)         (20,186)
                                                      --------      --------    --------        --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net (decrease) increase in deposits                    (7,546)        4,533      (4,638)          3,786            9,161
 Increase in short-term borrowings                       6,550         1,000       9,105           3,675            6,250
 Distribution at date of merger                                       (3,194)     (3,194)
 Repayment of long-term debt                                                                        (688)            (229)
 Net increase in minority interests                        139           449         629             335               98
                                                      --------      --------    --------        --------         --------
    Net cash provided by (used in) financing
     activities                                           (857)        2,788       1,902           7,108           15,280
                                                      --------      --------    --------        --------         --------

                                                                                                                 (Continued)

                                    F-5

THE WEDGE HOLDING COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
- -----------------------------------------------------------------------------------------------------------------------------

                                                             SIX MONTHS
                                                           ENDED JUNE 30,                   YEARS ENDED DECEMBER 31,
                                                         ------------------        ------------------------------------------
                                                         1994          1993        1993           1992             1991
                                                             (UNAUDITED)                                        (UNAUDITED)

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                     $ (4,485)     $   (904)   $  1,315        $ (3,073)        $ (3,542)

CASH AND CASH EQUIVALENTS, BEGINNING
 OF YEAR                                                12,310        10,995      10,995          14,068           17,610
                                                      --------      --------    --------        --------         --------
CASH AND CASH EQUIVALENTS, END OF YEAR                $  7,825      $ 10,091    $ 12,310        $ 10,995         $ 14,068
                                                      ========      ========    ========        ========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION - Cash paid during the period for:
  Income taxes                                        $     50      $    885    $  1,435        $  1,065         $    564
  Interest on deposits                                   2,230         2,362       5,156           6,908            8,733
  Interest on short-term borrowings                        422           193         485             405              228
  Interest on long-term debt                                                                         106               52

NONCASH INVESTING AND FINANCING
 ACTIVITIES:
  Real estate acquired in settlement of loans                             16          16             315            1,020
  Issuance of stock pursuant to bonus plan                 407           318         318             166              105
  Unrealized losses on investment securities               669


See notes to consolidated financial statements.                      (Concluded)

THE WEDGE HOLDING COMPANY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1992 AND 1992
- -------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accounting and reporting policies of The Wedge Holding Company (the "Company") and subsidiary conform to generally accepted accounting principles and prevailing practices within the banking industry. A summary of the more significant accounting policies follows:

   PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of The Wedge Holding Company and its approximately 80%-owned subsidiary, Wedge Bank (the "Bank"). All significant intercompany accounts and transactions have been eliminated.

   CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash on-hand and due from depository institutions and federal funds sold. Generally, federal funds are sold for one day periods.

   INVESTMENT SECURITIES - Investment securities are stated at cost, adjusted for premiums and discounts. Premiums and discounts are recognized as adjustments to interest income using the level yield method. The Company has the ability to hold these securities to maturity and the intent, at the time of the purchase, to hold them on a long-term basis. Although it is management's intent to hold these securities for investment purposes, they will from time to time sell investment securities prior to maturity because of changes in prepayment risk, asset/liability management strategy, interest rate outlook or other reasons. Gains and losses on dispositions are recorded based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

   LOANS - Loans are stated at the amount of unpaid principal, reduced by unearned discounts and an allowance for loan losses. Interest income on loans is generally accrued based on the principal amounts of the loans outstanding. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued when a reasonable doubt exists as to the full and timely collection of interest or principal or generally when a loan becomes contractually past-due by ninety days or more with respect to principal or interest.

   ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit. In determining the adequacy of the allowance, management takes into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, prior loss experience, loan concentration, specific problem loans and current and anticipated economic conditions that may affect the borrowers' ability to pay.

   REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS - Real estate acquired in settlement of loans is included in other assets in the consolidated balance sheets and consists of assets acquired through foreclosure or deed in lieu of foreclosure. Real estate owned is valued at the lower of cost or estimated fair market value less estimated costs to dispose. Any loss incurred at the time of acquisition or reclassification is charged to the allowance for loan losses. Losses resulting from disposition or periodic reevaluation of real estate owned are charged to expense.

   PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation. Deprecation charged to operations is primarily computed using straight-line and accelerated methods over the estimated useful lives of the related assets. Estimated lives range from 20 to 50 years for buildings and 5 to 7 years for furniture and fixtures.

   INCOME TAXES - The Company and its subsidiary file a consolidated income tax return with each entity computing its taxes on a separate company basis. The difference between the consolidated tax provision and the subsidiary's tax provision is recorded by the parent company.

   Deferred income taxes are provided when income and expenses are recognized in different years for financial and income tax reporting purposes. In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), which requires an asset-liability approach to measuring the impact of income taxes. The Company adopted SFAS 109 effective January 1, 1993. The effect of applying the new standard was not material to the consolidated financial statements of the Company. Prior to 1993, income taxes were determined under the deferred method in accordance with Accounting Principles Board Opinion No. 11, Accounting for Income Taxes.

   RECLASSIFICATIONS - Certain amounts included in the 1992 and 1991 consolidated financial statements have been reclassified to conform to the 1993 presentation.

2.  BUSINESS COMBINATIONS

   On May 21, 1993, the Company consummated a merger whereby M&L Holding Company ("M&L"), an affiliate bank holding company, merged its wholly-owned subsidiary bank, Godfrey State Bank ("Godfrey") into the Company's subsidiary bank, Wedge Bank ("Wedge"). To affect this merger, Wedge exchanged one of its shares of common stock for every 2.14 shares of common stock of Godfrey. The merger has been accounted for similar to a pooling of interests. Accordingly, the Company's consolidated financial statements have been restated for all periods presented to include the accounts and operations of Godfrey. Amounts distributed to M&L in connection with the merger are shown as a distribution in the Company's consolidated statement of stockholders' equity for the year ended December 31, 1993.

   Net interest income and net income of the Company and Godfrey for the year prior to the merger were as follows (in thousands):

                                                            NET
                                                         INTEREST          NET
   1992                                                   INCOME          INCOME

   The Wedge Holding Company                             $7,596          $1,566
   Godfrey State Bank                                     1,354             281
                                                         ------          ------
      Total                                              $8,950          $1,847
                                                         ======          ======

   On January 2, 1992, the Company merged two of its subsidiaries;
   First National Bank of Brighton ("First National") and Bethalto
   National Bank ("Bethalto") into Alton Banking and Trust Company.
   Each shareholder at First National Bank and Bethalto received one share of Alton Banking and Trust Company common stock, based upon the following conversion factors:

     First National Bank of Brighton                                 27
     Bethalto National Bank                                        1.12

   At the same time, Alton Banking and Trust Company changed its name to The Wedge Bank.

3.  RESERVE BALANCE REQUIREMENTS

   The Bank is required to maintain certain cash and/or due from bank reserve balances in accordance with Federal Reserve Board requirements. The balances maintained under such requirements as of December 31, 1993 and 1992, were $1,433,000 and $1,277,000, respectively.

4.  INVESTMENT SECURITIES

   Investment securities at December 31 are summarized as follows:
                                                                       1993
                                               ----------------------------------------------------
                                                              GROSS         GROSS       APPROXIMATE
                                               AMORTIZED    UNREALIZED    UNREALIZED      MARKET
                                                 COST         GAINS         LOSSES        VALUE
                                                                  (IN THOUSANDS)
    U.S. Government and Agency obligations      $39,864       $  405        $ (23)        $40,246
    Obligations of states and political
     subdivisions                                22,045          884         (121)         22,808
    Mortgage-backed securities                   17,371          379          (60)         17,690
    Other securities                              1,054                                     1,054
                                                -------       ------        -----         -------
          Total                                 $80,334       $1,668        $(204)        $81,798
                                                =======       ======        =====         =======
                                                                       1992
                                               ----------------------------------------------------
                                                              GROSS         GROSS       APPROXIMATE
                                               AMORTIZED    UNREALIZED    UNREALIZED      MARKET
                                                 COST         GAINS         LOSSES        VALUE
                                                                  (IN THOUSANDS)
    U.S. Government and Agency obligations      $31,718       $  337        $ (69)        $31,986
    Obligations of states and political
     subdivisions                                11,725          306          (41)         11,990
    Mortgage-backed securities                   23,956          556         (113)         24,399
    Other securities                              3,136                                     3,136
                                                -------       ------        -----         -------
          Total                                 $70,535       $1,199        $(223)        $71,511
                                                =======       ======        =====         =======

   The amortized cost and approximate market value of investments in debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                        APPROXIMATE
                                                                           AMORTIZED      MARKET
    TERM TO MATURITY                                                         COST         VALUE
                                                                                (IN THOUSANDS)
    1 month - 1 year                                                        $ 2,403       $ 2,447
    1 year - 5 years                                                         18,598        18,914
    5 years - 10 years                                                       19,236        19,597
    After 10 years                                                           21,672        22,096
                                                                            -------       -------

          Total                                                              61,909        63,054
    Mortgage-backed securities                                               17,371        17,690
                                                                            -------       -------

          Total                                                             $79,280       $80,744
                                                                            =======       =======

   Proceeds from sales of investments in debt securities during 1993, 1992 and 1991 were $14,948,000, $23,250,000 and
   $17,395,000, respectively.  Gross gains of $210,000, $463,000 and $504,000 and gross losses of $58,000, $37,000 and $13,000 were realized on such sales during 1993, 1992 and 1991, respectively.

   At December 31, 1993 and 1992, investment securities with carrying values totaling approximately $25,656,000 and $25,914,000 were pledged to secure public deposits and for other purposes.

5.  LOANS

   Loans at December 31 are summarized as follows:
                                                                             1993         1992
                                                                               (IN THOUSANDS)
    Commercial and agricultural                                            $  8,444     $  8,745
    Residential real estate                                                  98,877      102,334
    Consumer                                                                  4,750        8,610
                                                                           --------     --------

        Total loans                                                        $112,071     $119,689
                                                                           ========     ========

   Substantially all of the Company's loans are with customers located in the Illinois counties of Madison, Macoupin, Jersey and Calhoun.

   Included in loans are loans to certain executive officers and directors that have been made in the ordinary course of business on substantially the same terms, including interest and collateral, as those prevailing for comparable transactions with others and do not involve more than the normal risk of collectibility. The activity in such loans during 1993 is as follows:

    Balance, December 31, 1992                                                        $3,149,000

      New loans                                                                        1,012,000
      Repayments                                                                        (493,000)
                                                                                      ----------

    Balance, December 31, 1993                                                        $3,668,000
                                                                                      ==========

   At December 31, 1993, 1992 and 1991, the aggregate principal balances of loans on which interest was not being accrued (under the accounting policies described in Note 1) were $420,000, $695,000 and $1,504,000, respectively, and the aggregate principal balances of loans on which the yield had been reduced due to declining financial condition of the borrowers were $0, $234,000 and $240,000, respectively. Interest income that would have been accrued, had these loans been current and had the terms of these loans not been modified because of troubled debt restructurings, was approximately $40,000, $53,000 and $120,000 in 1993, 1992 and 1991, respectively. There was no interest income recorded on these loans in 1993, 1992 or 1991. At December 31, 1993, there were no commitments to lend additional funds to borrowers whose loans are classified as nonaccrual or renegotiated.

   In the normal course of business, the Bank participates with several banks affiliated through common ownership in the origination of loans. These loans are purchased and/or sold among the banks based upon the respective banks' legal lending limits, liquidity needs and various other considerations. At
   December 31, the Bank's loan participations with affiliated banks are summarized as follows:

                                                                             1993         1992
                                                                               (IN THOUSANDS)
    Loan participations purchased                                           $1,027       $1,233
    Loan participations sold                                                 3,202        1,442


   Activity in the allowance for loan losses for the years ended
   December 31 is summarized as follows:

                                                                                               1991
                                                                    1993         1992       (UNAUDITED)
                                                                            (IN THOUSANDS)
    Balance, beginning of year                                     $1,637       $1,503        $  962
    Provision charged to expense                                      240          191         1,132
    Charge-offs                                                      (480)        (157)         (678)
    Recoveries                                                         55          100            87
                                                                   ------       ------        ------
    Balance, end of year                                           $1,452       $1,637        $1,503
                                                                   ======       ======        ======

6.  PREMISES AND EQUIPMENT

   Premises and equipment at December 31 is summarized as follows:

                                                                             1993         1992
                                                                               (IN THOUSANDS)
    Land                                                                    $  403       $  389
    Buildings                                                                4,510        4,346
    Furniture and fixtures                                                   3,057        2,584
                                                                            ------       ------

          Total                                                              7,970        7,319
    Less accumulated depreciation                                            4,478        4,121
                                                                            ------       ------

          Total                                                             $3,492       $3,198
                                                                            ======       ======

   The Bank leases a branch facility and various automated teller and computer equipment under noncancelable operating leases.
   The following is a schedule by years of minimum future rentals as of December 31, 1993:

    YEAR ENDING DECEMBER 31 (IN THOUSANDS):

    1994                                                                                 $242
    1995                                                                                  242
    1996                                                                                  167
    1997                                                                                  132
    1998                                                                                   32
                                                                                         ----

          Total                                                                          $815
                                                                                         ====

7.  SHORT-TERM BORROWINGS

   Short-term borrowings at December 31 are summarized as follows:

                                                                             1993         1992
                                                                               (IN THOUSANDS)
    Advances from Federal Home Loan Bank of Chicago                        $10,500      $ 9,500
    Securities sold under agreements to repurchase                           8,230
    Treasury tax and loan - note option accounts                               800          800
    Bank demand note                                                           300          425
                                                                           -------      -------

          Total short-term borrowings                                      $19,830      $10,725
                                                                           =======      =======

   Advances from Federal Home Loan Bank of Chicago ("FHLB") are renewed daily. Interest is assessed daily at quoted rates. The interest rate at December 31, 1993, 1992 and 1991 was 3.24%, 3.73% and 5.15%, respectively. Investment securities with a carrying value of $10,917,000 at December 31, 1992 were pledged as collateral for the advances. At December 31, 1993, under a blanket agreement with the FHLB, the Company can obtain advances up to 60% of their qualifying first mortgage loans. These advances are secured under the blanket agreement which assigns all investments in FHLB stock as well as qualifying first mortgage loans equal to 170% of the outstanding balance. At December 31, 1993, the Company had approximately $48,800,000 additional borrowing capacity available to it under the above-mentioned borrowing arrangement.

   The Bank sells securities under agreements to repurchase the same securities at a later date. The agreements are accounted for as financing transactions and interest, which is paid at a specific rate during the terms of the agreements, is included in interest expense. Interest income on the securities involved in the transactions is recorded by the Company during the terms of the agreements. Repurchase dates for such agreements generally are within one year.

   As of December 31, 1993, all of the outstanding agreements were fixed-coupon repurchase agreements and are summarized as follows:

                                                                                         1993
                                                                                       (DOLLARS
                                                                                     IN THOUSANDS)
    Average balance during the year                                                     $8,230
    Average interest rate during the year                                                 3.50%
    Maximum month-end balance during the year                                            8,230

    Investment securities underlying the agreements at year-end:
      Carrying value                                                                     8,415
      Market value                                                                       8,696


   The Treasury Department (the "Department") allows the Bank to maintain a treasury, tax and loan note option account up to $800,000. Daily, the Department draws down funds in excess of this level. The deposit is callable upon notification by the Department. Interest payments at 2.70%, 2.65% and 4.00% at December 31, 1993, 1992 and 1991, respectively, are due weekly. Investment securities with a carrying value of $1,210,000 and $1,558,000 at December 31, 1993 and 1992 were pledged as collateral for the deposit.

   During 1992, the Company entered into a demand note agreement with a bank which was used to pay-off then existing long-term debt. The note requires interest at the "prime rate" minus 1/2% per annum. Interest is payable quarterly on the last day of March, June, September and December, commencing June 30, 1992. The note is collateralized by 81,885 shares of stock of the Bank.

8.  INCOME TAXES

   Income tax expense (benefit) consists of the following components for the years ended December 31:

                                                                                               1991
                                                                    1993         1992       (UNAUDITED)
                                                                            (IN THOUSANDS)
    Current                                                        $1,020       $1,259         $711
    Deferred                                                           16         (263)         (49)
                                                                   ------       ------         ----
          Total                                                    $1,036       $  996         $662
                                                                   ======       ======         ====

   Income tax expense differs from the amount determined by
   applying the statutory federal tax rate (34%) to income before income taxes and minority interests as follows:
                                                                    1993         1992          1991
                                                                                            (UNAUDITED)
    Computed tax at statutory rate                                 $1,459       $1,134        $ 614
    Increase (decrease) in income taxes resulting from:
      Tax-exempt interest income                                     (355)        (201)        (115)
      Other - net                                                     (68)          63          163
                                                                   ------       ------        -----
           Total                                                   $1,036       $  996        $ 662
                                                                   ======       ======        =====

   Significant timing differences used in the computation of the deferred tax benefit for the years ended December 31, 1992 and
   1991 are as follows (in thousands):
                                                                                 1992          1991
                                                                                            (UNAUDITED)
    Shareholder bonus                                                           $(108)        $  75
    Deferred compensation                                                        (106)
    Provision for loan losses                                                     (65)         (127)
    Other                                                                          16             3
                                                                                -----         -----
           Total                                                                $(263)        $ (49)
                                                                                =====         =====

   The tax effect of temporary differences that give rise to deferred tax assets included in other assets in the accompanying consolidated financial statements (there are no deferred tax liabilities) at December 31, 1993, are presented below (in thousands):

    Deferred tax assets:
      Allowance for loan losses                                                               $183
      Deferred compensation                                                                    125
      Stock bonus plan                                                                          28
                                                                                              ----
           Deferred tax assets                                                                $336
                                                                                              ====

   The Company had no valuation allowance for deferred tax assets as of January 1, 1993; therefore there was no change in the valuation allowance for deferred tax assets for the year ended
   December 31, 1993.

9.  REGULATORY CAPITAL REQUIREMENTS

   Effective December 31, 1992, the fully phased-in regulatory capital requirements for banks categorized as "adequately capitalized" under the provisions of The Federal Deposit Insurance Corporation Improvement Act of 1991, are (1) a minimum leverage capital ratio of Tier 1 capital, as defined, to total adjusted assets of 3% for the highest rated institutions or 4% to 5% for all other institutions, and (2) a minimum ratio of total capital, as defined, to risk-weighted assets of 8% and the Tier 1 capital included in total capital is at least equal to 4% of risk-weighted assets.

   The Company's minimum leverage capital ratio of Tier 1 capital to total adjusted assets was 8.93% and 8.95% at December 31, 1993 and 1992, respectively. Its minimum ratio of capital to risk-weighted assets was 21.27% and 23.52% of which Tier 1 capital comprised 20.02% and 22.03% of risk-weighted assets at December 31, 1993 and 1992, respectively.

   Bank dividends are the principal source of funds for the Company. The payment of dividends by the Bank, which is state-chartered, is subject to regulation by the Federal Deposit Insurance Corporation and the State of Illinois. The Bank is not restricted as to the amount of dividends that can be paid, other than what prudent and sound banking principles permit and what must be retained to meet minimum legal capital requirements. Accordingly, $3,838,000 could be paid at December 31, 1993, without reducing the capital of the Bank below minimum standards.

10. BENEFIT PLANS

   The Company and its subsidiary sponsor a 401(k) savings plan. Eligible employees may contribute up to 18% of their compensation (as defined by the plan). The Company matches up to 50% of each participant's contribution up to a maximum of 2%. The Company and its subsidiary's contributions pursuant to this plan were approximately $50,000, $47,000 and $45,000 in 1993,
   1992 and 1991, respectively.

   In conjunction with its stock bonus plan for an officer/stockholder, the Company awarded 470 shares of common stock for 1993 and 1992 performance. Shares awarded under the plan are issued in the first quarter of the subsequent year. Compensation expense of $400,000, $484,000 and $105,000 was recognized during 1993, 1992 and 1991, respectively, as a result of this bonus plan.

11. CONTINGENCIES

   The Company and its subsidiary are involved in certain legal actions arising from normal business activities. Management believes that the ultimate liability, if any, resulting from these actions will not materially affect the Company's consolidated financial statements.

12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

   In the normal course of business, the Bank offers a variety of financial products to its customers to aid them in meeting their requirements for liquidity and credit enhancement. Generally accepted accounting principles recognize these transactions as contingent liabilities and, accordingly, they are not reflected in the accompanying consolidated financial statements.
   Following is a discussion of these transactions.

   STANDBY LETTERS OF CREDIT - These transactions are used by the Bank's customers as a means of improving their credit standing in transactions with unaffiliated third parties. Under these agreements, the Bank agrees to honor certain financial commitments in the event that its customers are unable to do so. At December 31, 1993 and 1992, the Bank had issued standby letters of credit amounting to $85,000 and $105,000, respectively.

   Management conducts regular reviews of these instruments on an individual customer basis, and the results are considered in assessing the adequacy of the Bank's allowance for loan losses. Management does not anticipate any material losses as a result of the letters of credit.

   LOAN COMMITMENTS - At December 31, 1993 and 1992, the Bank had commitments outstanding to extend credit totaling approximately $9,442,000 and $8,780,000, respectively. These commitments generally require the customers to maintain certain credit standards. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Management does not anticipate any material losses as a result of these commitments.

13. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

   The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

   The estimated fair values of the Company's financial instruments are as follows:

                                                          1993                         1992
                                                ------------------------     ------------------------
                                                             APPROXIMATE                  APPROXIMATE
                                                CARRYING         FAIR        CARRYING         FAIR
                                                 AMOUNT         VALUE         AMOUNT         VALUE
                                                     (IN THOUSANDS)               (IN THOUSANDS)
      Financial assets:
       Cash and due from depository
        institutions, federal funds sold
        and interest-bearing deposits in
        other depository institutions           $ 12,404      $ 12,404       $ 10,995      $ 10,995
       Investment securities                      80,334        81,798         70,535        71,511

       Loans                                     112,071       115,858        119,689       123,735
       Less: Allowance for loan losses             1,452         1,452          1,637         1,637
                                                --------      --------       --------      --------

           Loans - net of allowance              110,619       114,406        118,052       122,098

       Financial liabilities:
        Deposits                                 169,749       171,305        174,387       175,979
        Short-term borrowings                     19,830        19,830         10,725        10,725

   CASH AND DUE FROM DEPOSITORY INSTITUTIONS, FEDERAL FUNDS SOLD
   AND INTEREST-BEARING DEPOSITS IN OTHER DEPOSITORY INSTITUTIONS - For these instruments, the carrying amount is a reasonable estimate of fair value.

   INVESTMENT SECURITIES - Fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

   LOANS - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

   DEPOSITS -The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

   SHORT-TERM BORROWINGS - The carrying amounts are a reasonable estimate of fair value.

   STANDBY LETTERS OF CREDIT AND LOAN COMMITMENTS - The Company does not have unrecognized financial instruments, other than those discussed in Note 12, which are subject to fair value disclosure. The difference between the fair value and the face value for the instruments disclosed in Note 12 are not considered material.

   The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1993 and 1992. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since these dates, and current estimates of fair value may differ significantly from the amounts presented herein.

14. PROSPECTIVE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

   In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). Adoption of SFAS 115 is required for fiscal years beginning after December 15, 1993. The provisions of SFAS 115 require the classification of all debt securities and equity securities that have readily determinable fair values into one of the following three categories:

       *  Held-to-maturity - reported at amortized cost

       * Available for sale - reported at fair value with unrealized gains and losses reported as a separate component of stockholders' equity

       * Trading - reported at fair value with unrealized gains and losses reported in income

   Accordingly, when adopted effective January 1, 1994, the Company will classify its debt securities into one of the three categories based upon the Company's assessment of interest rate and prepayment risks and its overall asset/liability management strategy. At December 31, 1993, management tentatively plans on classifying their investment securities in obligations of states and political subdivisions as held for investment and their U.S. Government and Agency obligations and mortgage-backed securities as available-for-sale. Because available-for-sale securities are recorded at fair value with unrealized holding gains and losses, net of related income tax effect, excluded from income, but reported as a separate component of stockholders' equity, management expects the adoption of SFAS 115 to increase their consolidated stockholders' equity by approximately $470,000.

   In May 1993, FASB issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"). The adoption of SFAS 114 is required for fiscal years beginning after December 15, 1994. It requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the loan's market price, or the fair value of the collateral if the loan is collateral dependent. When adopted in 1995, SFAS 114 is not expected to have a material effect on the Company's consolidated financial statements.

   In November 1992, FASB issued Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits ("SFAS 112"). Adoption of SFAS 112 is required for fiscal years beginning after December 15, 1993. In December 1990, FASB issued statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106"). Adoption of SFAS 106 is required for fiscal years beginning after December 15, 1994. As the Company does not provide postemployment or postretirement benefits, SFAS 112 and 106 will not have any effect on the Company's consolidated financial statements.

15. THE WEDGE HOLDING COMPANY (PARENT COMPANY ONLY) FINANCIAL
    INFORMATION


    CONDENSED BALANCE SHEETS
                                                                               DECEMBER 31,
                                                                           --------------------
    ASSETS                                                                   1993         1992
                                                                               (IN THOUSANDS)
    Cash                                                                   $    61      $   159
    Income tax receivable                                                       77           50
    Investment in subsidiary                                                15,756       16,062
    Other assets                                                               767          835
                                                                           -------      -------
          Total assets                                                     $16,661      $17,106
                                                                           =======      =======
    LIABILITIES AND STOCKHOLDERS' EQUITY

    LIABILITIES:
     Bank demand note                                                      $   300      $   425
     Other liabilities                                                         410          378
                                                                           -------      -------

          Total liabilities                                                    710          803

    STOCKHOLDERS' EQUITY                                                    15,951       16,303
                                                                           -------      -------
          Total liabilities and stockholders' equity                       $16,661      $17,106
                                                                           =======      =======


                                                                              YEARS ENDED
CONDENSED STATEMENTS OF INCOME                                                DECEMBER 31,
                                                                  -------------------------------------
                                                                                               1991
                                                                    1993         1992       (UNAUDITED)
                                                                             (IN THOUSANDS)
    REVENUES:
     Dividends from subsidiary                                     $  474       $  622         $209
     Other                                                                          48
                                                                   ------       ------         ----
           Total revenue                                              474          670          209
                                                                   ------       ------         ----
    EXPENSES:
     Interest                                                          70          106           52
     Other                                                            235           68           24
                                                                   ------       ------         ----
           Total expenss                                              305          174           76
                                                                   ------       ------         ----
    INCOME BEFORE INCOME TAX BENEFITS
     AND EQUITY IN INCOME OF SUBSIDIARY
     LESS DIVIDENDS RECEIVED                                          169          496          133

    INCOME TAX BENEFITS                                                77           50           20
                                                                   ------       ------         ----
    INCOME BEFORE EQUITY IN INCOME
     OF SUBSIDIARY LESS DIVIDENDS RECEIVED                            246          546          153

    EQUITY IN INCOME OF SUBSIDIARY LESS
     DIVIDENDS RECEIVED                                             2,278        1,301          794
                                                                   ------       ------         ----
    NET INCOME                                                     $2,524       $1,847         $947
                                                                   ======       ======         ====


CONDENSED STATEMENTS OF CASH FLOWS                                          YEARS ENDED
                                                                            DECEMBER 31,
                                                         -----------------------------------------------------
                                                                                                     1991
                                                          1993                    1992            (UNAUDITED)
                                                                             (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                           $ 2,524                 $ 1,847             $ 947
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Undistributed earnings of subsidiary              (2,278)                 (1,301)             (794)
        Amortization expense                                  21                      21                21
        Increase in other assets                              47                       6                 6
        (Increase) decrease in income tax receivable         (27)                    (30)               54
        Increase (decrease) in other liabilities             351                     210                25
                                                         -------                 -------             -----
          Net cash provided by operating activities          638                     753               259
                                                         -------                 -------             -----

CASH FLOWS FROM INVESTING ACTIVITIES --
    Purchases of subsidiary stock from minority
      shareholders                                          -                       -                  (54)
                                                         -------                 -------             -----

CASH FLOWS FROM FINANCING ACTIVITIES:
    Capital contribution to subsidiary bank                 (611)                   (574)              (69)
    Proceeds from bank demand note                                                   425
    Repayment of bank demand note                           (125)
    Repayment of long-term debt                                                     (688)             (229)
                                                         -------                 -------             -----
          Net cash used by financing activities             (736)                   (837)             (298)
                                                         -------                 -------             -----

NET DECREASE IN CASH                                         (98)                    (84)              (93)

CASH, BEGINNING OF YEAR                                      159                     243               336
                                                         -------                 -------             -----

CASH, END OF YEAR                                        $    61                 $   159             $ 243
                                                         =======                 =======             =====

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION:
      Cash paid during the year for:
        Income taxes                                     $ 1,435                 $   878             $ 564
        Interest                                              21                     106                52
        Noncash financing activities - Issuance of
          stock pursuant to bonus plan                       318                     166               105

                                                        * * * * * *

INDEPENDENT AUDITORS' REPORT
To the Board of Directors and Stockholders of The Wedge Bank:

We have audited the accompanying balance sheets of The Wedge Bank as of December 31, 1993 and 1992, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Bank at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP

March 25, 1994

THE WEDGE BANK

BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
- ------------------------------------------------------------------------------------------------------------------------

                                                                               JUNE 30,               DECEMBER 31,
                                                                                 1994           ------------------------
ASSETS                                                                        (UNAUDITED)         1993            1992

ASSETS:
  Cash and due from depository institutions (Note 3)                           $  7,825         $  8,110        $  7,720
  Federal funds sold                                                                               4,200           3,275
                                                                               --------         --------        --------

          Total cash and cash equivalents                                         7,825           12,310          10,995

  Interest-bearing deposits in other depository institutions                         94               94
  Investment securities available for sale                                       59,005
  Investment securities held to maturity (approximate market values June 30, 1994 $23,827; December 31, 1993 $81,798;
    December 31, 1992 $71,511) (Notes 4 and 7)                                   23,950           80,334          70,535
  Loans (Note 5)                                                                113,247          112,071         119,689
  Less:
    Unearned discounts                                                               82               81             106
    Allowance for loan losses                                                     1,399            1,452           1,637
                                                                               --------         --------        --------

          Total                                                                 111,766          110,538         117,946

  Premises and equipment - net (Note 6)                                           3,858            3,492           3,198
  Accrued interest receivable                                                     1,837            1,945           1,460
  Real estate acquired in settlement of loans                                       694              762             990
  Other assets (Note 8)                                                             922              519             487
                                                                               --------         --------        --------

TOTAL                                                                          $209,951         $209,994        $205,611
                                                                               ========         ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits:
    Noninterest-bearing                                                        $ 23,651         $ 26,878        $ 13,683
    Interest-bearing                                                            138,740          142,933         160,861
                                                                               --------         --------        --------

            Total deposits                                                      162,391          169,811         174,544

  Short-term borrowings (Note 7)                                                 26,380           19,530          10,300
  Accrued interest payable                                                          527              467             523
  Advance payments by borrowers for taxes and insurance                             685              625             695
  Accrued expenses and other liabilities                                            847              681             992
                                                                               --------         --------        --------

            Total liabilities                                                   190,830          191,114         187,054

STOCKHOLDERS' EQUITY:
  Common stock, voting, $10 par value - 144,320 shares
    authorized, issued and outstanding                                            1,443            1,443           1,443
  Additional paid-in capital
  Net unrealized losses on investment securities available for sale,              5,145            5,145           3,673
    net of tax                                                                     (669)
  Retained earnings                                                              13,202           12,292          13,441
                                                                               --------         --------        --------
            Total stockholders' equity (Note 9)                                  19,121           18,880          18,557
                                                                               --------         --------        --------
TOTAL                                                                          $209,951         $209,994        $205,611
                                                                               ========         ========        ========

See notes to consolidated financial statements.


THE WEDGE BANK

STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
- --------------------------------------------------------------------------------------------------------------------------
                                                  SIX MONTHS ENDED                             YEARS ENDED
                                                      JUNE 30,                                 DECEMBER 31,
                                               ----------------------          -------------------------------------------
                                                1994            1993            1993              1992             1991
                                                    (UNAUDITED)                                                (UNAUDITED)

INTEREST INCOME:
  Loans                                        $4,430          $4,628          $10,301          $10,868          $10,916
  Investment securities:
    Taxable                                     1,836           1,624            3,742            4,374            4,855
    Tax-exempt                                    625             404            1,044              592              339
  Other                                            78              65              171               97              351
                                               ------          ------          -------          -------          -------
        Total interest income                   6,969           6,721           15,258           15,931           16,461
                                               ------          ------          -------          -------          -------
INTEREST EXPENSE:
  Deposits                                      2,267           2,385            5,041            6,470            8,795
  Short-term borrowings                           418             183              464              405               87
                                               ------          ------          -------          -------          -------
        Total interest expense                  2,685           2,568            5,505            6,875            8,882
                                               ------          ------          -------          -------          -------
NET INTEREST INCOME                             4,284           4,153            9,753            9,056            7,579

PROVISION FOR LOAN LOSSES (Note 5)                 76             164              240              191            1,132
                                               ------          ------          -------          -------          -------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                     4,208           3,989            9,513            8,865            6,447
                                               ------          ------          -------          -------          -------
OTHER INCOME:
  Service charges                                 579             584            1,300            1,228            1,051
  Securities gains - net                          184              10              195              439              493
  Gains on sale of real estate acquired
   in settlement of loans                          26             790              859              458               96
  Trust fees                                      212             197              409              444              442
  Other                                            57              41               89              116              297
                                               ------          ------          -------          -------          -------
        Total other income                      1,058           1,622            2,852            2,685            2,379
                                               ------          ------          -------          -------          -------
OTHER EXPENSES:
  Salaries                                      1,661           1,618            3,552            3,138            2,965
  Employee benefits (Note 10)                     470             382            1,734            1,985              881
  Occupancy                                       239             211              414              336              428
  Equipment                                       234             153              408              435              326
  Federal insurance premiums                      189             166              380              387              394
  Data processing                                 191             136              358              405              371
  Other                                           553             599            1,072            1,426            1,582
                                               ------          ------          -------          -------          -------
        Total other expenses                    3,537           3,265            7,918            8,112            6,947
                                               ------          ------          -------          -------          -------
INCOME BEFORE INCOME TAXES                      1,729           2,346            4,447            3,438            1,879

INCOME TAX EXPENSE (Note 8)                       385             638              964            1,025              679
                                               ------          ------          -------          -------          -------
NET INCOME                                     $1,344          $1,708          $ 3,483          $ 2,413          $ 1,200
                                               ======          ======          =======          =======          =======
EARNINGS PER SHARE                             $ 9.33          $11.86          $ 24.19          $ 16.76          $  9.68
                                               ======          ======          =======          =======          =======
WEIGHTED AVERAGE NUMBER
  OF SHARES OUTSTANDING                           144             144              144              144              124
                                               ======          ======          =======          =======          =======
See notes to financial statements.

THE WEDGE BANK

STATEMENTS OF STOCKHOLDERS' EQUITY
(IN THOUSANDS)
- ------------------------------------------------------------------------------------------------------------------------

                                                                                  NET
                                                                               UNREALIZED
                                                                                LOSSES ON
                                                                               INVESTMENT
                                                             ADDITIONAL        SECURITIES
                                                COMMON        PAID-IN         AVAILABLE FOR            RETAINED
                                                STOCK         CAPITAL        SALE, NET OF TAX          EARNINGS            TOTAL

BALANCE, DECEMBER 31, 1990
  (Unaudited):

  As previously reported (unaudited)           $1,000          $2,399              $  -                $ 6,984            $10,383
  As restated for pooling of interest
   (unaudited)                                     28              89                                    3,194              3,311
                                               ------          ------              -----               -------            -------
  Balance, as restated (unaudited)              1,028           2,488                 -                 10,178             13,694
  Stock issuance (unaudited)                      415           1,185                                                       1,600
  Dividends paid (unaudited)                                                                              (250)              (250)
  Contribution of capital (unaudited)                                                                       69                 69
  Net income (unaudited)                                                                                 1,200              1,200
                                               ------          ------              -----               -------            -------
BALANCE, DECEMBER 31, 1991                      1,443           3,673                 -                 11,197             16,313

  Dividends paid                                                                                          (743)              (743)
  Contribution of capital                                                                                  574                574
  Net income                                                                                             2,413              2,413
                                               ------          ------              -----               -------            -------
BALANCE, DECEMBER 31, 1992                      1,443           3,673                 -                 13,441             18,557

  Dividends paid                                                                                          (577)              (577)
  Contribution of capital                                                                                  611                611
  Net income                                                                                             3,483              3,483
  Transfer                                                      1,472                                   (1,472)
  Distribution at date of merger (Note 2)                                                               (3,194)            (3,194)
                                               ------          ------              -----               -------            -------
BALANCE, DECEMBER 31, 1993                      1,443           5,145                 -                 12,292             18,880

  Unrealized losses on investment
   securities (unaudited)                          -               -                (669)                                    (669)
  Dividends paid (unaudited)                                                                              (434)              (434)
  Net income (unaudited)                                                                                 1,344              1,344
                                               ------          ------              -----               -------            -------

BALANCE, DECEMBER 31, 1994
 (Unaudited)                                   $1,443          $5,145              $(669)              $13,202            $19,121
                                               ======          ======              =====               =======            =======

See notes to financial statements.

THE WEDGE BANK

STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------------------
                                                  SIX MONTHS ENDED                             YEARS ENDED
                                                      JUNE 30,                                 DECEMBER 31,
                                              ------------------------        --------------------------------------------
                                                1994            1993            1993              1992             1991
                                                    (UNAUDITED)                                                (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                  $  1,344        $  1,708        $  3,483         $  2,413         $  1,200
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation, amortization and
     accretion - net                               214             144             437              704              312
    Provision for loan losses                       76             164             240              191            1,132
    Deferred tax (benefit) expense                (346)             16              16             (263)             (49)
    Securities gains - net                        (184)            (10)           (195)            (439)            (493)
    Gains on sales of real estate acquired
     in settlement of loans                        (26)           (790)           (859)            (458)             (96)
    (Increase) decrease in accrued interest
     receivable                                    108             (75)           (485)              91               22
    Increase in other assets                       (46)            (88)             (5)            (125)            (370)
    (Decrease) increase in other liabilities       286             315            (437)             155               92
                                              --------        --------        --------         --------         --------
      Net cash provided by operating
       activities                                1,426           1,384           2,195            2,269            1,750
                                              --------        --------        --------         --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) decrease in interest-bearing
   deposits in other depository institutions        -              (94)            (94)             840               -
  Proceeds from maturities of investment
   securities available for sale                 3,963
  Proceeds from sales of investment
   securities available for sale                 3,666
  Proceeds from maturities of investment
   securities held to maturity                     860           6,992          18,036           14,296            7,730
  Proceeds from sales of investment
   securities                                                    7,276          17,075           25,500           17,395
  Purchases of investment securities
   available for sale                          (11,587)
  Purchases of investment securities
   held to maturity                                            (22,024)        (44,774)         (47,431)         (29,229)
  Loan originations less than (in excess
   of) repayments                               (1,541)          3,444           6,950           (6,697)         (17,172)
  Proceeds from sales of real estate
   acquired in settlement of loans                 319              87           1,262            1,071            1,200
  Net additions to premises and equipment         (587)           (108)           (672)            (213)            (110)
                                              --------        --------        --------         --------         --------
       Net cash used in investing activities    (4,907)         (4,427)         (2,217)         (12,634)         (20,186)
                                              --------        --------        --------         --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (decrease) increase in deposits           (7,420)          4,547          (4,733)           3,786            9,161
  Increase in short-term borrowings              6,850           1,000           9,230            3,675            6,250
  Dividends paid to stockholders                  (434)           (214)           (577)            (743)            (250)
  Contribution of capital from holding
   company                                                                         611              574               69
  Distribution at date of merger                                (3,194)         (3,194)
                                              --------        --------        --------         --------         --------
       Net cash provided by (used in)
        financing activities                    (1,004)          2,139           1,337            7,292           15,230
                                              --------        --------        --------         --------         --------
                                                                                                             (Continued)

THE WEDGE BANK

STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
- --------------------------------------------------------------------------------------------------------------------------
                                                  SIX MONTHS ENDED                             YEARS ENDED
                                                      JUNE 30,                                 DECEMBER 31,
                                              ------------------------        --------------------------------------------
                                                1994            1993            1993              1992             1991
                                                    (UNAUDITED)                                                (UNAUDITED)

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                              $(4,485)        $  (904)        $ 1,315          $(3,073)         $(3,206)

CASH AND CASH EQUIVALENTS, BEGINNING
 OF YEAR                                        12,310          10,995          10,995           14,068           17,274
                                               -------         -------         -------          -------          -------
CASH AND CASH EQUIVALENTS, END OF YEAR         $ 7,825         $10,091         $12,310          $10,995          $14,068
                                               =======         =======         =======          =======          =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION - Cash paid during the
 period for:
  Income taxes                                 $    50         $   885         $ 1,235          $ 1,086          $   699
  Interest on deposits                           2,230           2,362           5,156            6,908            8,733
  Interest on short-term borrowings                418             183             464              405              228

NONCASH INVESTING AND FINANCING
 ACTIVITIES:
  Real estate acquired in settlement
   of loans                                         -               16              16              315            1,020
  Unrealized losses on investment securities       669


                                                                                                             (Concluded)
See notes to financial statements.

THE WEDGE BANK

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accounting and reporting policies of The Wedge Bank (the
   "Bank") conform to generally accepted accounting principles and prevailing practices within the banking industry. A summary of the more significant accounting policies follows:

   CASH EQUIVALENTS - For purposes of reporting cash flows, cash and cash equivalents include cash on-hand and due from depository institutions and federal funds sold. Generally, federal funds are sold for one day periods.

   INVESTMENT SECURITIES - Investment securities are stated at cost, adjusted for premiums and discounts. Premiums and discounts are recognized as adjustments to interest income using the level yield method. The Bank has the ability to hold these securities to maturity and the intent, at the time of the purchase, to hold them on a long-term basis. Although it is management's intent to hold these securities for investment purposes, they will from time to time sell investment securities prior to maturity because of changes in prepayment risk, asset/liability management strategy, interest rate outlook or other reasons. Gains and losses on dispositions are recorded based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

   LOANS - Loans are stated at the amount of unpaid principal, reduced by unearned discounts and an allowance for loan losses. Interest income on loans is generally accrued based on the principal amounts of the loans outstanding. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued when a reasonable doubt exists as to the full and timely collection of interest or principal or generally when a loan becomes contractually past-due by ninety days or more with respect to principal or interest.

   ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit. In determining the adequacy of the allowance, management takes into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, prior loss experience, loan concentration, specific problem loans and current and anticipated economic conditions that may affect the borrowers' ability to pay.

   REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS - Real estate acquired in settlement of loans is included in other assets in the consolidated balance sheets and consists of assets acquired through foreclosure or deed in lieu of foreclosure. Real estate owned is valued at the lower of cost or estimated fair market value. Any loss incurred at the time of acquisition or reclassification is charged to the allowance for loan losses. Losses resulting from disposition or periodic reevaluation of real estate owned are charged to expense.

   PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation. Deprecation charged to operations is primarily computed using straight-line and accelerated methods over the estimated useful lives of the related assets. Estimated lives range from 20 to 50 years for buildings and 5 to 7 years for furniture and fixtures.

   INCOME TAXES - The Bank files a consolidated income tax return with its Parent, the Wedge Holding Company, with each entity computing its taxes on a separate company basis. The difference between the consolidated tax provision and the Bank's tax provision is recorded by the parent company.

   Deferred income taxes are provided when income and expenses are recognized in different years for financial and income tax reporting purposes. In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), which requires an asset-liability approach to measuring the impact of income taxes. The Bank adopted SFAS 109 effective January 1, 1993. The effect of applying the new standard was not material to the financial statements of the Bank. Prior to 1993, income taxes were determined under the deferred method in accordance with Accounting Principles Board Opinion No. 11, Accounting for Income Taxes.

   EARNINGS PER SHARE - Earnings per share is computed by dividing net income by the weighted average number of shares outstanding during each period.

   RECLASSIFICATIONS - Certain amounts included in the 1992 and 1991 financial statements have been reclassified to conform to the 1993 presentation.

2.  BUSINESS COMBINATIONS

   On May 21, 1993, the Bank consummated a merger whereby M&L Holding Company ("M&L"), an affiliate bank holding company, merged its wholly-owned subsidiary bank, Godfrey State Bank ("Godfrey") into the Bank. To affect this merger, the Bank exchanged one of its shares of common stock for every 2.14 shares of common stock of Godfrey. The merger has been accounted for similar to a pooling of interests. Accordingly, the Bank's financial statements have been restated for all periods presented to include the accounts and operations of Godfrey. Amounts distributed to M&L in connection with the merger are shown as a distribution in the Bank's statement of stockholders' equity for the year ended December 31, 1993.

   Net interest income and net income of the Bank and Godfrey for the year prior to the merger were as follows (in thousands):

                                                               NET
                                                            INTEREST          NET
   1992                                                      INCOME          INCOME

   The Wedge Bank                                           $7,702          $2,132
   Godfrey State Bank                                        1,354             281
                                                            ------          ------
      Total                                                 $9,056          $2,413
                                                            ======          ======

   On January 2, 1992, two affiliated entities; First National Bank of Brighton ("First National") and Bethalto National Bank
   ("Bethalto") were merged into Alton Banking and Trust Company.
   Each shareholder at First National and Bethalto received one share of Alton Banking and Trust Company common stock, based upon the following conversion factors:

     First National Bank of Brighton                                 27
     Bethalto National Bank                                        1.12

   At the same time, Alton Banking and Trust Company changed its name to The Wedge Bank.

3.  RESERVE BALANCE REQUIREMENTS

   The Bank is required to maintain certain cash and/or due from bank reserve balances in accordance with Federal Reserve Board requirements. The balances maintained under such requirements as of December 31, 1993 and 1992, were $1,433,000 and $1,277,000, respectively.

4.  INVESTMENT SECURITIES

   Investment securities at December 31 are summarized as follows:


                                                                       1993
                                               ----------------------------------------------------
                                                              GROSS         GROSS       APPROXIMATE
                                               AMORTIZED    UNREALIZED    UNREALIZED      MARKET
                                                 COST         GAINS         LOSSES        VALUE
                                                                  (IN THOUSANDS)
    U.S. Government and Agency obligations      $39,864       $  405        $ (23)        $40,246
    Obligations of states and political
     subdivisions                                22,045          884         (121)         22,808
    Mortgage-backed securities                   17,371          379          (60)         17,690
    Other securities                              1,054                                     1,054
                                                -------       ------        -----         -------
          Total                                 $80,334       $1,668        $(204)        $81,798
                                                =======       ======        =====         =======
                                                                       1992
                                               ----------------------------------------------------
                                                              GROSS         GROSS       APPROXIMATE
                                               AMORTIZED    UNREALIZED    UNREALIZED      MARKET
                                                 COST         GAINS         LOSSES        VALUE
                                                                  (IN THOUSANDS)
    U.S. Government and Agency obligations      $31,718       $  337        $ (69)        $31,986
    Obligations of states and political
     subdivisions                                11,725          306          (41)         11,990
    Mortgage-backed securities                   23,956          556         (113)         24,399
    Other securities                              3,136                                     3,136
                                                -------       ------        -----         -------
          Total                                 $70,535       $1,199        $(223)        $71,511
                                                =======       ======        =====         =======

   The amortized cost and approximate market value of investments in debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                        APPROXIMATE
                                                                           AMORTIZED      MARKET
    TERM TO MATURITY                                                         COST         VALUE
                                                                                (IN THOUSANDS)
    1 month - 1 year                                                        $ 2,403       $ 2,447
    1 year - 5 years                                                         18,598        18,914
    5 years - 10 years                                                       19,236        19,597
    After 10 years                                                           21,672        22,096
                                                                            -------       -------

          Total                                                              61,909        63,054
    Mortgage-backed securities                                               17,371        17,690
                                                                            -------       -------

          Total                                                             $79,280       $80,744
                                                                            =======       =======

   Proceeds from sales of investments in debt securities during 1993, 1992 and 1991 were $14,948,000, $23,250,000 and
   $17,395,000, respectively.  Gross gains of $210,000, $463,000 and $504,000 and gross losses of $58,000, $37,000 and $11,000 were realized on such sales during 1993, 1992 and 1991, respectively.

   At December 31, 1993 and 1992, investment securities with carrying values totaling approximately $25,656,000 and $25,914,000 were pledged to secure public deposits and for other purposes.

5.  LOANS

   Loans at December 31 are summarized as follows:

                                                                             1993         1992
                                                                               (IN THOUSANDS)
    Commercial and agricultural                                            $  8,444     $  8,745
    Residential real estate                                                  98,877      102,334
    Consumer                                                                  4,750        8,610
                                                                           --------     --------

        Total loans                                                        $112,071     $119,689
                                                                           ========     ========

   Substantially all of the Bank's loans are with customers located in the Illinois counties of Madison, Macoupin, Jersey and Calhoun.

   Included in loans are loans to certain executive officers and directors that have been made in the ordinary course of business on substantially the same terms, including interest and collateral, as those prevailing for comparable transactions with others and do not involve more than the normal risk of collectibility. The activity in such loans during 1993 is as follows:

    Balance, December 31, 1992                                                        $3,149,000

      New loans                                                                        1,012,000
      Repayments                                                                        (493,000)
                                                                                      ----------

    Balance, December 31, 1993                                                        $3,668,000
                                                                                      ==========

   At December 31, 1993, 1992 and 1991, the aggregate principal balances of loans on which interest was not being accrued (under the accounting policies described in Note 1) were $420,000, $695,000 and $1,504,000, respectively, and the aggregate principal balances of loans on which the yield had been reduced due to declining financial condition of the borrowers were $0, $234,000 and $240,000, respectively. Interest income that would have been accrued, had these loans been current and had the terms of these loans not been modified because of troubled debt restructurings, was approximately $40,000, $53,000 and $120,000 in 1993, 1992 and 1991, respectively. There was no interest income recorded on these loans in 1993, 1992 or 1991. At December 31, 1993, there were no commitments to lend additional funds to borrowers whose loans are classified as nonaccrual or renegotiated.

   In the normal course of business, the Bank participates with several banks affiliated through common ownership in the origination of loans. These loans are purchased and/or sold among the banks based upon the respective banks' legal lending limits, liquidity needs and various other considerations. At
   December 31, the Bank's loan participations with affiliated banks are summarized as follows:

                                                                             1993         1992
                                                                               (IN THOUSANDS)
    Loan participations purchased                                           $1,027       $1,233
    Loan participations sold                                                 3,202        1,442

   Activity in the allowance for loan losses for the years ended
   December 31 is summarized as follows:

                                                                                               1991
                                                                    1993         1992       (UNAUDITED)
                                                                            (IN THOUSANDS)
    Balance, beginning of year                                     $1,637       $1,503        $  962
    Provision charged to expense                                      240          191         1,132
    Charge-offs                                                      (480)        (157)         (678)
    Recoveries                                                         55          100            87
                                                                   ------       ------        ------
    Balance, end of year                                           $1,452       $1,637        $1,503
                                                                   ======       ======        ======

6.  PREMISES AND EQUIPMENT

   Premises and equipment at December 31 is summarized as follows:


                                                                             1993         1992
                                                                               (IN THOUSANDS)
    Land                                                                    $  403       $  389
    Buildings                                                                4,510        4,346
    Furniture and fixtures                                                   3,057        2,584
                                                                            ------       ------
          Total                                                              7,970        7,319
    Less accumulated depreciation                                            4,478        4,121
                                                                            ------       ------
          Total                                                             $3,492       $3,198
                                                                            ======       ======

   The Bank leases a branch facility and various automated teller and computer equipment under noncancelable operating leases.
   The following is a schedule by years of minimum future rentals as of December 31, 1993:

    YEAR ENDING DECEMBER 31 (IN THOUSANDS):

    1994                                                                                 $242
    1995                                                                                  242
    1996                                                                                  167
    1997                                                                                  132
    1998                                                                                   32
                                                                                         ----

          Total                                                                          $815
                                                                                         ====



7.  SHORT-TERM BORROWINGS

   Short-term borrowings at December 31 are summarized as follows:


                                                                             1993         1992
                                                                               (IN THOUSANDS)
    Advances from Federal Home Loan Bank of Chicago                        $10,500      $ 9,500
    Securities sold under agreements to repurchase                           8,230
    Treasury tax and loan - note option accounts                               800          800
                                                                           -------      -------

          Total short-term borrowings                                      $19,530      $10,300
                                                                           =======      =======

   Advances from Federal Home Loan Bank of Chicago ("FHLB") are renewed daily. Interest is assessed daily at quoted rates. The interest rate at December 31, 1993, 1992 and 1991 was 3.24%,
   3.73% and 5.15%, respectively. Investment securities with a carrying value of $10,917,000 at December 31, 1992 were pledged as collateral for the advances. At December 31, 1993, under a blanket agreement with the FHLB, the Bank can obtain advances up to 60% of its qualifying first mortgage loans. These advances are secured under the blanket agreement which assigns all investments in FHLB stock as well as qualifying first mortgage loans equal to 170% of the outstanding balance. At December 31, 1993, the Bank had approximately $48,800,000 additional borrowing capacity available to it under the above-mentioned borrowing arrangement.

   The Bank sells securities under agreements to repurchase the same securities at a later date. The agreements are accounted for as financing transactions and interest, which is paid at a specific rate during the terms of the agreements, is included in interest expense. Interest income on the securities involved in the transactions is recorded by the Bank during the terms of the agreements. Repurchase dates for such agreements generally are within one year.

   As of December 31, 1993, all of the outstanding agreements were fixed-coupon repurchase agreements and are summarized as follows:

                                                                                         1993
                                                                                       (DOLLARS
                                                                                     IN THOUSANDS)
    Average balance during the year                                                     $8,230
    Average interest rate during the year                                                 3.50%
    Maximum month-end balance during the year                                            8,230

    Investment securities underlying the agreements at year-end:
      Carrying value                                                                     8,415
      Market value                                                                       8,696


   The Treasury Department (the "Department") allows the Bank to maintain a treasury, tax and loan note option account up to $800,000. Daily, the Department draws down funds in excess of this level. The deposit is callable upon notification by the Department. Interest payments at 2.70%, 2.65% and 4.00% at December 31, 1993, 1992 and 1991, respectively, are due weekly. Investment securities with a carrying value of $1,210,000 and $1,558,000 at December 31, 1993 and 1992 were pledged as collateral for the deposit.

8.  INCOME TAXES

   Income tax expense (benefit) consists of the following components for the years ended December 31:


                                                                                               1991
                                                                    1993         1992       (UNAUDITED)
                                                                            (IN THOUSANDS)
    Current                                                         $948        $1,288         $728
    Deferred                                                          16          (263)         (49)
                                                                    ----        ------         ----
          Total                                                     $964        $1,025         $679
                                                                    ====        ======         ====

   Income tax expense differs from the amount determined by
   applying the statutory federal tax rate (34%) to income before income taxes as follows:
                                                                    1993         1992          1991
                                                                                            (UNAUDITED)
    Computed tax at statutory rate                                 $1,512       $1,169        $ 639
    Increase (decrease) in income taxes resulting from:
      Tax-exempt interest income                                     (355)        (201)        (115)
      Other - net                                                    (193)          57          155
                                                                   ------       ------        -----
           Total                                                   $  964       $1,025        $ 679
                                                                   ======       ======        =====

   Significant timing differences used in the computation of the deferred tax benefit for the years ended December 31, 1992 and
   1991 are as follows:
                                                                                 1992          1991
                                                                                            (UNAUDITED)
                                                                                   (IN THOUSANDS)
    Shareholder bonus                                                           $(108)        $  75
    Deferred compensation                                                        (106)           -
    Provision for loan losses in excess of amounts deductible
      for income tax purposes                                                     (65)         (127)
    Other                                                                          16             3
                                                                                -----         -----
           Total                                                                $(263)        $ (49)
                                                                                =====         =====

   The tax effect of temporary differences that give rise to deferred tax assets included in other assets in the accompanying financial statements (there are no deferred tax liabilities) at December 31, 1993, are presented below (in thousands):

    Deferred tax assets:
      Allowance for loan losses                                                               $183
      Deferred compensation                                                                    125
      Stock bonus plan                                                                          28
                                                                                              ----
           Deferred tax assets                                                                $336
                                                                                              ====

   The Bank had no valuation allowance for deferred tax assets as of January 1, 1993; therefore there was no change in the valuation allowance for deferred tax assets for the year ended
   December 31, 1993.

9.  REGULATORY CAPITAL REQUIREMENTS

   Effective December 31, 1992, the fully phased-in regulatory capital requirements for banks categorized as "adequately capitalized" under the provisions of The Federal Deposit
   Insurance Corporation Improvement Act of 1991, are (1) a minimum leverage capital ratio of Tier 1 capital, as defined, to total adjusted assets of 3% for the highest rated institutions or 4% to 5% for all other institutions, and (2) a minimum ratio of total capital, as defined, to risk-weighted assets of 8% and the Tier 1 capital included in total capital is at least equal to 4% of risk-weighted assets.

   The Bank's minimum leverage capital ratio of Tier 1 capital to total adjusted assets was 8.93% and 8.95% at December 31, 1993 and 1992, respectively. Its minimum ratio of capital to risk-weighted assets was 21.27% and 23.52% of which Tier 1 capital comprised 20.02% and 22.03% of risk-weighted assets at December 31, 1993 and 1992, respectively.

   The payment of dividends by the Bank, which is state-chartered, is subject to regulation by the Federal Deposit Insurance Corporation and the State of Illinois. The Bank is not restricted as to the amount of dividends that can be paid, other than what prudent and sound banking principles permit and what must be retained to meet minimum legal capital requirements. Accordingly, $3,838,000 could be paid at December 31, 1993, without reducing the capital of the Bank below minimum standards.

10. BENEFIT PLANS

   The Bank sponsors a 401(k) savings plan. Eligible employees may contribute up to 18% of their compensation (as defined by the plan). The Bank matches up to 50% of each participant's contribution up to a maximum of 2%. The Bank's contribution pursuant to this plan was approximately $50,000, $47,000 and $45,000 in 1993, 1992 and 1991, respectively.

   An officer/stockholder of the Bank participates in a stock bonus plan whereby he receives shares of The Wedge Holding Company (the "Company") common stock based upon certain performance criteria. Because the criteria are based upon the activities of the Bank, the compensation expense is recorded by the Bank based upon the book value of shares issued. The offsetting credit is treated as a contribution of capital from the Company. In conjunction with this stock bonus plan, the Company awarded 470 shares of common stock for 1993 and 1992 performance. Shares awarded under the plan are issued in the first quarter of the subsequent year. Compensation expense of $400,000, $484,000 and $105,000 was recognized during 1993, 1992 and 1991, respectively, as a result of this bonus plan.

11. CONTINGENCIES

   The Bank is involved in certain legal actions arising from normal business activities. Management believes that the ultimate liability, if any, resulting from these actions will not materially affect the Bank's financial statements.

12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

   In the normal course of business, the Bank offers a variety of financial products to its customers to aid them in meeting their requirements for liquidity and credit enhancement. Generally accepted accounting principles recognize these transactions as contingent liabilities and, accordingly, they are not reflected in the accompanying financial statements. Following is a discussion of these transactions.

   STANDBY LETTERS OF CREDIT - These transactions are used by the Bank's customers as a means of improving their credit standing in transactions with unaffiliated third parties. Under these agreements, the Bank agrees to honor certain financial commitments in the event that its customers are unable to do so. At December 31, 1993 and 1992, the Bank had issued standby letters of credit amounting to $85,000 and $105,000, respectively.

   Management conducts regular reviews of these instruments on an individual customer basis, and the results are considered in assessing the adequacy of the Bank's allowance for loan losses. Management does not anticipate any material losses as a result of the letters of credit.

   LOAN COMMITMENTS - At December 31, 1993 and 1992, the Bank had commitments outstanding to extend credit totaling approximately $9,442,000 and $8,780,000, respectively. These commitments generally require the customers to maintain certain credit standards. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Management does not anticipate any material losses as a result of these commitments.

13. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

   The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Bank, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

   The estimated fair values of the Bank's financial instruments are as follows:

                                                          1993                         1992
                                                ------------------------     ------------------------
                                                             APPROXIMATE                  APPROXIMATE
                                                CARRYING         FAIR        CARRYING         FAIR
                                                 AMOUNT         VALUE         AMOUNT         VALUE
                                                     (IN THOUSANDS)               (IN THOUSANDS)
      Financial assets:
       Cash and due from depository
        institutions, federal funds sold
        and interest-bearing deposits in
        other depository institutions           $ 12,404      $ 12,404       $ 10,995      $ 10,995
       Investment securities                      80,334        81,798         70,535        71,511

       Loans                                     112,071       115,858        119,689       123,735
       Less: Allowance for loan losses             1,452         1,452          1,637         1,637
                                                --------      --------       --------      --------

           Loans - net of allowance              110,619       114,406        118,052       122,098

       Financial liabilities:
        Deposits                                 169,811       171,305        174,544       175,979
        Short-term borrowings                     19,530        19,530         10,300        10,300

   CASH AND DUE FROM DEPOSITORY INSTITUTIONS, FEDERAL FUNDS SOLD
   AND INTEREST-BEARING DEPOSITS IN OTHER DEPOSITORY INSTITUTIONS - For these instruments, the carrying amount is a reasonable estimate of fair value.

   INVESTMENT SECURITIES - Fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

   LOANS - The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

   DEPOSITS -The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

   SHORT-TERM BORROWINGS - The carrying amounts are a reasonable estimate of fair value.

   STANDBY LETTERS OF CREDIT AND LOAN COMMITMENTS - The Bank does not have unrecognized financial instruments, other than those discussed in Note 12, which are subject to fair value disclosure. The difference between the fair value and the face value for the instruments disclosed in Note 12 are not considered material.

   The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1993 and 1992. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since these dates, and current estimates of fair value may differ significantly from the amounts presented herein.

14. PROSPECTIVE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

   In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). Adoption of SFAS 115 is required for fiscal years beginning after December 15, 1993. The provisions of SFAS 115 require the classification of all debt securities and equity securities that have readily determinable fair values into one of the following three categories:

       *  Held-to-maturity - reported at amortized cost

       * Available for sale - reported at fair value with unrealized gains and losses reported as a separate component of stockholders' equity

       * Trading - reported at fair value with unrealized gains and losses reported in income

   Accordingly, when adopted effective January 1, 1994, the Bank will classify its debt securities into one of the three categories based upon the Bank's assessment of interest rate and prepayment risks and its overall asset/liability management strategy. At December 31, 1993, management tentatively plans on classifying their investment securities in obligations of states and political subdivisions as held for investment and their U.S. Government and Agency obligations and mortgage-backed securities as available-for-sale. Because available-for-sale securities are recorded at fair value with unrealized holding gains and losses, net of related income tax effect, excluded from income, but reported as a separate component of stockholders' equity, management expects the adoption of SFAS 115 to increase their stockholders' equity by approximately $470,000.

   In May 1993, FASB issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"). The adoption of SFAS 114 is required for fiscal years beginning after December 15, 1994. It requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the loan's market price, or the fair value of the collateral if the loan is collateral dependent. When adopted in 1995, SFAS 114 is not expected to have a material effect on the Bank's financial statements.

   In November 1992, FASB issued Statement of Financial Accounting Standards No. 112, Employers' Accounting for Postemployment Benefits ("SFAS 112"). Adoption of SFAS 112 is required for fiscal years beginning after December 15, 1993. In December 1990, FASB issued statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS 106"). Adoption of SFAS 106 is required for fiscal years beginning after December 15, 1994. As the Bank does not provide postemployment or postretirement benefits, SFAS 112 and 106 will not have any effect on the Bank's financial statements.

                              * * * * * *

                                                                ANNEX A
                                                                -------

    Following is the text of the statutory dissenters' rights as set forth in Section 5/29 of the Illinois Banking Act.

    Section 29. Dissenting stockholders. If a stockholder of a state bank which is a party to a merger other than a merger which is to result in a national bank, shall file with such bank prior to or at the meeting of stockholders at which the plan of merger is submitted to a vote, a written objection to such plan or merger, and shall not vote in favor thereof, and such stockholder, within 20 days after receiving written notice of the date the merger became effective, shall make written demand on the continuing bank for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger, the continuing bank shall pay to such stockholder, upon surrender of his certificate or certificates representing said stock, the fair value thereof. Such demand shall state the number of the shares owned by such dissenting stockholder. The continuing bank shall provide written notice of the effective date of the merger to all shareholders who have filed written objections in order that such dissenting shareholders may know when they must file written demand if they choose to do so. Any stockholder failing to make demand within the 20-day period shall be conclusively presumed to have consented to the merger and shall be bound by the terms thereof. If within 30 days after the date on which such merger was effected the value of such shares is agreed upon between the dissenting stockholders and the continuing bank, payment therefor shall be made within 90 days after the date on which such merger was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting stockholder shall cease to have any interest in such shares or in the continuing bank. If within such period of 30 days the stockholder and the continuing bank do not so agree, then the dissenting stockholder may, within 60 days after the expiration of the 30-day period, file a complaint in the circuit court asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the continuing bank for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger with interest thereon to the date of such judgment. The practice, procedure and judgment shall be governed by the Civil Practice Law of this State. The judgment shall be payable only upon and simultaneously with the surrender to the continuing bank of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting stockholder shall cease to have any interest in such shares or in the continuing bank. Such shares of stock may be held and disposed of by the continuing bank. Unless the dissenting stockholder shall file such complaint within the time herein limited, such stockholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, and shall be bound by the terms thereof. The right of a dissenting stockholder to be paid the fair value of his shares of stock as herein provided shall cease if and when the continuing bank shall abandon the merger.

                                    - A-1 -

                                PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS
              ------------------------------------------

Item 20.  Indemnification of Officers and Directors
- ---------------------------------------------------

     Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

     Article 12 of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

     Pursuant to directors' and officers' liability insurance policies, with total annual limits of $30,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Registrant.

                                    - II-1 -

Item 21.  Exhibits and Financial Statement Schedules
- ----------------------------------------------------

     A.   Exhibits.  See Exhibit Index.
          ---------

     B.   Financial Statement Schedules.  Not Applicable.
          ------------------------------

Item 22.  Undertakings
- ----------------------

     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (6) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                    - II-2 -

     (7)  The undersigned Registrant hereby undertakes:

          (a) To file during any period in which offers and sales are being made, a post-effective amendment to this Registration
          Statement:

               (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                    - II-3 -

                               SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 8, 1994.

                                MERCANTILE BANCORPORATION INC.


                                By/s/Thomas H. Jacobsen
                                  ----------------------------------------
                                    Thomas H. Jacobsen
                                    Chairman of the Board, President and
                                    Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                         Title                          Date
        ---------                         -----                          ----

/s/Thomas H. Jacobsen              Chairman of the Board,           September 8, 1994
- ------------------------------     President, Chief Executive
Thomas H. Jacobsen                 Officer and Director
Principal Executive Officer

/s/W. Randolph Adams               Executive Vice President and     September 8, 1994
- ------------------------------     Chief Financial Officer
W. Randolph Adams
Principal Financial Officer


/s/Michael T. Normile              Senior Vice President and        September 8, 1994
- ------------------------------     Treasurer
Michael T. Normile
Principal Accounting Officer


              *                    Director                         September 8, 1994
- ------------------------------
Richard P. Conerly


              *                    Director                         September 8, 1994
- ------------------------------
Harry M. Cornell, Jr.


              *                    Director                         September 8, 1994
- ------------------------------
Earl K. Dille


              *                    Director                         September 8, 1994
- ------------------------------
J. Cliff Eason


                                    - II-4 -

        Signature                         Title                          Date
        ---------                         -----                          ----

              *                    Director                         September 8, 1994
- ------------------------------
Bernard A. Edison


              *                    Director                         September 8, 1994
- ------------------------------
William A. Hall


              *                    Director                         September 8, 1994
- ------------------------------
Thomas A. Hays


              *                    Director                         September 8, 1994
- ------------------------------
William G. Heckman


              *                    Director                         September 8, 1994
- ------------------------------
James B. Malloy


              *                    Director                         September 8, 1994
- ------------------------------
Charles H. Price II


              *                    Director                         September 8, 1994
- ------------------------------
Harvey Saligman


              *                    Director                         September 8, 1994
- ------------------------------
Craig D. Schnuck


              *                    Director                         September 8, 1994
- ------------------------------
Robert W. Staley


              *                    Director                         September 8, 1994
- ------------------------------
Robert L. Stark


              *                    Director                         September 8, 1994
- ------------------------------
Patrick T. Stokes


              *                    Director                         September 8, 1994
- ------------------------------
Francis A. Stroble


              *                    Director                         September 8, 1994
- ------------------------------
Joseph G. Werner

                                    - II-5 -

        Signature                         Title                          Date
        ---------                         -----                          ----


              *                    Director                         September 8, 1994
- ------------------------------
John A. Wright

                                   *By /s/Thomas H. Jacobsen
                                      ---------------------------------------
                                       Thomas H. Jacobsen, Attorney-in-fact

Thomas H. Jacobsen, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons, filed herewith as Exhibit 25.

                                    - II-6 -

                                    EXHIBIT INDEX

Exhibit
Number                     Description                                       Page
- -------                    -----------                                       ----

 2.1 Agreement and Plan of Reorganization, dated July 6, 1994, by and among MBI, Mercantile Illinois, Wedge Holding and Wedge
         Bank.

 2.2 Plan of Merger, dated as of August 31, 1994, by and between Wedge Bank and Mercantile Bank of Alton.

 2.3 Shareholders Agreement, dated July 6, 1994, by and between MBI and Melvin G. Hall.

 2.4 Shareholders Agreement, dated July 6, 1994, by and between MBI and Robert Lynn Hall.

 3.1 MBI's Restated Articles of Incorporation, as amended and currently in effect (filed as Exhibit 3(i) to MBI's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1994 and incorporated herein by reference).


 3.2 MBI's By-Laws, as amended and currently in effect (filed as Exhibit 3(ii) to MBI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 and incorporated herein by reference).

 4.1     Form of Indenture between MBI and Bankers Trust Company,
         Trustee (filed January 17, 1974 as Exhibit 4-A to Registration
         No. 2-49855 and incorporated herein by reference).


 4.2 Form of Indenture Regarding Subordinated Securities between MBI and The First National Bank of Chicago, Trustee (filed as
         Exhibit 4-1 to MBI's Report on Form 8-K dated September 24,
         1992 and incorporated herein by reference).

 4.3     Rights Agreement dated as of May 23, 1988 between MBI and
         Mercantile Bank, as Rights Agent (including as exhibits there to the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and the form of Right Certificate)(filed on May 24, 1988 as Exhibits 1 and 2 to MBI's Registration Statement on Form 8-A, and incorporated herein by reference).

 4.4     Form of Indenture between Ameribanc, Inc. and First Trust
         Company, Inc., Trustee (filed as Exhibit 4.4 to MBI's
         Registration No. 33-63196 and incorporated herein by reference).

 4.5     First Supplemental Indenture by and among Mercantile
         Bancorporation Inc., Mercantile Acquisition Corporation I and
         First Trust National Association (filed as Exhibit 4.5 to MBI's
         Registration No. 33-63196 and incorporated herein by reference).

 5.1 Opinion of Thompson & Mitchell as to the legality of the securities being registered.

                                    - II-7 -

Exhibit
Number                     Description                                       Page
- -------                    -----------                                       ----

 8.1 Form of Opinion of Thompson & Mitchell regarding certain tax matters in the Acquisition.

10.1 The Mercantile Bancorporation Inc. 1994 Stock Incentive Plan, filed on April 28, 1994 as Appendix B to the Definitive Proxy Materials of MBI, is incorporated herein by reference.

10.2 The Mercantile Bancorporation Inc. 1994 Executive Incentive Compensation Plan, filed on April 28, 1994 as Appendix C to the Definitive Proxy Materials of MBI, is incorporated herein by reference.

10.3 The Mercantile Bancorporation Inc. 1994 Voluntary Deferred Compensation Plan, filed on April 28, 1994 as Appendix D to the Definitive Proxy Materials of MBI, is incorporated herein by reference.

10.4 The Mercantile Bancorporation Inc. 1994 Stock Incentive Plan for Non-Employee Directors, filed on April 28, 1994 as Appendix E to the Definitive Proxy Materials of MBI, is incorporated herein by reference.

23.1 Consent of KPMG Peat Marwick LLP with regard to use of its report on MBI's financial statements.

23.2 Consent of Deloitte & Touche LLP with regard to the use of its report on Wedge Holding's and Wedge Bank's financial statements.

23.4     Consent of Thompson & Mitchell (included in Exhibit 5.1 and
         Exhibit 8.1).

24.1     Power of Attorney.

                                    - II-8 -

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